NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 25, 1998

                                 $230,095,525.84

                       Mortgage Asset-Backed Pass-Through
                                  Certificates
                                  Series 1998-3

                       ----------------------------------
                          -----------------------------

                                TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Definitions...............................................
Section 1.02. Acts of Holders...........................................
Section 1.03. Effect of Headings and Table of Contents..................
Section 1.04. Benefits of Agreement.....................................

                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans..............................
Section 2.02. Acceptance by Trust Administrator.........................
Section 2.03. Representations and Warranties of the Master Servicer and
              the Seller................................................
Section 2.04. Execution and Delivery of Certificates....................
Section 2.05. Designation of Certificates; Designation of  Startup Day
              and Latest Possible Maturity Date.........................

                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS

Section 3.01. Certificate Account.......................................
Section 3.02. Permitted Withdrawals from the Certificate Account........
Section 3.03. Advances by Master Servicer and Trust Administrator.......
Section 3.04. Trust Administrator to Cooperate;  Release of Owner
              Mortgage Loan Files.......................................
Section 3.05. Reports to the Trustee, Trust Administrator; Annual
              Compliance Statements.....................................
Section 3.06. Title, Management and Disposition of Any REO Mortgage
              Loan......................................................
Section 3.07. Amendments to Servicing Agreements,  Modification of
              Standard Provisions.......................................
Section 3.08. Oversight of Servicing....................................
Section 3.09. Termination and Substitution of Servicing Agreements......
Section 3.10. Application of Net Liquidation Proceeds...................
Section 3.11. 1934 Act Reports..........................................

                                                                        Page
                                                                        ----

                                   ARTICLE IV

    DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01. Distributions.............................................
Section 4.02. Allocation of Realized Losses.............................
Section 4.03. Paying Agent..............................................
Section 4.04. Statements to Certificateholders;  Report to the Trust
              Administrator and the Seller..............................
Section 4.05. Reports to Mortgagors and the Internal Revenue Service....
Section 4.06. Calculation of Amounts; Binding Effect of Interpretations
              and Actions of Master Servicer............................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01. The Certificates..........................................
Section 5.02. Registration of Certificates..............................
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.........
Section 5.04. Persons Deemed Owners.....................................
Section 5.05. Access to List of Certificateholders'Names and Addresses..
Section 5.06. Maintenance of Office or Agency...........................
Section 5.07. Definitive Certificates...................................
Section 5.08. Notices to Clearing Agency................................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer...........
Section 6.02. Merger or Consolidation of the Seller or the Master
              Servicer..................................................
Section 6.03. Limitation on Liability of the Seller, the Master
              Servicer and Others.......................................
Section 6.04. Resignation of the Master Servicer........................
Section 6.05. Compensation to the Master Servicer.......................
Section 6.06. Assignment or Delegation of Duties by Master Servicer.....
Section 6.07. Indemnification of Trustee, Trust Administrator and
              Seller by Master Servicer.................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default.........................................
Section 7.02. Other Remedies of Trustee.................................
Section 7.03. Directions by Certificateholders and  Duties of Trustee
              During Event of Default...................................
Section 7.04. Action upon Certain Failures of the  Master Servicer and upon Event of Default.....................................

                                                                        Page
                                                                        ----

Section 7.05. Trust Administrator to Act; Appointment of Successor......
Section 7.06. Notification to Certificateholders........................

                                  ARTICLE VIII

                 CONCERNING THE TRUSTEE AND TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator.................
Section 8.02. Certain Matters Affecting the Trustee and Trust
              Administrator.............................................
Section 8.03. Neither Trustee norTrust Administrator Required to Make
              Investigation.............................................
Section 8.04. Neither the Trustee nor Trust Administrator Liable for
              Certificates or Mortgage Loans............................
Section 8.05. Trustee and Trust Administrator May Own Certificates......
Section 8.06. The Master Servicer to Pay Fees and Expenses..............
Section 8.07. Eligibility Requirements..................................
Section 8.08. Resignation and Removal...................................
Section 8.09. Successor.................................................
Section 8.10. Merger or Consolidation...................................
Section 8.11. Authenticating Agent......................................
Section 8.12. Separate Trustees and Co-Trustees.........................
Section 8.13. Appointment of Custodians.................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions.............
Section 8.15. Monthly Advances..........................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01. Termination upon Purchase by the  Seller or Liquidation of All Mortgage Loans.....................................
Section 9.02. Additional Termination Requirements.......................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment................................................
Section 10.02. Recordation of Agreement.................................
Section 10.03. Limitation on Rights of Certificateholders...............
Section 10.04. Governing Law; Jurisdiction..............................
Section 10.05. Notices..................................................
Section 10.06. Severability of Provisions...............................
Section 10.07. Special Notices to Rating Agencies.......................
Section 10.08. Covenant of Seller.......................................
Section 10.09. Recharacterization.......................................

                                                                        Page
                                                                        ----

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01. Cut-Off Date.............................................
Section 11.02. Cut-Off Date Aggregate Principal Balance.................
Section 11.03. Original Group I-A Percentage............................
Section 11.04. Original Group II-A Percentage...........................
Section 11.05. Original Principal Balances of the Classes of Class A
               Certificates.............................................
Section 11.06. Original Class I-A-6 Notional Amount.....................
Section 11.07. Original Aggregate Non-PO Principal Balance..............
Section 11.08. Original Aggregate Subordinate Percentage................
Section 11.09. Original Class B Principal Balance.......................
Section 11.10  Original Group I Subordinated Principal Balance..........
Section 11.11  Original Group II Subordinated Principal Balance.........
Section 11.12. Original Principal Balances of the Classes of Class B
               Certificates.............................................
Section 11.13. Original Class B-1 Fractional Interest...................
Section 11.14. Original Class B-2 Fractional Interest...................
Section 11.15. Original Class B-3 Fractional Interest...................
Section 11.16. Original Class B-4 Fractional Interest...................
Section 11.17. Original Class B-5 Fractional Interest...................
Section 11.18. Closing Date.............................................
Section 11.19. Right to Purchase........................................
Section 11.20. Wire Transfer Eligibility................................
Section 11.21. Single Certificate.......................................
Section 11.22. Servicing Fee Rate.......................................
Section 11.23. Master Servicing Fee Rate................................

                                    EXHIBITS

EXHIBIT A-I-A-1   -       Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2   -       Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3   -       Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4   -       Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-5   -       Form of Face of Class I-A-5 Certificate
EXHIBIT A-I-A-6   -       Form of Face of Class I-A-6 Certificate
EXHIBIT A-I-A-7   -       Form of Face of Class I-A-7 Certificate
EXHIBIT A-I-A-R   -       Form of Face of Class I-A-R Certificate
EXHIBIT A-I-A-LR  -       Form of Face of Class I-A-LR Certificate
EXHIBIT A-II-A-1  -       Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-2  -       Form of Face of Class II-A-2 Certificate
EXHIBIT A-II-A-PO         Form of Face of Class II-A-PO Certificate
EXHIBIT B-1       -       Form of Face of Class B-1 Certificate
EXHIBIT B-2       -       Form of Face of Class B-2 Certificate
EXHIBIT B-3       -       Form of Face of Class B-3 Certificate
EXHIBIT B-4       -       Form of Face of Class B-4 Certificate
EXHIBIT B-5       -       Form of Face of Class B-5 Certificate
EXHIBIT B-6       -       Form of Face of Class B-6 Certificate
EXHIBIT C         -       Form of Reverse of Series 1998-3 Certificates
EXHIBIT D         -       Reserved
EXHIBIT E         -       Custodial Agreement
EXHIBIT F-1A      -       Schedule of Group I Mortgage Loans Serviced by
                          Norwest Mortgage
EXHIBIT F-1B      -       Schedule of Group II Mortgage Loans Serviced by
                          Norwest Mortgage
EXHIBIT F-2A      -       Schedule of Group I Mortgage Loans Serviced by
                          Other Servicers
EXHIBIT F-2B      -       Schedule of Group II Mortgage Loans Serviced by
                          Other Servicers
EXHIBIT G         -       Request for Release
EXHIBIT H         -       Affidavit Pursuant to Section 860E(e)(4) of the
                          Internal Revenue Code of 1986, as amended, and for
                          Non-ERISA Investors
EXHIBIT I         -       Letter from Transferor of Residual Certificates
EXHIBIT J         -       Transferee's Letter (Class [II-A-PO][B-4] [B-5]
                          [B-6] Certificates)
EXHIBIT K         -       Transferee's Letter (Class [B-1] [B-2] [B-3]
                          Certificates)
EXHIBIT L         -       Servicing Agreements
EXHIBIT M         -       Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of November 25, 1998 executed by NORWEST INTEGRATED STRUCTURED ASSETS, INC., as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01. DEFINITIONS.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Additional Collateral: As defined in the MLCC Servicing Agreement.

     Additional Collateral Mortgage Loans: As defined in the MLCC Servicing Agreement.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and
(iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

     Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Group I Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group I Mortgage Loans.

     Aggregate Group II Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group II Mortgage Loans.

     Aggregate Group I-A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Group I-A Certificates pursuant to Clause
(i) Paragraphs first, second and third of Section 4.01(a) on such Distribution Date.

     Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

     Aggregate Group II-A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Group II-A Certificates pursuant to Clause
(i) Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

     Aggregate Non-PO Principal Balance: As of any date of determination, the sum of the Class I-A Non-PO Principal Balance, the Class II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

     Aggregate Subordinate Percentage: As to any date of determination, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth of Section 4.01(a) and (ii) the Apportionment Fraction for such Class.

     Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of
(i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date

     Apportionment Fraction: As to any Class of Class B Certificates and (i) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group I-A Certificates has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group I Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group II-A Certificates (other than the Class II-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group II Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $86,177.10 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-5 Certificates, Class I-A-7 Certificates and

Class II-A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class I-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

     Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

     Class I-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

     Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

     Class I-A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

     Class I-A-3 Certificateholder: The registered holder of a Class I-A-3 Certificate.

     Class I-A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

     Class I-A-4 Certificateholder: The registered holder of a Class I-A-4 Certificate.

     Class I-A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-5 and Exhibit C hereto.

     Class I-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

     Class I-A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-6 and Exhibit C hereto.

     Class I-A-6 Certificateholder: The registered holder of a Class I-A-6 Certificate.

     Class I-A-6 Interest Accrual Amount: As to any Distribution Date, (i) the product of (a) 1/12th of the Class A Pass-Through Rate for the Class I-A-6 Certificates and (b) the Class I-A-6 Notional Amount as of such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage of the Class I-A-6 Certificates of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans with respect to such Distribution Date pursuant to
Section 4.02(e), (B) the Group I-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e) and (C) the Group I-A Interest Percentage of the Class I-A-6 Certificates of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date.

     Class I-A-6 Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-7 Certificates divided by 25.

     Class I-A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-7 and Exhibit C hereto.

     Class I-A-7 Certificateholder: The registered holder of a Class I-A-7 Certificate.

     Class I-A-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(iii) hereof.

     Class I-A-L2 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(iii) hereof.

     Class I-A-L6 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(iii) hereof.

     Class I-A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-LR and Exhibit D hereto.

     Class I-A-LR Certificateholder: The registered holder of the Class I-A-LR Certificate.

     Class I-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(iii) hereof.

     Class I-A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

     Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

     Class II-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

     Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

     Class II-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-2 and Exhibit C hereto.

     Class II-A-2 Certificateholder: The registered holder of a Class II-A-2 Certificate.

     Class II-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(iii) hereof.

     Class II-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

     Class II-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

     Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

     Class II-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (B) of Section 4.01(a) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

     Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Group II Mortgage Loan.

     Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-4, Class II-A-2 and Class II-A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class A Pass-Through Rate: As to the Class I-A-1, Class I-A-3, Class I-A-6, Class I-A-R and Class I-A-LR Certificates, 6.250% per annum. As to the Class I-A-2, Class I-A-5 and Class II-A-1 Certificates, 7.000% per annum. As to the Class I-A-7 Certificates, 6.000% per annum. The Class I-A-4, Class II-A-2 and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Clause (i) Paragraph second of Section 4.01(a).

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

     Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

     Class B Pass-Through Rate: As to any Distribution Date, 6.250% per annum.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause
(ii) Paragraphs first, second and third of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph first of Section 4.01(a).

     Class B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group II Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group II Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment
     Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph third of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

     Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of Section 4.01(a).

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph second of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause
(ii) Paragraphs fourth, fifth and sixth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph fourth of Section 4.01(a).

     Class B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group II Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group II Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment
     Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph sixth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of Section 4.01(a).

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fifth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause
(ii) Paragraphs seventh, eighth and ninth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph seventh of Section 4.01(a).

     Class B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group II Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group II Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment
     Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed

     Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph ninth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of Section 4.01(a).

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause
(ii) Paragraphs tenth, eleventh, and twelfth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph tenth of Section 4.01(a).

     Class B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group I Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group II Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group II Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment
     Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A)
the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph twelfth of
Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a).

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eleventh of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause
(ii) Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph thirteenth of Section 4.01(a).

     Class B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution

     Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group II Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group II Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment
     Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the

Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates
(A) pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a).

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fourteenth of Section 4.01(a).

     Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause
(ii) Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph sixteenth of Section 4.01(a).

     Class B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group II Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group II Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment
     Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the

Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a).

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph seventeenth of Section 4.01(a).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.18.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Corresponding   Upper-Tier   Class  or   Classes:   As  to  the   following
Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

      Uncertificated Lower-Tier       Corresponding Upper-Tier Class or Classes
      Interest

      Class I-A-L1 Interest           Class I-A-1 Certificates and Class I-A-3
                                      Certificates.

      Class I-A-L2 Interest           Class I-A-2 Certificates, Class I-A-4
                                      Certificates and Class I-A-5 Certificates.

      Class I-A-L6 Interest           Class I-A-6 Certificates and Class I-A-7
                                      Certificates.

      Class I-A-LUR Interest          Class I-A-R Certificate.

      Class II-A-L1 Interest          Class II-A-1 Certificates and Class
                                      II-A-2 Certificates.

      Class II-A-LPO Interest         Class II-A-PO Certificates.

      Class B-L1 Interest             Class B-1 Certificates.

      Class B-L2 Interest             Class B-2 Certificates.

      Class B-L3 Interest             Class B-3 Certificates.

      Class B-L4 Interest             Class B-4 Certificates.

      Class B-L5 Interest             Class B-5 Certificates.

      Class B-L6 Interest             Class B-6 Certificates.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) on such Distribution Date.

     Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Clause (ii)

Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class I-A-6 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class I-A-6 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class I-A-6 Notional Amount.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: Any Group II Discount Mortgage Loan.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

     Exhibit F-1B Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

     Exhibit F-2A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     Exhibit F-2B Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is December 25, 2028, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fitch: Fitch IBCA, Inc., or its successors in interest.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $4,601,910.52 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, zero.

     Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

     Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

     Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

     Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

     Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

     Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

     Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

     Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

     Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

     Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A and F-2A attached hereto.

     Group I Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group I Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group I Mortgage Loans with respect to such Distribution Date.

     Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Group I Pool Balance (PO Portion): As of any Distribution Date, zero.

     Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage

Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled
     Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group I Mortgage Loan substituted for a defective Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group I Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Group I Net Foreclosure Profits;

          (k) Month End Interest in respect of Group I Mortgage Loans; and

          (l) the amount of any Recoveries in respect of principal with respect to a Group I Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to
     Section 4.02 other than Recoveries with respect to a Group I Mortgage Loan that are covered by the last sentence of Section 4.02(d).

     Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Group I-A Non-PO Optimal Principal Amount but without such amount being multiplied by the Class I-A Percentage.

     Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

     Group  I  Subordinated  Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Group I-A Percentage for such date.

     Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

     Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Group I-A Non-PO Optimal Principal Amount but without that amount being multiplied by the Group I-A Prepayment Percentage.

     Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage

Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Group II Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

     Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

     Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

     Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

     Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

     Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

     Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B

Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

     Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

     Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

     Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

     Group II Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1B and F-2B attached hereto.

     Group II Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group II Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group II Mortgage Loans with respect to such Distribution Date.

     Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group II Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Group II Net Foreclosure Profits;

          (k) Month End Interest in respect of Group II Mortgage Loans; and

          (l) the amount of any Recoveries in respect of principal with respect to a Group II Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to
     Section 4.02 other than Recoveries with respect to a Group II Mortgage Loan that are covered by the last sentence of Section 4.02(d).

     Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

     Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

     Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

     Group I-A Certificate: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-R or Class I-A-LR Certificate.

     Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-4 and Class I-A-6 Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Clause (i) Paragraphs first Clause (A), second Clause (A) and third Clause (A) of Section 4.01(a). As to the Class I-A-4 Certificates, the amount distributable to such Class pursuant to Clause (i) Paragraph third Clause (A) of
Section 4.01(a). As to the Class I-A-6, Certificates, the amount distributable to such Class pursuant to Clause (i) Paragraphs first Clause (A) and second Clause (A) of Section 4.01(a).

     Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

     Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a).

     Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

     Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount, (ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

     Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance.

     Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (A) Paragraph third Clause (A)(1) of Section 4.01(a).

     Group I-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in November 2003, 100%. As to any Distribution Date subsequent to November 2003 to and including the Distribution Date in November 2004, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2005 to and including the Distribution Date in November 2006, the Group I-A Percentage as of such
Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2006 to and including the Distribution Date in November 2007, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2007, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A
Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I
Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans and the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including December 2003 and November 2004 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including December 2004 and

November 2005, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including December 2005 and November 2006,
(4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including December 2006 and November 2007, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after December 2007. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5
Certificates, Class I-A-6 Certificates, Class I-A-7 Certificates, Class I-A-R Certificate and Class I-A-LR Certificate.

     Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

     Group II-A Certificate: Any Class II-A-1, Class II-A-2 or Class II-A-PO Certificate.

     Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-2 and Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Clause (i) Paragraphs first Clause (B), second Clause (B) and third Clause (B)(1) of Section 4.01(a). As to the Class II-A-2 Certificates, the amount distributable to such Class pursuant to Clause (i) Paragraph third Clause
(B)(1) of Section 4.01(a). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (B)(2) and fourth Clause (B) of
Section 4.01(a) on such Distribution Date.

     Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

     Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a).

     Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

     Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

     Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable

     Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

     Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph third Clause (B)(1) of Section 4.01(a).

     Group II-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in November 2003, 100%. As to any Distribution Date subsequent to November 2003 to and including the Distribution Date in November 2004, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2005 to and including the Distribution Date in November 2006, the Group II-A Percentage as of such
Distribution  Date plus 40% of the Group II  Subordinated  Percentage as of such
Distribution Date. As to any Distribution Date subsequent to November 2006 to and including the Distribution Date in November 2007, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2007, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A

Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I
Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including December 2003 and November 2004 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including December 2005 and November 2006, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including December 2006 and November 2007, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after December 2007. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Group II-A Principal Balance: As of any date, an amount equal to the sum of
the  Principal  Balances  for  the  Class  II-A-1  Certificates,   Class  II-A-2
Certificates and Class II-A-PO Certificates.

     Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master

Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-4, Class I-A-6, Class II-A-2 and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e), (B) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A
Certificates or Group II-A Certificates, as applicable, on or after the Cross-Over Date pursuant to Section 4.02(e) and (C) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date. As to any Distribution Date and the Class I-A-6 Certificates, the Class I-A-6 Interest Accrual Amount. The Class I-A-4, Class II-A-2 and Class II-A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e).

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount: As defined in Section 4.01(aa).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.23.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

     MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer and Norwest Bank, as Master Servicer.

     Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Mortgage  100sm  Pledge  Agreement:   As  defined  in  the  MLCC  Servicing
Agreement.

     Month End Interest: As defined in each Servicing Agreement.

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A and F-2B which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to
Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i)     the Mortgage Loan identifying number;

            (ii)    the city, state and zip code of the Mortgaged Property;

            (iii)   the type of property;

            (iv)    the Mortgage Interest Rate;

            (v)     the Net Mortgage Interest Rate;

            (vi)    the Monthly Payment;

            (vii)   the original number of months to maturity;

            (viii)   the scheduled maturity date;

            (ix)    the Cut-Off Date Principal Balance;

            (x)     the Loan-to-Value Ratio at origination;

            (xi)    whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii)  the Servicing Fee Rate;

            (xiv)   whether such Mortgage Loan is a T.O.P. Mortgage Loan;

            (xv)    the Master Servicing Fee;

            (xvi)   Fixed Retained Yield, if applicable; and

            (xvii) for each Exhibit F-2A Mortgage Loan and Exhibit F-2B Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.23 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Group I Mortgage Loan will be 1.00 and with respect to any Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the

Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance or Group II-A Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(f).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1A Mortgage Loans and Exhibit F-1B Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or to the Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such

Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Aggregate Non-PO Principal Balance. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.07.

     Original  Aggregate  Subordinate  Percentage:   The  Aggregate  Subordinate
Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class I-A-6 Notional Amount: The Original Class I-A-6 Notional Amount, as set forth in Section 11.06.

     Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

     Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.11.

     Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

     Original Group II-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.09.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.13.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.14.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.15.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.16.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.17.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.12.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Parent Power(R) Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

     Parent Power(R) Guaranty and Security Agreement for Security Account: As defined in the MLCC Servicing Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than Class I-A-6 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class I-A-6 Certificate, the undivided percentage interest obtained by dividing the Original Class I-A-6 Notional Amount evidenced by such Certificate by the Original Class I-A-6 Notional Amount of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan or any Group I Mortgage Loan, zero.

     Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                   Prepayment Shift Percentage
------------------------------                   ---------------------------

December 1998 through November 2003...................     0%
December 2003 through November 2004...................    30%
December 2004 through November 2005...................    40%
December 2005 through November 2006...................    60%
December 2006 through November 2007...................    80%
December 2007 and thereafter..........................   100%

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class I-A-6 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class I-A-6 and Class II-A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Clause (i) Paragraph third clause (B)(1) of Section 4.01(a), (ii) pursuant to Clause (iv) of Section 4.01(b) and (iii) as a result of a Principal Adjustment, and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to
Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the excess, if any, of (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

     The Class I-A-6 Certificates are interest-only Certificates and have no Principal Balance.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class II-A-PO Certificates on prior

Distribution Dates pursuant to Clause (i) Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a), as applicable, and (b) the Realized Losses allocated through such Determination Date to Class II-A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date means the lesser of (i) the Principal Balance of the Class I-A-3 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Group I Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage, and (3) the Group I Unscheduled Principal Amount.

     Priority Percentage: The Principal Balance of the Class I-A-3 Certificates divided by the Group I Pool Balance (Non-PO Portion).

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Moody's and Fitch. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean P-1+ in the case of Moody's and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Integrated Structured Assets, Inc., or its successor in interest.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, Bank United, North American Mortgage Company, HomeSide Lending, National City Mortgage Co., First Union Mortgage Co., FT Mortgage Companies, Banc One Mortgage Corporation and Merrill Lynch Credit Corporation, as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.22.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                            Shift Percentage
------------------------------                            ----------------

December 1998 through November 2003...................            0%
December 2003 and thereafter..........................          100%

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.21.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,300,955.26 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Surety Bond: As defined in the MLCC Servicing Agreement.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust  Administrator:   First  Union  National  Bank,  a  national  banking
association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class I-A-LR Certificate) and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person: As defined in Section 4.01(f).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class I-A-6 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02. ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04. BENEFITS OF AGREEMENT.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

      CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01. CONVEYANCE OF MORTGAGE LOANS.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trustee's in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation  of an  assignment  has not  previously  been  required,  the Master
Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02. ACCEPTANCE BY TRUST ADMINISTRATOR.

     The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the

Trust  Administrator and shall inure to the benefit of the Trust  Administrator,
on  behalf  of  the  Trustee,   notwithstanding  any  restrictive  or  qualified
endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04. EXECUTION AND DELIVERY OF CERTIFICATES.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

SECTION 2.05. DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND
              LATEST POSSIBLE MATURITY DATE.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class I-A-L1 Interest, Class I-A-L2 Interest, Class I-A-L6 Interest, Class I-A-LUR Interest, Class II-A-LI Interest, Class II-A-LPO Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class I-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is December 25, 2028 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

      ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS

SECTION 3.01. CERTIFICATE ACCOUNT.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02. PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such

     Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03. ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04. TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE
              LOAN FILES.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public Trust Administrator or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05. REPORTS TO THE TRUST ADMINISTRATOR; ANNUAL COMPLIANCE
              STATEMENTS.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

SECTION 3.06. TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07. AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD
              PROVISIONS.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

          (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08. OVERSIGHT OF SERVICING.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master
Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option, any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust
Administrator  the  certification   required  by  Section  3.04  and  the  Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage

Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09. TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that

(i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and
(ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10. APPLICATION OF NET LIQUIDATION PROCEEDS.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11. 1934 ACT REPORTS.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class II-A-PO

Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                        PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

SECTION 4.01. DISTRIBUTIONS.

     (a) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

     (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

     first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

     second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

     third, (A) to the Classes of Group I-A Certificates in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

     fourth, to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (ii) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2
Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated to the Class II-A-PO Deferred Amount; and

     (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Distribution Amount, subject to Section 4.01(b)(iii), as follows:

     first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

     fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

     seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

     tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

     thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

     sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

     seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

     eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above; and

     nineteenth, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class I-A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class I-A-R or Class I-A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class I-A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-6 and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

     (aa) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

     The pass-through rate with respect to the Class I-A-L1 Interest, Class I-A-L2 Interest, Class I-A-L6 Interest, Class I-A-LUR, Class II-A-LI, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.250% per annum. The Class II-A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b) The Class I-A-6 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

          (i) On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates as follows:

          first, to the Class I-A-3 Certificates, up to its Priority Amount for such Distribution Date;

          second,   sequentially,   to  the  Class   I-A-R   and  Class   I-A-LR
     Certificates, until the Principal Balance of each such Class has been reduced to zero;

          third, concurrently, to the Class I-A-1 and Class I-A-7 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

          fourth, concurrently, as follows:

               (A)  89.2857142857%, sequentially, as follows:

                    (i) to the Class I-A-2 Certificates, until the Principal Balance thereof has been reduced to zero; and

                    (ii) to the Class I-A-5  Certificates,  until the  Principal
                         Balance thereof has been reduced to zero; and

               (B) 10.7142857143% to the Class I-A-4 Certificates, until the Principal Balance thereof has been reduced to zero; and

          fifth, to the Class I-A-3 Certificates, without regard to the Priority Amount, until the Principal Balance thereof has been reduced to zero.

     (ii) On each Distribution Date prior to the Cross-Over-Date, the Group II-A Non-PO Principal Distribution Amount will be distributed concurrently, to the Class II-A-1 Certificates and the Class II-A-2 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero.

     (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Cross-Over Date but on or after the date on which the Principal Balances of the Group I-A Certificates or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Original Aggregate Subordinate Percentage or (b) the aggregate outstanding principal balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Class or Classes of Class A Certificates (other than the Class II-A-PO Certificates) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the Principal Balance of each such Class of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause
(iv)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth above, second to the Class

B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates (other than the Class II-A-PO Certificates) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class II-A-PO Certificates) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth above, fourth to the Class B-3 Certificates pursuant to Clause
(ii) Paragraph ninth above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third above (less any amounts used to pay any Class II-A-PO Deferred Amounts).

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(ii).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal
Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B

Prepayment  Percentages  of the  Classes of Class B  Certificates  having  lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause
(ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

     (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class I-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class I-A-LR Certificate and all other amounts distributable to the Class I-A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class I-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.20, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-6,

Class I-A-R or Class I-A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, as in the case of the Class I-A-6 Certificates, the Class I-A-6 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SECTION 4.02. ALLOCATION OF REALIZED LOSSES.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

     first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

     second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

     seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, to the Group I-A Certificates based on the Non-PO Fraction of such Mortgage Loans and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group II Mortgage Loan allocable to the Class II-A-PO Certificates, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group II remaining after allocation to the Class II-A-PO Certificates, in accordance with the preceding sentence shall be allocated among the Group II-A Certificates (other than the Class II-A-PO Certificates), and each Class of Class B Certificates based on the Group II-A Non-PO Principal Balance in the case of such Group II-A Certificates and the Group II Apportioned Principal Balance in the case of each Class of Class B
Certificates, respectively. Any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan of a Loan Group which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class II-A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class II-A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Group II Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates or Group II-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates and Group II-A Certificates, respectively, based on their Group I-A Interest Percentages and Group II-A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

SECTION 4.03. PAYING AGENT.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool
Distribution Amount, (b) Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account.

Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

SECTION 4.04. STATEMENTS TO CERTIFICATEHOLDERS; REPORT TO THE TRUST
              ADMINISTRATOR AND THE SELLER.

     Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B

     Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group II Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and (ii) the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) in the case of the Class I-A-6 Certificates, the Class I-A-6 Notional Amount, if any;

          (xxiv) the Class II-A-PO Deferred Amount, if any; and

          (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R and Class I-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class I-A-R and Class I-A-LR Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05. REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06. CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND
              ACTIONS OF MASTER SERVICER.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V

                                THE CERTIFICATES

SECTION 5.01. THE CERTIFICATES.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-6, Class I-A-R, Class I-A-LR and Class II-A-PO Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-6, Class I-A-R, Class I-A-LR and Class II-A-PO Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-5, A-I-A-6, A-I-A-7, A-I-A-R,
A-I-A-LR,  A-II-A-1,  A-II-A-2,  A-II-A-PO,  B-1,  B-2, B-3, B-4, B-5, B-6 and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

SECTION 5.02. REGISTRATION OF CERTIFICATES.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class II-A-PO or Class B Certificate shall be made (other than the transfer of the Class II-A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class II-A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class II-A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Class II-A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class I-A-R or Class I-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R or Class I-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R or Class I-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R or Class I-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R or Class I-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R or Class I-A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R or Class I-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R or Class I-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R or Class I-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R and Class I-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R or Class I-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R or Class I-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class I-A-R or Class I-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R or Class I-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R or Class I-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R or Class I-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the

Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04. PERSONS DEEMED OWNERS.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trust Administrator shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06. MAINTENANCE OF OFFICE OR AGENCY.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07. DEFINITIVE CERTIFICATES.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee, the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08. NOTICES TO CLEARING AGENCY.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

SECTION 6.01. LIABILITY OF THE SELLER AND THE MASTER SERVICER.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02. MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03. LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER
              AND OTHERS.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04. RESIGNATION OF THE MASTER SERVICER.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05. COMPENSATION TO THE MASTER SERVICER.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06. ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07. INDEMNIFICATION OF TRUSTEE, TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                    DEFAULT

SECTION 7.01. EVENTS OF DEFAULT.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master

Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02. OTHER REMEDIES OF TRUSTEE.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03. DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING
              EVENT OF DEFAULT.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04. ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON
              EVENT OF DEFAULT.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05. TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06. NOTIFICATION TO CERTIFICATEHOLDERS.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01. DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

     Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
     Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

          (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03. NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE
              INVESTIGATION.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

SECTION 8.04. NEITHER THE TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR
              CERTIFICATES OR MORTGAGE LOANS.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05. TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06. THE MASTER SERVICER TO PAY FEES AND EXPENSES.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07. ELIGIBILITY REQUIREMENTS.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

SECTION 8.08. RESIGNATION AND REMOVAL.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09. SUCCESSOR.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10. MERGER OR CONSOLIDATION.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

SECTION 8.11. AUTHENTICATING AGENT.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12. SEPARATE TRUSTEES AND CO-TRUSTEES.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

SECTION 8.13. APPOINTMENT OF CUSTODIANS.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

SECTION 8.14. TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-R, Class II-A-1, Class II-A-2, Class II-A-PO, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class I-A-L1, Class I-A-L2, Class I-A-L6, Class I-A-LUR, Class II-A-LI, Class II-A-LPO, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class I-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or
(c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R and Class I-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class I-A-R and Class I-A-LR Certificates shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trust Administrator's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

SECTION 8.15. MONTHLY ADVANCES.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section
3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                  TERMINATION

SECTION 9.01. TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL
              MORTGAGE LOANS.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.19. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to
Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R and Class I-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(iii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02. ADDITIONAL TERMINATION REQUIREMENTS.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01. AMENDMENT.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage

Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

SECTION 10.02. RECORDATION OF AGREEMENT.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this

Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04. GOVERNING LAW; JURISDICTION.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05. NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Integrated Structured Assets, Inc., 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

SECTION 10.06. SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07. SPECIAL NOTICES TO RATING AGENCIES.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii)  the   resignation  or  removal  of  the  Trustee  or  the  Trust
     Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08. COVENANT OF SELLER.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

SECTION 10.09. RECHARACTERIZATION.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

SECTION 11.01. CUT-OFF DATE.

     The Cut-Off Date for the Certificates is November 1, 1998.

SECTION 11.02. CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

     The Cut-Off Date Aggregate Principal Balance is $230,095,525.84.

SECTION 11.03. ORIGINAL GROUP I-A PERCENTAGE.

     The Original Group I-A Percentage is 92.99999918%

SECTION 11.04. ORIGINAL GROUP II-A PERCENTAGE.

     The Original Group II-A Percentage is 92.99999157%.

SECTION 11.05. ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
               CERTIFICATES.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                               Original
                 Class                    Principal Balance
                 -----                    -----------------
              Class I-A-1                  $ 52,132,901.00
              Class I-A-2                  $  1,016,000.00
              Class I-A-3                  $  7,216,016.00
              Class I-A-4                  $    284,760.00
              Class I-A-5                  $  1,357,000.00
              Class I-A-7                  $ 10,155,041.00
              Class I-A-R                  $        100.00
              Class I-A-LR                 $        100.00
              Class II-A-1                 $126,631,015.00
              Class II-A-2                 $ 15,195,722.00
              Class II-A-PO                $        183.37

SECTION 11.06. ORIGINAL CLASS I-A-6 NOTIONAL AMOUNT.

     The Original Class I-A-6 Notional Amount is $406,201.64

SECTION 11.07. ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

     The Original Aggregate Non-PO Principal Balance is $230,095,342.47.

SECTION 11.08. ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

     The Original Aggregate Subordinate Percentage is 7.00000587%.

SECTION 11.09. ORIGINAL CLASS B PRINCIPAL BALANCE.

     The Original Class B Principal Balance is $16,106,687.47.

SECTION 11.10 ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

     The Original Group I Subordinated Principal Balance is $5,431,542.90.

SECTION 11.11 ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

     The Original Group II Subordinated Principal Balance is $10,675,144.57.

SECTION 11.12. ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
               CERTIFICATES.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                               Original
                Class                     Principal Balance
                -----                     -----------------
              Class B-1                    $  3,450,000.00
              Class B-2                    $  7,477,000.00
              Class B-3                    $  2,530,000.00
              Class B-4                    $  1,264,000.00
              Class B-5                    $    460,000.00
              Class B-6                    $    925,687.47

SECTION 11.13. ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

     The Original Class B-1 Fractional Interest is 5.50062740%.

SECTION 11.14. ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

     The Original Class B-2 Fractional Interest is 2.25110487%.

SECTION 11.15. ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

     The Original Class B-3 Fractional Interest is 1.15156067%.

SECTION 11.16. ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

     The Original Class B-4 Fractional Interest is 0.60222317%.

SECTION 11.17. ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

     The Original Class B-5 Fractional Interest is 0.40230604%.

SECTION 11.18. CLOSING DATE.

     The Closing Date is November 25, 1998.

SECTION 11.19. RIGHT TO PURCHASE.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $23,009,552.58 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.20. WIRE TRANSFER ELIGIBILITY.

     With respect to the Class A Certificates (other than the Class I-A-4, Class I-A-6, Class I-A-R, Class I-A-LR and Class II-A-PO Certificates) and the Class B Certificates (other than the Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class I-A-6 and Class II-A-PO Certificates, the minimum Denomination eligible for wire transfer for each such Class on each Distribution Date is 100% Percentage Interest. The Class I-A-4, Class I-A-R and Class I-A-LR Certificates are not eligible for wire transfer.

SECTION 11.21. SINGLE CERTIFICATE.

     A Single Certificate for the Class I-A-1, Class I-A-3, Class I-A-4, Class I-A-7, Class II-A-1 and Class II-A-2 Certificates and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class I-A-2 and Class I-A-5 Certificates represents a $1,000 Denomination. A Single Certificate for the Class I-A-6 respects a $406,201.64 Denomination. A Single Certificate for the Class II-A-PO Certificates represents a Denomination equal to the Original Principal Balance for such Class. A Single Certificate for the Class I-A-R and Class I-A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the

Class B-5 Certificates represents a Denomination equal to the Original Principal Balance of such Class.

SECTION 11.22. SERVICING FEE RATE.

     The rate used to calculate the Servicing Fee shall be equal to 0.250% per annum.

SECTION 11.23. MASTER SERVICING FEE RATE.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                                       as Seller

                                    By: ________________________________
                                        Name:
                                        Title:

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                       as Master Servicer

                                    By: ________________________________
                                        Name:
                                        Title:

                                    FIRST UNION NATIONAL BANK
                                       as Trust Administrator

                                    By: ________________________________
                                        Name:
                                        Title:

Attest:
By: _______________________________
Name: _____________________________
Title: ____________________________

                                    UNITED STATES TRUST COMPANY OF NEW YORK
                                       as Trustee

                                    By: ________________________________
                                        Name:
                                        Title:

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )

     On this 25th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Integrated Structured Assets, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )

     On this 25th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF __________________  )
                                ss.:
COUNTY OF                    )

     On this 25th day of November, 1998, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA    )
                           ss.:
COUNTY OF                  )

     On this 25th day of November, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                   Norwest Integrated Structured Assets, Inc.,
         Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3
                 Applicable Unscheduled Principal Receipt Period

                                       Full Unscheduled    Partial Unscheduled
   Servicer                           Principal Receipts   Principal Receipts
   --------------------------------   ------------------   -------------------

   Norwest Mortgage, Inc. (Exhibits F-1A
     and F-1B) Prior Month
   Prior Month
   North American Mortgage Company         Mid Month         Prior Month
   HomeSide Lending                       Prior Month        Prior Month
   Banc One Mortgage Corporation           Mid Month         Prior Month
   FT Mortgage Companies                   Mid Month         Prior Month
   National City Mortgage Co.              Mid Month         Prior Month
   Bank United                             Mid Month         Prior Month
   First Union Mortgage Corp.              Mid Month         Prior Month
   Merrill Lynch Credit Corporation        Mid Month         Prior Month

                                 EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $

Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $

Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                    A-I-A-3-5

                                 EXHIBIT A-I-A-3
                    [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $

Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The Class I-A-4 Certificates are not entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-I-A-5
                    [FORM OF FACE OF CLASS I-A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $

Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-5 Certificates required to be distributed to Holders of the Class I-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-I-A-6
                    [FORM OF FACE OF CLASS I-A-6 CERTIFICATE]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination:  (Initial Class I-A-6
Notional Amount)

Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-6 Certificates required to be distributed to Holders of the Class I-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. The Class I-A-6 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class I-A-6 Certificates each month in an amount equal to the product of (i) 1/12 of 6.250% and (ii) the Class I-A-6 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-I-A-7
                    [FORM OF FACE OF CLASS I-A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $

Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-7 Certificates required to be distributed to Holders of the Class I-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-7 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-I-A-R
                    [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to Holders of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                EXHIBIT A-I-A-LR
                   [Form of Face of Class I-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS I-A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced        Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  December 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-LR Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-LR Certificate required to be distributed to Holders of the Class I-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-LR Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $

Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                EXHIBIT A-II-A-2
                   [FORM OF FACE OF CLASS II-A-2 CERTIFICATE]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1998-3, CLASS II-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-2 Certificates required to be distributed to Holders of the Class II-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The Class II-A-2 Certificates are not entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                EXHIBIT A-II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 1998-3, CLASS II-A-PO

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively) formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class II-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1998-3, CLASS B-1

              evidencing an interest in two pools of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1998-3, CLASS B-2

              evidencing an interest in two pools of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-2  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1998-3, CLASS B-3

              evidencing an interest in two pools of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-3  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1998-3, CLASS B-4

              evidencing an interest in two pools of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1998-3, CLASS B-5

              evidencing an interest in two pools of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1998-3, CLASS B-6

              evidencing an interest in two pools of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date: December 28, 1998

                                    Denomination: $
Percentage Interest evidenced
by this Certificate: %              Final Scheduled Maturity Date:
                                        December 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                    EXHIBIT C

                 [Form of Reverse of Series 1998-3 Certificates]

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1998-3

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trustee and the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee, the Trust Administrator and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Asset-Backed
Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

Social Security or other Identifying Number of Assignee:

________________________________________________________________________________

Dated:

                                    _______________________________________
                                    Signature by or on behalf of assignor

                                    _______________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _______________________________________ for the
account  of   _______________________________________________   account   number
_____________, or, if mailed by check, to  ____________________________________.
Applicable statements should be mailed to ______________________________________
___________________________________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST INTEGRATED STRUCTURED ASSETS, INC. (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H  T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of November 25, 1998 relating to the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master
Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                            FIRST UNION NATIONAL BANK

230 South Tryon Street              By: ______________________________________
Charlotte, North Carolina,  28288   Name: ____________________________________
                                    Title: ___________________________________


Address:                            NORWEST INTEGRATED STRUCTURED
                                       ASSETS, INC.
7485 New Horizon Way
Frederick, Maryland  21703          By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________


Address:                            NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703          By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________


Address:                            [CUSTODIAN]

                                    By: _____________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

STATE OF                )
                        :  ss.:
COUNTY OF               )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Integrated
Structured Assets, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                        ________________________________________
                                                     Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                        ________________________________________
                                                     Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                        ________________________________________
                                                     Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

     On this ____ day of ________, 19__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                        ________________________________________
                                                     Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT F-1A

        [Schedule of Group I Mortgage Loans Serviced by Norwest Mortgage]


                                  EXHIBIT F-1B

       [Schedule of Group II Mortgage Loans Serviced by Norwest Mortgage]

(i)      (ii)                         (iii)   (iv)     (v)       (vi)    (vii)       (viii)   (ix)      (x)  (xi)   (xii)   (xiii)
-----    ---------------------------- ---------------- --------  ----------------------------------------------------------------
                                                       NET                                    CUT-OFF
MORTGAGE                                      MORTGAGE MORTGAGE  CURRENT ORIGINAL  SCHEDULED    DATE               MORTGAGE
LOAN                            ZIP  PROPERTY INTEREST INTEREST  MONTHLY TERM TO   MATURITY  PRINCIPAL             INSURANCE SERVICE
NUMBER   CITY            STATE  CODE TYPE     RATE     RATE      PAYMENT MATURITY  DATE       BALANCE   LTV SUBSIDY CODE     FEE
-------- ------------------------------------------------------  ----------------------------------------------------------------
NO DES MOINES LOANS



(i)               (xIv)       (xv)          (xvI)
-----             -------------------------------

MORTGAGE          T.O.P.     MASTER        FIXED
LOAN              MORTGAGE  SERVICE      RETAINED
NUMBER            LOAN        FEE         YIELD
--------          --------------------------------
NO DES MOINES LOANS

COUNT:
WAC:
WAM:
WALTV:


                                  EXHIBIT F-2A

        [Schedule of Group I Mortgage Loans Serviced by Other Servicers]

                                  EXHIBIT F-2B

        [Schedule of Group II Mortgage Loans Serviced by Other Servicers]

NISTAR
NMI / 1998-03  Exhibit F-2B (Group II)
15 & 30 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


(i)       (ii)                               (iii)     (iv)         (v)     (vi)     (vii)     (viii)     (ix)
-----     ---------------------------  ----- --------  --------   --------  -----------------  ---------- --------------
                                                                    NET                                   CUT-OFF
MORTGAGE                                               MORTGAGE   MORTGAGE  CURRENT  ORIGINAL  SCHEDULED  DATE
LOAN                                   ZIP   PROPERTY  INTEREST   INTEREST  MONTHLY  TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                  STATE  CODE  TYPE      RATE         RATE    PAYMENT  MATURITY  DATE       BALANCE
--------  -----------------  -------- -----  --------  --------   --------  -------  --------  ---------  --------------
4593998   PORT ORCHARD          WA     98366 MF2           8.000      6.250 $1,144.68      360   1-Jun-27   $154,122.30
4723505   CORPUS CHRISTI        TX     78418 SFD           7.500      6.250  $547.14       360   1-Sep-28    $78,133.48
4730256   HOUSTON               TX     77008 MF4           7.800      6.250  $814.90       360   1-Jan-28   $112,385.46
4743656   SOUTH YARMOUTH        MA     02664 SFD           7.625      6.250  $707.80       360   1-Jun-28    $98,820.67
4744378   BROOKLYN              NY     11235 MF3           8.375      6.250  $570.05       360   1-May-28    $74,715.38
4744382   BROOKLYN              NY     11235 MF3           8.375      6.250  $570.05       360   1-May-28    $74,715.39
4748005   SPRING VALLEY         NY     10977 SFD           7.875      6.250  $732.33       360   1-May-28   $100,575.99
4751649   FAIRFIELD             CA     94533 SFD           8.250      6.250  $733.24       360   1-Jun-28    $97,247.58
4752921   LONGMEADOW            MA     01106 SFD           7.375      6.250  $966.95       360   1-May-28   $139,147.80
4753095   CONWAY                SC     29528 SFD           8.375      6.250 $1,048.14      360   1-Jun-28   $137,465.42
4760056   ROGERS                AR     72756 SFD           7.500      6.250  $419.53       360   1-May-28    $59,728.61
4762394   HYANNIS               MA     02601 SFD           8.000      6.250  $432.93       360   1-Jun-28    $57,994.10
4765102   MAPLE HEIGHTS         OH     44137 SFD           7.875      6.250  $551.05       360   1-Jul-28    $75,459.87
4772835   SEDONA                AZ     86336 SFD           7.625      6.250  $866.34       360   1-Jun-28   $121,951.39
4773542   E. WENACHTEE          WA     98802 MAN           7.625      6.250  $549.25       360   1-Jun-28    $77,315.58
4776153   RIVIERA BEACH         FL     33404 SFD           8.250      6.250  $402.31       360   1-Jul-28    $53,411.10
4777018   OYSTER BAY  BAYVILLE  NY     11709 SFD           7.625      6.250 $1,274.03      360   1-Sep-28   $179,738.61
4777562   SENOIA                GA     30276 SFD           7.625      6.250 $1,443.90      360   1-Jun-28   $203,252.31
4779361   BOULDER               CO     80303 SFD           7.875      6.250 $1,595.15      360   1-Jul-28   $219,388.42
4780814   LOUISVILLE            KY     40205 SFD           7.750      6.250  $494.33       360   1-Jul-28    $68,803.28
4782431   HAWTHORNE             NJ     07506 SFD           8.250      6.250  $709.95       360   1-Sep-28    $94,379.06
4783573   LEVITTOWN             NY     11756 SFD           8.000      6.250  $962.70       360   1-Sep-28   $131,023.35
4785748   WESTHAMPTON BEACH     NY     11978 SFD           7.875      6.250  $617.40       360   1-Jun-28    $84,853.12
4788131   ROCHESTER             NY     14612 MF2           8.125      6.250  $374.22       360   1-Sep-28    $50,333.84
4788134   ROCHESTER             NY     14612 MF2           8.125      6.250  $374.22       360   1-Sep-28    $50,303.47
4790323   ENDICOTT              NY     13760 SFD           7.000      6.250 $1,288.03      360   1-Sep-28   $193,281.68
4790386   MOGADORE              OH     44260 SFD           7.500      6.250  $587.34       360   1-Aug-28    $83,811.81
4790615   PALM BAY              FL     32907 SFD           8.125      6.250  $477.80       360   1-Oct-28    $64,307.90
4792084   EUGENE                OR     97405 SFD           7.375      6.250  $954.52       360   1-Sep-28   $137,989.02
4795383   CINCINNATI            OH     45211 SFD           7.750      6.250  $480.00       360   1-Aug-28    $66,857.20
4795609   SCOTTSDALE            AZ     85250 LCO           7.750      6.250  $399.76       360   1-Aug-28    $55,681.07
4795707   WARREN                MI     48089 SFD           8.500      6.250  $312.18       360   1-Aug-28    $40,525.68
4795709   TROY                  MI     48083 SFD           8.125      6.250  $343.04       360   1-Sep-28    $46,139.34
4797572   LUMBERTON             TX     77657 SFD           8.250      6.250  $212.99       360   1-Aug-28    $28,295.38
4798370   COLUMBUS              OH     43227 SFD           8.125      6.250  $350.46       360   1-Oct-28    $47,169.12
4798679   TAVERNIER             FL     33070 SFD           7.750      6.250  $465.67       360   1-Aug-28    $64,724.26
4798811   PLATTSMOUTH           NE     68048 MF2           7.750      6.250  $661.96       360   1-Aug-28    $92,200.69
4799632   CANTON                GA     30114 SFD           7.500      6.250 $1,566.24      360   1-Aug-28   $223,498.16
4801438   ORO VALLEY            AZ     85737 SFD           7.500      6.250  $468.47       360   1-Jul-28    $66,799.25
4801830   MIAMI                 FL     33186 PUD           7.625      6.250  $898.90       360   1-Aug-28   $126,722.49
4801926   WARRINGTON            PA     18976 SFD           8.125      6.250  $804.87       360   1-Jul-28   $108,063.12
4802938   HOBOKEN               NJ     07030 COP           7.625      6.250 $1,388.70      360   1-Sep-28   $195,915.08
4804098   SAN DIEGO             CA     92116 SFD           7.875      6.250 $1,102.11      360   1-Aug-28   $151,684.10
4804158   BAITING HOLLOW        NY     11933 LCO           7.875      6.250  $870.09       360   1-Oct-28   $119,917.41
4807447   CENTEREACH            NY     11720 SFD           7.125      6.250  $632.29       360   1-Aug-28    $93,623.49
4807717   FLORENCE              KY     41042 SFD           7.750      6.250  $358.21       360   1-Aug-28    $49,891.64
4808925   PRESCOTT VALLEY       AZ     86314 SFD           7.750      6.250  $885.49       360   1-Aug-28   $123,336.59
4809195   SAN JOSE              CA     95123 LCO           8.125      6.250  $748.26       360   1-Aug-28   $100,560.47
4810197   CONYERS               GA     30012 MF2           7.750      6.250  $619.34       360   1-Aug-28    $86,265.76
4810276   FOWLERVILLE           MI     48836 SFD           8.000      6.250  $557.66       360   1-Sep-28    $75,897.68
4810337   RED BANK              NJ     07701 MF4           8.125      6.250  $705.37       360   1-Oct-28    $94,937.86
4810346   LIGHTHOUSE POINT      FL     33064 SFD           7.625      6.250 $1,312.96      360   1-Aug-28   $185,094.65
4810592   SAN LUIS OBISPO       CA     93405 THS           7.625      6.250  $562.70       360   1-Aug-28    $79,326.27
4812680   SAINT PETERSBURG      FL     33709 SFD           7.750      6.250  $321.67       360   1-Aug-28    $44,804.31
4812931   TOLEDO                OH     43607 SFD           8.125      6.250  $334.13       360   1-Aug-28    $44,771.01
4813550   BLANCHARD             PA     16826 SFD           8.000      6.250  $763.12       360   1-Sep-28   $103,859.96
4813573   NEW CANAAN            CT     06840 LCO           7.500      6.250 $1,048.83      360   1-Sep-28   $149,776.64
4814841   COLLEGE POINT         NY     11356 MF3           7.875      6.250 $1,312.38      360   1-Oct-28   $180,875.43
4815112   PATERSON              NJ     07502 SFD           7.625      6.250  $670.99       360   1-Sep-28    $94,662.34
4815428   LEESBURG              VA     20176 SFD           7.500      6.250 $1,341.94      360   1-Aug-28   $191,490.00
4815439   VILLA HILLS           KY     41017 SFD           7.750      6.250  $865.07       360   1-Sep-28   $120,579.00
4815735   BEAUMONT              TX     77706 SFD           7.750      6.250  $644.78       360   1-Sep-28    $89,872.53
4815810   OCOEE                 FL     32792 SFD           7.375      6.250 $1,485.68      180   1-Jul-13   $159,509.23
4817137   WEISER                ID     83672 SFD           7.750      6.250  $320.04       180   1-Aug-13    $33,696.67
4818287   LAS VEGAS             NV     89119 LCO           7.250      6.250  $399.08       360   1-Sep-28    $58,408.44
4818345   MIAMI BEACH           FL     33141 LCO           7.875      6.250  $390.82       360   1-Aug-28    $53,787.97
4818713   CHEHALIS              WA     98532 SFD           7.500      6.250  $643.28       360   1-Aug-28    $91,793.87
4818758   TOLEDO                OH     43615 SFD           7.625      6.250  $540.76       360   1-Aug-28    $76,233.04
4818769   BOCA RATON            FL     33434 SFD           7.875      6.250  $926.64       360   1-Aug-28   $127,534.41
4819425   NAPLES                FL     34114 LCO           8.000      6.250  $449.07       360   1-Sep-28    $61,117.59
4820308   CAROLINA BEACH        NC     28428 SFD           7.500      6.250  $978.91       360   1-Nov-28   $140,000.00
4820366   BLACK MOUNTAIN        NC     28711 LCO           7.500      6.250  $615.31       360   1-Oct-28    $87,934.69
4821403   TARPON SPRINGS        FL     34689 SFD           8.375      6.250  $547.26       360   1-Aug-28    $71,864.78
4821409   NEW PORT RICHEY       FL     34653 SFD           8.375      6.250  $437.81       360   1-Aug-28    $57,491.82
4821608   PELL CITY             AL     35125 SFD           7.750      6.250  $641.91       360   1-Aug-28    $89,409.05
4821730   CLIFTON               VA     20124 SFD           6.625      6.250 $1,406.13      360   1-Aug-28   $219,015.53
4821734   CENTREVILLE           VA     20120 SFD           6.875      6.250  $945.72       360   1-Aug-28   $143,595.07
4822174   MANSFIELD             MA     02048 MF2           8.250      6.250  $788.83       360   1-Oct-28   $104,933.05
4822270   NASHVILLE             TN     37215 MF2           7.875      6.250 $1,087.60      360   1-Aug-28   $149,072.60
4824609   BROOKLYN              NY     11233 MF2           8.000      6.250  $895.20       360   1-Sep-28   $121,812.06
4825394   MERIDIAN              ID     83642 SFD           7.375      6.250  $552.55       360   1-Sep-28    $79,877.86
4825639   POCATELLO             ID     83201 SFD           7.500      6.250  $800.57       360   1-Nov-28   $114,495.00
4825746   MIAMI                 FL     33157 SFD           7.875      6.250  $562.66       360   1-Oct-28    $77,546.59
4825933   LOS ANGELES           CA     90022 SFD           7.500      6.250 $1,020.86      360   1-Sep-28   $145,782.60
4826181   SEVIERVILLE           TN     37876 SFD           7.625      6.250  $470.68       360   1-Sep-28    $66,322.70
4826614   NORTH BRUNSWICK       NJ     08902 LCO           7.500      6.250  $489.46       360   1-Aug-28    $69,808.91
4826720   MERIDIAN              ID     83642 SFD           7.625      6.250  $566.24       360   1-Aug-28    $79,825.18
4826803   BEAVERTON             OR     97005 SFD           8.125      6.250  $870.58       360   1-Sep-28   $117,096.08
4827140   JOHNSTON              RI     02919 SFD           8.250      6.250  $270.46       360   1-Oct-28    $35,977.04
4828520   MADEIRA BEACH         FL     33708 HCO           7.750      6.250  $658.90       180   1-Sep-13    $69,583.92
4828719   KISSIMMEE             FL     34747 SFD           7.750      6.250  $456.72       360   1-Sep-28    $63,659.71
4829291   MYRTLE BEACH          SC     29572 LCT           8.125      6.250  $628.83       360   1-Sep-28    $84,578.82
4829526   KISSIMMEE             FL     34747 LCO           8.000      6.250  $557.37       360   1-Sep-28    $75,857.72
4829760   FT COLLINS            CO     80525 SFD           7.875      6.250  $973.05       360   1-Jul-28   $133,826.91
4829761   BETHESDA              MD     20814 SFD           7.500      6.250 $1,118.75      360   1-Sep-28   $159,761.75
4829767   PUEBLO                CO     81005 SFD           7.500      6.250  $503.44       360   1-Jul-28    $71,784.23
4829769   KENOSHA               WI     53142 SFD           8.500      6.250  $768.92       360   1-Jun-28    $99,524.81
4829773   DAVENPORT             IA     52806 MF2           8.750      6.250  $453.14       360   1-Jul-28    $57,465.98
4829782   DAVENPORT             IA     52806 MF2           8.750      6.250  $534.96       360   1-Jul-28    $67,841.77
4830393   GULF SHORES           AL     36542 LCO           7.875      6.250  $756.25       360   1-Sep-28   $104,155.97
4830425   FORT LEE              NJ     07024 SFD           7.875      6.250 $1,087.61      360   1-Sep-28   $149,792.86
4830446   PRESCOT               AZ     86303 SFD           7.625      6.250 $1,537.33      360   1-Oct-28   $217,042.80
4830447   TEMECULA              CA     92591 SFD           7.875      6.250  $638.07       360   1-Oct-28    $87,939.43
4830476   PORT WASHINGTON       NY     11050 SFD           7.625      6.250  $905.98       360   1-Oct-28   $127,907.35
4830483   LAGUNA NIGUEL         CA     92677 LCO           8.000      6.250  $673.60       360   1-Oct-28    $91,738.40
4830550   BINGEN                WA     98605 SFD           8.125      6.250  $227.21       360   1-Sep-28    $30,542.88
4831156   DEARBORN              MI     48126 MF2           8.125      6.250  $638.55       360   1-Sep-28    $85,887.11
4831316   CHAMPLIN              MN     55316 SFD           7.750      6.250  $626.86       360   1-Sep-28    $87,376.09
4831339   DAYTON                MN     55327 SFD           7.750      6.250 $1,129.54      180   1-Jul-13   $118,568.06
4831345   MOLINE                IL     61265 SFD           8.375      6.250  $239.43       360   1-Jun-28    $31,400.69
4831420   PUEBLO WEST           CO     81007 MF2           8.375      6.250  $855.85       360   1-Jul-28   $112,043.79
4831431   OMAHA                 NE     68138 SFD           8.250      6.250  $659.24       360   1-Jul-28    $87,523.85
4831448   PORT ORANGE           FL     32127 SFD           8.500      6.250  $384.46       360   1-Jun-28    $49,845.60
4831460   NOTTINGHAM            NH     03290 SFD           7.875      6.250  $652.57       360   1-Jun-28    $89,686.18
4831473   CENTRAL POINT         OR     97502 SFD           8.250      6.250  $649.10       360   1-Jun-28    $86,120.69
4831480   ROXBURY               MA     02119 SFD           7.000      6.250 $1,184.24      360   1-Sep-28   $177,707.33
4831488   WEST BRIDGEWATER      MA     02379 SFD           7.000      6.250 $1,204.20      360   1-Sep-28   $180,631.85
4831643   MANASSAS              VA     20110 LCO           7.875      6.250  $360.36       360   1-Sep-28    $49,631.37
4832059   NEW HARTFORD          CT     06057 MF2           8.125      6.250  $571.36       360   1-Sep-28    $76,848.97
4832464   LONGWOOD              FL     32779 SFD           7.875      6.250  $758.79       360   1-Aug-28   $103,120.49
4832481   CUYAHOGA FALLS        OH     44223 SFD           8.250      6.250  $764.04       360   1-Jul-28   $101,437.90
4832487   BROOKLYN              NY     11235 COP           7.875      6.250  $288.44       360   1-Nov-28    $39,780.00
4832533   DAVENPORT             IA     52806 SFD           8.625      6.250  $392.01       360   1-Aug-28    $50,310.08
4832541   HEMET                 CA     92543 SFD           7.875      6.250  $307.43       360   1-Jul-28    $42,257.13
4832791   OAKLAND PARK          FL     33334 SFD           7.750      6.250 $1,370.14      360   1-Sep-28   $190,979.16
4833134   KATONAH               NY     10536 SFD           7.625      6.250 $1,174.94      360   1-Sep-28   $165,758.94
4833210   MANCHESTER            CT     06040 MF2           7.875      6.250  $760.24       360   1-Sep-28   $104,705.20
4833391   SAN DIEGO             CA     92008 LCO           7.875      6.250  $385.74       360   1-Jun-28    $52,866.78
4833538   COCOA                 FL     32927 SFD           8.250      6.250  $343.84       360   1-Sep-28    $45,709.43
4833576   TUCKER                GA     30084 SFD           7.875      6.250  $823.68       360   1-Sep-28   $113,400.65
4833835   CLAREMONT             CA     91711 SFD           7.625      6.250  $672.41       360   1-Sep-28    $94,862.04
4833848   YELLOW SPRINGS        OH     45387 SFD           7.500      6.250  $839.06       360   1-Sep-28   $119,821.32
4833936   KLAMATH FALLS         OR     97603 SFD           7.250      6.250  $515.73       360   1-Sep-28    $75,448.76
4834015   ARLINGTON             VA     22204 SFD           6.875      6.250 $1,076.84      360   1-Sep-28   $163,643.79
4834021   VIENNA                VA     22180 SFD           6.750      6.250 $1,447.68      360   1-Sep-28   $222,814.56
4834108   MIAMI                 FL     33144 SFD           8.000      6.250 $1,045.62      360   1-Sep-28   $142,308.12
4834157   COLUMBUS              OH     43201 MF2           8.000      6.250  $393.30       360   1-Sep-28    $53,527.82
4834162   COLUMBUS              OH     43207 MF2           8.000      6.250  $393.30       360   1-Oct-28    $53,564.03
4834209   MYRTLE BEACH          SC     29577 LCO           7.750      6.250  $275.11       360   1-Oct-28    $38,372.89
4834287   WILMINGTON            NC     28412 LCO           7.625      6.250  $531.27       360   1-Oct-28    $75,005.67
4834312   GULF SHORES           AL     36542 HCO           8.000      6.250  $693.41       360   1-Oct-28    $94,436.59
4834329   CLAREMONT             CA     91711 SFD           7.625      6.250  $751.68       360   1-Sep-28   $106,045.77
4834356   LONGMONT              CO     80503 SFD           7.250      6.250 $1,036.37      360   1-Sep-28   $151,682.24
4834528   MELVILLE              NY     11747 SFD           7.750      6.250 $1,604.77      360   1-Oct-28   $223,841.90
4834733   STATEN ISLAND         NY     10308 SFD           7.000      6.250 $1,567.56      180   1-Oct-13   $173,849.77
4835517   WINNSBORO             TX     75494 SFD           8.000      6.250  $510.12       360   1-Sep-28    $69,367.09
4835552   WEST HARTFORD         CT     06110 MF2           7.625      6.250  $452.99       360   1-Sep-28    $63,907.06
4835573   ARLINGTON             VA     22207 SFD           7.500      6.250 $1,314.53      360   1-Aug-28   $187,578.79
4836083   KEY WEST              FL     33040 THS           7.875      6.250 $1,448.77      360   1-Oct-28   $199,672.48
4836091   HAMMOND               LA     70403 THS           8.000      6.250  $378.63       360   1-Sep-28    $51,530.51
4836113   LAKELAND              FL     33801 MF2           7.750      6.250  $363.94       360   1-Sep-28    $50,715.64
4836114   LAKELAND              FL     33801 MF2           7.750      6.250  $358.21       360   1-Sep-28    $49,916.83
4836758   NASHVILLE             TN     37209 SFD           8.000      6.250  $587.02       360   1-Aug-28    $79,837.86
4837349   POWHATAN              VA     23139 MAN           7.875      6.250  $344.29       180   1-Sep-13    $36,087.16
4837524   MONTROSE              CO     81401 SFD           7.750      6.250  $349.61       360   1-Sep-28    $48,730.89
4837538   VANCOUVER             WA     98661 LCO           8.250      6.250  $709.20       360   1-Sep-28    $94,279.19
4837626   PEGRAM                TN     37143 SFD           8.125      6.250  $994.94       360   1-Aug-28   $133,735.27
4838358   HAMMOND               LA     70403 THS           8.000      6.250  $378.63       360   1-Sep-28    $51,530.51
4838706   NAPLES                FL     34119 LCO           7.500      6.250  $523.33       360   1-Sep-28    $74,732.55
4839220   BERTHOUD              CO     80513 SFD           7.625      6.250 $1,607.76      360   1-Jul-28   $226,317.44
4839229   DOYLESTOWN            OH     44230 SFD           7.250      6.250  $852.73       360   1-Jun-28   $124,405.97
4839355   RICHMOND              VA     23225 HCO           7.875      6.250  $652.56       360   1-Sep-28    $89,875.73
4839425   MONTROSE              CO     81401 SFD           7.500      6.250 $1,063.75      180   1-Sep-13   $113,551.59
4839430   ROUND ROCK            TX     78681 MF2           8.000      6.250  $990.58       360   1-Sep-28   $134,818.24
4839733   EVESHAMTWP            NJ     08053 SFD           7.500      6.250 $1,096.02      360   1-Sep-28   $156,516.61
4840295   LOUISVILLE            KY     40241 SFD           8.125      6.250  $742.50       360   1-Sep-28    $99,868.73
4840699   DENVER                CO     80209 SFD           8.250      6.250 $1,200.53      360   1-Oct-28   $159,698.10
4840894   HIGH POINT            NC     27265 SFD           8.000      6.250  $689.74       360   1-Sep-28    $93,872.71
4840895   ANAHEIM               CA     92808 LCO           8.000      6.250  $623.70       360   1-Sep-28    $84,885.56
4840956   WILMINGTON            NC     28409 SFD           7.625      6.250  $594.55       360   1-Oct-28    $83,939.20
4841004   PORTLAND              OR     97206 SFD           7.750      6.250  $824.77       360   1-Sep-28   $114,961.97
4841082   UNIVERSITY CITY       MO     63130 SFD           7.750      6.250 $1,565.37      360   1-Oct-28   $218,345.78
4841370   WICHITA               KS     67226 SFD           7.625      6.250  $642.33       360   1-Sep-28    $90,485.81
4841471   WILMINGTON            NC     28405 SFD           7.000      6.250  $584.24       180   1-Oct-13    $64,794.93
4841770   DELRAY BEACH          FL     33445 LCO           7.875      6.250  $238.19       360   1-Sep-28    $32,804.37
4841897   COPIAGUE              NY     11726 SFD           8.000      6.250  $663.33       360   1-Sep-28    $90,278.27
4842502   NAPLES                FL     34105 MF2           7.500      6.250  $454.49       360   1-Sep-28    $64,903.22
4842790   WILMORE               KY     40390 SFD           7.000      6.250 $2,013.38      180   1-Sep-13   $222,582.44
4843437   ALPHARETTA            GA     30022 SFD           7.625      6.250 $1,205.03      180   1-Sep-13   $128,226.87
4843605   VANCOUVER             WA     98661 SFD           7.250      6.250  $499.36       360   1-Oct-28    $73,142.89
4843707   OGDEN                 UT     84401 SFD           8.125      6.250  $641.52       360   1-Sep-28    $86,286.58
4843788   YPSILANTI             MI     48198 SFD           8.000      6.250  $396.24       360   1-Oct-28    $53,963.76
4843797   ANN ARBOR             MI     48108 SFD           8.000      6.250  $435.86       360   1-Oct-28    $59,360.14
4843799   STANTON               PA     15825 SFD           7.750      6.250  $517.71       180   1-Nov-13    $55,000.00
4843853   PUEBLO                CO     81003 SFD           8.500      6.250  $361.39       360   1-Sep-28    $46,942.84
4844243   BETHLEHEM             PA     18020 SFD           7.375      6.250  $897.88       360   1-Sep-28   $129,801.55
4844934   VANCOUVER             WA     98684 SFD           7.625      6.250  $694.20       360   1-Sep-28    $97,937.59
4845254   HAYDEN                ID     83835 SFD           7.625      6.250  $634.18       360   1-Sep-28    $89,469.90
4845396   COLORADO SPRINGS      CO     80918 SFD           7.625      6.250  $798.82       360   1-Sep-28   $112,696.11
4845890   COMMACK               NY     11725 SFD           7.125      6.250 $1,266.60      360   1-Oct-28   $187,849.65
4845919   GRESHAM               OR     97080 SFD           7.250      6.250  $769.50       360   1-Nov-28   $112,800.00
4845951   YONKERS               NY     10704 SFD           7.875      6.250 $1,200.72      360   1-Oct-28   $165,486.03
4846407   LITTLETON             CO     80120 SFD           7.000      6.250  $814.34       360   1-Oct-28   $122,299.66
4846483   NORTH MYRTLE BEACH    SC     29582 MF2           8.000      6.250  $697.08       360   1-Sep-28    $94,872.08
4846760   GRANTS PASS           OR     97526 MF2           8.000      6.250  $704.42       360   1-Sep-28    $95,870.73
4846793   FREEPORT              IL     61032 MF2           7.875      6.250  $319.76       360   1-Sep-28    $44,039.10
4846951   BOWLING GREEN         OH     43402 SFD           7.750      6.250  $470.64       180   1-Oct-13    $49,852.28
4846957   TOLEDO                OH     43606 MF2           7.750      6.250  $503.59       180   1-Oct-13    $53,341.93
4847038   MASPETH               NY     11378 MF2           8.000      6.250 $1,066.53      360   1-Oct-28   $145,252.47
4847409   ATHENS                GA     30605 SFD           7.500      6.250 $1,034.84      360   1-Oct-28   $147,890.16
4847535   COWETA                OK     74429 SFD           7.500      6.250  $693.63       360   1-Oct-28    $99,111.37
4847812   LITTLETON             CO     80127 SFD           8.000      6.250  $713.95       360   1-Sep-28    $97,169.00
4847894   VANCEBORO             NC     28586 SFD           7.875      6.250  $447.01       360   1-Oct-28    $61,607.57
4847947   COLORADO SPRINGS      CO     80918 SFD           7.625      6.250  $721.95       360   1-Sep-28   $101,851.89
4848186   JACKSON               WY     83001 SFD           7.000      6.250 $1,170.94      360   1-Oct-28   $175,855.73
4849156   SAINT GEORGE          UT     84770 SFD           7.750      6.250  $591.05       360   1-Oct-28    $82,441.76
4849552   NEW ORLEANS           LA     70126 SFD           8.125      6.250  $130.31       360   1-Oct-28    $17,538.52
4849639   BEDFORD               TX     76021 SFD           7.625      6.250  $607.64       360   1-Oct-28    $85,787.87
4849711   BROOKLYN              NY     11201 COP           7.250      6.250  $682.18       360   1-Nov-28   $100,000.00
4849861   STATEN ISLAND         NY     10304 MF2           7.625      6.250  $758.05       360   1-Nov-28   $107,100.00
4849958   ANCHORAGE             AK     99515 MF4           8.000      6.250 $1,614.29      360   1-Sep-28   $219,703.77
4849986   NESKOWIN              OR     97149 LCT           8.250      6.250  $236.65       360   1-Nov-28    $31,500.00
4850199   DELAND                FL     32720 SFD           7.500      6.250  $769.14       360   1-Oct-28   $109,918.36
4850207   PLANO                 TX     75075 SFD           8.000      6.250  $716.53       360   1-Oct-28    $97,584.47
4850283   AUSTIN                TX     78751 MF4           8.125      6.250 $1,413.71      360   1-Sep-28   $190,150.07
4851189   NORTH HAVEN           CT     06473 SFD           7.750      6.250 $1,015.52      360   1-Oct-28   $141,649.95
4851237   NASHVILLE             TN     37215 SFD           8.375      6.250  $708.42       360   1-Sep-28    $93,088.74
4851461   CORNING               CA     96021 SFD           7.875      6.250  $493.05       360   1-Sep-28    $67,906.09
4851602   BOISE                 ID     83706 SFD           7.875      6.250  $565.56       360   1-Sep-28    $77,892.28
4851623   WESTMINSTER           SC     29693 SFD           7.750      6.250  $790.21       360   1-Oct-28   $110,222.14
4851678   CENTREVILLE           VA     20121 SFD           6.750      6.250  $814.64       360   1-Sep-28   $125,383.11
4852051   OVERLAND PARK         KS     66213 SFD           8.000      6.250 $1,247.40      360   1-Oct-28   $169,885.93
4852353   WEST HARTFORD         CT     06119 MF3           7.625      6.250  $707.80       360   1-Sep-28    $99,854.78
4852585   VIRGINIA BEACH        VA     23454 SFD           8.000      6.250  $254.62       360   1-Sep-28    $34,653.27
4852599   CEDARVILLE            OH     45314 SFD           7.875      6.250  $584.04       360   1-Sep-28    $80,438.78
4852789   WENDELL               NC     27591 SFD           7.875      6.250  $499.22       360   1-Oct-28    $68,802.61
4852878   LEXINGTON             SC     29071 MF2           7.875      6.250  $598.40       360   1-Sep-28    $82,416.04
4853026   KISSIMMEE             FL     34747 LCO           8.125      6.250  $548.71       360   1-Oct-28    $73,851.65
4853143   KENNER                LA     70065 SFD           8.125      6.250  $701.66       360   1-Oct-28    $94,438.18
4853695   NEW ORLEANS           LA     70124 SFD           7.875      6.250 $1,016.91      360   1-Oct-28   $140,153.48
4854349   HOPLAND               CA     95449 SFD           7.625      6.250  $637.02       360   1-Oct-28    $89,934.86
4854723   CORPUS CHRISTI        TX     78404 MF4           8.125      6.250  $618.13       360   1-Oct-28    $83,195.54
4855112   CORPUS CHRISTI        TX     78404 MF4           8.125      6.250  $618.13       360   1-Oct-28    $83,195.54
4855305   TULARE                CA     93274 SFD           7.875      6.250  $565.56       360   1-Oct-28    $77,941.88
4855559   OGDEN                 UT     84403 MF2           8.000      6.250  $429.26       360   1-Oct-28    $58,460.74
4855780   GEORGETOWN            KY     40324 SFD           7.750      6.250  $477.14       360   1-Oct-28    $66,552.98
4855942   NEW YORK              NY     10025 HCO           7.750      6.250  $682.03       360   1-Nov-28    $95,200.00
4856647   HERNDON               VA     20171 SFD           7.750      6.250 $1,134.09      360   1-Oct-28   $158,188.26
4857123   LONGVIEW              WA     98632 MF2           8.125      6.250  $781.85       360   1-Oct-28   $105,231.12
4857317   SOUTH ORANGE          NJ     07079 SFD           7.875      6.250 $1,436.15      360   1-Nov-28   $198,070.00
4858203   AKRON                 OH     44333 SFD           8.125      6.250 $1,113.75      360   1-Oct-28   $149,901.88
4859038   GRAPEVINE             TX     76051 SFD           7.875      6.250  $630.82       360   1-Nov-28    $87,000.00
4859306   PRESCOTT              AZ     86303 PUD           7.750      6.250  $793.07       360   1-Oct-28   $110,621.87
4859665   MECHANICSVILLE        VA     23116 SFD           7.500      6.250  $943.25       360   1-Oct-28   $134,799.88
4859759   GREENVILLE            NC     27858 SFD           7.625      6.250  $676.66       360   1-Oct-28    $95,530.80
4859767   PORTLAND              OR     97206 SFD           7.375      6.250  $469.66       360   1-Oct-28    $67,767.92
4860396   RARATIN               NJ     08869 MF3           7.250      6.250 $1,105.13      360   1-Oct-28   $161,873.62
4860712   HADDONFIELD           NJ     08033 SFD           8.125      6.250  $835.31       360   1-Oct-28   $112,426.41
4861476   N.TOP SAIL BEACH      NC     28460 LCO           8.000      6.250  $246.55       360   1-Nov-28    $33,600.00
4861503   MIAMI                 FL     33175 SFD           7.500      6.250  $948.14       360   1-Nov-28   $135,600.00
4861528   BARKHAMSTED           CT     06065 SFD           7.500      6.250 $1,006.87      360   1-Nov-28   $144,000.00
4861867   BELLEVUE              ID     83313 SFD           7.125      6.250 $1,067.18      360   1-Oct-28   $158,273.32
4862035   LONG BEACH            NY     11561 SFD           7.500      6.250  $693.63       360   1-Nov-28    $99,200.00
4862135   BRANDON               MS     39042 SFD           7.875      6.250  $913.59       360   1-Oct-28   $125,913.29
4862536   BENTONVILLE           AR     72712 SFD           6.875      6.250  $356.75       180   1-Oct-13    $39,872.42
4863245   LAKE PARK             FL     33403 MF4           7.375      6.250 $1,191.31      180   1-Nov-13   $129,500.00
4863282   PINETOP               AZ     85935 SFD           7.750      6.250 $1,189.96      360   1-Oct-28   $165,982.77
4863317   FALLS CHURCH          VA     22042 SFD           7.875      6.250  $881.33       360   1-Oct-28   $121,466.34
4864042   CARY                  NC     27513 SFD           7.500      6.250  $690.83       360   1-Nov-28    $98,800.00
4864048   CARY                  NC     27513 SFD           7.500      6.250  $634.89       360   1-Nov-28    $90,800.00
4864235   IRVINGTON             NJ     07111 MF2           7.875      6.250  $745.38       360   1-Nov-28   $102,800.00
4864343   AUSTIN                TX     78705 LCO           7.500      6.250  $887.31       360   1-Oct-28   $126,805.82
4864347   AUSTIN                TX     78741 MF4           8.125      6.250  $588.80       360   1-Oct-28    $79,248.13
4864432   KITTY HAWK            NC     27949 SFD           7.375      6.250 $1,674.27      180   1-Nov-13   $182,000.00
4864883   ATLANTA               GA     30318 SFD           7.750      6.250  $837.49       360   1-Oct-28   $116,817.49
4864909   FORT MYERS            FL     33919 SFD           7.875      6.250  $580.06       360   1-Sep-28    $79,889.52
4865211   MIAMI BEACH           FL     33140 LCO           7.500      6.250  $380.38       360   1-Oct-28    $54,359.62
4865495   DALTON GARDENS        ID     83815 SFD           7.625      6.250  $673.82       360   1-Oct-28    $95,044.16
4865505   ROSWELL               GA     30076 SFD           7.875      6.250 $1,105.74      360   1-Oct-28   $152,395.04
4865519   INDIANAPOLIS          IN     46205 MF2           7.625      6.250  $479.21       180   1-Nov-13    $51,300.00
4866555   WASHINGTON            NJ     08215 SFD           7.625      6.250  $601.63       360   1-Oct-28    $84,938.47
4866692   BEAUMONT              TX     77707 SFD           8.000      6.250  $242.88       360   1-Nov-28    $33,100.00
4866770   AUSTIN                TX     78759 SFD           7.125      6.250 $1,530.36      360   1-Oct-28   $226,968.34
4866888   ANDERSON              IN     46013 SFD           7.500      6.250  $594.05       360   1-Oct-28    $84,896.95
4867442   NEW HARTFORD          CT     06057 MF2           7.875      6.250  $541.63       360   1-Nov-28    $74,700.00
4867665   GULF SHORES           AL     36542 LCT           6.750      6.250  $186.72       180   1-Nov-13    $21,100.00
4868271   LAKE FOREST           CA     92630 PUD           7.750      6.250  $841.79       360   1-Oct-28   $117,417.06
4868665   SCOTTSDALE            AZ     85260 LCO           7.750      6.250  $698.15       360   1-Oct-28    $97,381.21
4868829   INDIANAPOLIS          IN     46229 SFD           7.625      6.250  $374.07       360   1-Oct-28    $52,811.75
4868923   ISSAQUAH              WA     98027 SFD           7.000      6.250  $821.65       360   1-Nov-28   $123,500.00
4869098   BRONX                 NY     10472 MF4           7.750      6.250  $752.23       360   1-Sep-28   $104,851.31
4869161   LEANDER               TX     78741 SFD           8.125      6.250  $549.08       360   1-Oct-28    $73,901.63
4869176   ORLANDO               FL     32822 LCO           8.125      6.250  $252.45       360   1-Jul-28    $33,910.12
4869719   INDIANAPOLIS          IN     46229 SFD           8.875      6.250  $373.16       360   1-Oct-28    $46,873.70
4869831   BELFAIR               WA     98528 SFD           7.750      6.250  $601.79       360   1-Nov-28    $84,000.00
4869952   WEST BLOOMFIELD       MI     48324 SFD           7.875      6.250  $427.80       360   1-Nov-28    $59,000.00
4869954   WALLED LAKE           MI     48390 SFD           7.875      6.250  $416.92       360   1-Nov-28    $57,500.00
4869955   WATERFORD             MI     48328 SFD           7.625      6.250 $1,005.07      360   1-Nov-28   $142,000.00
4870377   HALF MOON BAY         CA     94019 LCO           7.875      6.250 $1,207.97      360   1-Nov-28   $166,600.00
4870814   OGDEN                 UT     84404 SFD           7.250      6.250  $586.67       360   1-Sep-28    $85,865.42
4870860   BOISE                 ID     83716 SFD           7.375      6.250  $744.55       360   1-Oct-28   $107,717.97
4871780   SAINT GEORGE          UT     84790 SFD           7.875      6.250  $761.15       360   1-Oct-28   $104,902.75
4872528   LAKE OSWEGO           OR     97035 SFD           7.500      6.250  $989.57       360   1-Nov-28   $141,525.00
4872630   SEVIERVILLE           TN     37862 SFD           7.625      6.250  $545.01       360   1-Oct-28    $76,944.26
4872691   AUSTIN                TX     78757 SFD           7.875      6.250  $750.45       360   1-Nov-28   $103,500.00
4873477   LEWISVILLE            TX     75028 SFD           7.750      6.250  $628.01       360   1-Oct-28    $87,598.13
4873532   ANCHORAGE             AK     99517 MF4           7.875      6.250 $1,566.15      360   1-Oct-28   $215,851.35
4873986   HAMPSTEAD             NC     28443 SFD           8.500      6.250  $346.02       360   1-Oct-28    $44,972.73
4874099   ROME                  GA     30165 SFD           7.500      6.250  $419.53       360   1-Nov-28    $60,000.00
4874233   SAN JOSE              CA     95123 LCO           8.125      6.250  $848.68       360   1-Oct-28   $114,225.23
4874480   MERRICK               NY     11566 SFD           7.500      6.250 $1,359.28      360   1-Nov-28   $194,400.00
4875010   ANCHORAGE             AK     99502 MF2           7.250      6.250 $1,227.92      360   1-Oct-28   $179,859.58
4875032   FAIRFIELD             CT     06430 SFD           7.625      6.250 $1,167.86      360   1-Nov-28   $165,000.00
4875096   WOODSTOCK             GA     30188 SFD           7.875      6.250  $446.64       360   1-Oct-28    $61,557.61
4875163   HERMISTON             OR     97838 SFD           7.250      6.250  $654.89       360   1-Oct-28    $95,925.11
4876219   CLINTON               UT     84015 SFD           7.375      6.250  $774.25       360   1-Sep-28   $111,928.86
4876378   MIAMI BEACH           FL     33140 LCO           7.750      6.250  $389.73       360   1-Nov-28    $54,400.00
4876438   MIAMI BEACH           FL     33140 LCO           7.750      6.250  $389.73       360   1-Nov-28    $54,400.00
4877851   MAPLE VALLEY          WA     98038 SFD           7.250      6.250  $775.98       360   1-Oct-28   $112,403.71
4877961   SARASOTA              FL     34234 SFD           7.750      6.250  $235.70       360   1-Nov-28    $32,900.00
4878031   SARASOTA              FL     34234 SFD           7.750      6.250  $315.23       360   1-Nov-28    $44,000.00
4878064   NAPLES                FL     34114 PUD           7.750      6.250 $1,095.39      360   1-Sep-28   $152,683.48
4878082   SPRING                TX     77379 SFD           7.250      6.250  $920.94       360   1-Sep-28   $134,788.73
4878129   HOBART                IN     46342 SFD           8.250      6.250  $425.97       360   1-Nov-28    $56,700.00
4878288   TROY                  OH     45373 MF4           6.750      6.250 $1,138.44      180   1-Nov-13   $128,650.00
4878513   WINSTON               OR     97496 SFD           7.375      6.250  $440.31       360   1-Oct-28    $63,701.49
4878707   NAPLES                FL     34103 SFD           7.875      6.250  $543.81       360   1-Nov-28    $75,000.00
4879069   COLUMBIA              SC     29229 SFD           7.000      6.250  $436.78       360   1-Oct-28    $65,596.18
4879290   PEMBROKE PINES        FL     33028 SFD           7.500      6.250  $629.30       360   1-Nov-28    $90,000.00
4879807   TAMPA                 FL     33617 LCO           8.750      6.250  $395.72       360   1-Nov-28    $50,300.00
4880346   BRANDON               FL     33511 SFD           8.875      6.250  $637.32       360   1-Nov-28    $80,100.00
4881663   LONG BEACH            CA     90815 SFD           7.500      6.250 $1,096.37      360   1-Oct-28   $156,683.63
4882859   MODESTO               CA     95355 SFD           7.375      6.250 $1,568.87      360   1-Sep-28   $226,803.24
4882934   AURORA                IL     60505 MF2           7.625      6.250  $498.29       360   1-Nov-28    $70,400.00
4882986   WASHINGTON            DC     20001 MF4           8.125      6.250 $1,136.03      360   1-Nov-28   $153,000.00
4883034   ROME                  GA     30161 SFD           7.375      6.250  $618.85       360   1-Nov-28    $89,600.00
4883080   KLAMATH FALLS         OR     97603 SFD           6.750      6.250  $778.32       360   1-Nov-28   $120,000.00
4883355   MOUNTAIN HOME         ID     83647 SFD           7.750      6.250  $809.55       360   1-Nov-28   $113,000.00
4884018   BEND                  OR     97701 SFD           7.875      6.250  $765.68       360   1-Nov-28   $105,600.00
4885183   MIDVALE               UT     84047 LCO           7.875      6.250  $558.31       360   1-Nov-28    $77,000.00
4885236   ATLANTA               GA     30308 SFD           7.625      6.250  $999.41       360   1-Oct-28   $141,097.80
4885710   ROME                  GA     30165 SFD           7.375      6.250  $251.41       360   1-Nov-28    $36,400.00
4886544   WILMINGTON            NC     28403 SFD           7.625      6.250  $608.12       180   1-Nov-13    $65,100.00
4887811   ST.LOUIS              MO     63116 SFD           7.875      6.250  $516.25       360   1-Nov-28    $71,200.00
4890529   MELBOURNE             FL     32934 SFD           7.750      6.250  $487.17       360   1-Nov-28    $68,000.00
4891374   GILBERT               AZ     85234 PUD           7.500      6.250  $430.72       360   1-Oct-28    $61,554.28
4893144   NAPLES                FL     34113 LCO           8.000      6.250  $445.77       360   1-Nov-28    $60,750.00
4893284   OCEAN CITY            NJ     08226 LCO           8.750      6.250  $649.03       360   1-Nov-28    $82,500.00
4898656   SARASOTA              FL     34230 SFD           7.375      6.250  $408.88       360   1-Nov-28    $59,200.00
4904362   EMERALD ISLE          NC     28594 MF2           6.875      6.250 $1,241.60      360   1-Nov-28   $189,000.00
4904970   LEWISVILLE            TX     75067 SFD           7.625      6.250  $554.21       360   1-Nov-28    $78,300.00
6454974   BONITA SPRNGS         FL     34135 SFD           8.125      6.250  $790.76       360   1-Jul-28   $106,218.49
6538163   CANYON LAKE           TX     78133 SFD           7.625      6.250  $601.62       360   1-Sep-28    $84,776.26
6639171   TOPSFIELD             MA     01983 SFD           8.000      6.250 $1,359.67      360   1-Sep-28   $185,050.49
6654543   PORT ORANGE           FL     32124 SFD           7.750      6.250  $895.52       360   1-Sep-28   $124,822.97
6679871   EDEN                  NC     27288 SFD           7.875      6.250 $1,087.60      360   1-Jul-28   $149,532.93
6737971   PALISADE              CO     81526 SFD           7.500      6.250  $666.00       360   1-Oct-28    $95,179.31
6759588   BULLHEAD CITY         AZ     86442 PUD           7.375      6.250  $884.06       360   1-Oct-28   $127,902.61
6786464   SEGUIN                TX     78108 SFD           7.000      6.250  $834.95       360   1-Oct-28   $125,332.08
6808779   GERMANTOWN            MD     20874 SFD           7.375      6.250 $1,299.39      360   1-Sep-28   $187,846.82
6820147   WINCHESTER            VA     22602 SFD           8.125      6.250  $807.09       360   1-Jun-28   $108,339.65
6820779   ARLINGTON             MA     02174 SFD           7.125      6.250  $842.15       360   1-Aug-28   $124,698.33
6827211   WEST ORANGE           NJ     07052 SFD           7.750      6.250 $1,187.45      360   1-Oct-28   $165,633.02
6836310   NEWARK                DE     19711 SFD           8.375      6.250  $581.46       360   1-Jun-28    $76,258.88
6863592   ASHBURN               VA     20147 PUD           7.250      6.250  $989.16       360   1-Aug-28   $144,658.59
6864304   PASADENA              MD     21122 PUD           6.875      6.250 $1,356.56      360   1-Oct-28   $206,326.51
6873866   HULMEVILLE            PA     19047 SFD           7.250      6.250  $972.10       360   1-Jun-28   $141,937.44
6881899   LEWISBERRY            PA     17339 PUD           7.125      6.250 $1,077.95      360   1-Oct-28   $159,872.05
6887213   PROVIDENCE            RI     02908 SFD           7.875      6.250  $329.91       360   1-Jul-28    $45,373.49
6893965   FORT WORTH            TX     76126 SFD           7.750      6.250  $899.81       360   1-Jul-28   $125,241.98
6898295   CARUTHERS             CA     93720 SFD           8.000      6.250  $454.93       360   1-Aug-28    $61,874.38
6906037   CASTAIC AREA          CA     91384 SFD           7.500      6.250 $1,536.17      360   1-Sep-28   $219,372.90
6906717   LITTLETON             CO     80121 SFD           8.000      6.250  $821.82       360   1-Jul-28   $111,696.37
6909151   CINCINNATI            OH     45212 MF2           8.250      6.250  $323.80       360   1-Sep-28    $43,044.83
6912244   SAN PEDRO             CA     90732 LCO           7.125      6.250 $1,266.54      360   1-Oct-28   $187,841.66
6918046   BRECKENRIDGE          CO     80424 LCO           7.500      6.250  $970.16       360   1-Nov-28   $138,750.00
6923834   ALISO VIEJO AREA      CA     92656 LCO           7.000      6.250 $1,090.76      360   1-Aug-28   $160,233.91
6923918   ROCKVILLE             MD     20850 PUD           7.500      6.250 $1,286.55      360   1-Sep-28   $183,726.05
6926128   SAN JOSE              CA     95112 SFD           7.500      6.250  $998.48       360   1-Oct-28   $142,694.02
6932714   DUMFRIES              VA     22026 SFD           7.500      6.250 $1,335.50      360   1-Sep-28   $190,715.61
6932978   LEESBURG              VA     20175 SFD           7.000      6.250 $1,489.28      360   1-Oct-28   $223,666.51
6934305   LOS ANGELES           CA     90024 LCO           8.000      6.250 $1,441.85      360   1-Aug-28   $196,101.81
6934593   GRAND BLANC           MI     48439 SFD           7.875      6.250 $1,328.33      360   1-Aug-28   $182,819.27
6940137   RAYMOND               NH     03077 MAN           7.000      6.250  $379.22       360   1-Sep-28    $56,906.29
6947636   LAFAYETTE             CO     80026 SFD           8.250      6.250 $1,164.46      360   1-Aug-28   $154,701.46
6948157   CHEVY CHASE           MD     20815 SFD           7.375      6.250 $1,447.66      360   1-Aug-28   $209,118.58
6948670   ROCHESTER             NY     14620 MF2           8.000      6.250  $328.73       360   1-Sep-28    $44,739.68
6951460   CASTAIC AREA          CA     91384 SFD           7.625      6.250 $1,434.34      360   1-Aug-28   $202,207.19
6954854   DETROIT               MI     48234 MF4           8.375      6.250  $465.16       360   1-Oct-28    $61,161.97
6958974   GREENSBORO            NC     27455 SFD           6.500      6.233  $427.28       360   1-Aug-28    $67,415.67
6965013   JAMESVILLE            NY     13078 SFD           7.500      6.250  $629.29       360   1-Sep-28    $89,866.00
6967524   RANCHO CUCAMONGA      CA     91701 SFD           7.500      6.250  $771.93       360   1-Sep-28   $110,235.63
6969191   BURSON                CA     95252 SFD           7.375      6.250 $1,298.47      360   1-Aug-28   $187,416.66
6973839   ELK GROVE             CA     95758 SFD           7.500      6.250  $104.88       360   1-Jul-28    $14,955.06
6975489   TEMPE                 AZ     85281 SFD           8.125      6.250  $548.63       360   1-Aug-28    $73,744.02
6975796   PENSACOLA             FL     32504 SFD           7.875      6.250  $783.07       360   1-Aug-28   $107,775.57
6976657   KIHEI                 HI     96753 SFD           7.500      6.250 $1,549.46      360   1-Aug-28   $221,103.53
6977233   MANCHESTER            NH     03104 MF2           7.375      6.250  $621.61       360   1-Sep-28    $89,862.60
6979144   FRESNO                CA     93722 SFD           7.250      6.250  $589.06       360   1-Sep-28    $86,214.87
6981390   WESTPORT              MA     02790 SFD           7.875      6.250  $690.63       360   1-Sep-28    $94,534.79
6983537   CORONA                CA     91720 SFD           6.750      6.250 $1,030.49      360   1-Nov-28   $158,880.00
6983895   NORTHBROOK            IL     60062 SFD           7.250      6.250 $1,994.61      180   1-Aug-13   $216,464.23
6984569   OAKLAND               CA     94621 SFD           7.500      6.250  $432.64       360   1-Aug-28    $61,736.37
6985127   NORTHEAST             MD     21901 SFD           7.750      6.250  $487.16       360   1-Sep-28    $67,903.71
6985192   SKYFOREST             CA     92385 SFD           7.750      6.250  $390.09       360   1-Sep-28    $54,372.89
6985985   SAN DIEGO             CA     92123 SFD           7.250      6.250  $987.79       360   1-Jul-28   $144,344.05
6986154   CHAPEL HILL           NC     27516 LCO           8.250      6.250  $854.98       360   1-Sep-28   $112,768.58
6986184   CHAPEL HILL           NC     27516 LCO           8.250      6.250  $854.98       360   1-Sep-28   $112,768.58
6986190   CHAPEL HILL           NC     27516 LCO           8.250      6.250  $854.98       360   1-Sep-28   $112,768.58
6986226   CHAPEL HILL           NC     27516 PUD           8.250      6.250  $854.98       360   1-Sep-28   $112,768.58
6987731   COUPEVILLE            WA     98239 SFD           7.250      6.250 $1,043.73      360   1-Oct-28   $152,880.65
6988551   SHOREVIEW             MN     55126 MF2           8.000      6.250  $420.45       360   1-Aug-28    $57,183.88
7000397   GENEVA                NY     14456 MF3           7.125      6.250  $439.33       180   1-Sep-13    $48,196.38
7000812   SALISBURY             MD     21801 SFD           7.875      6.250  $261.02       360   1-Sep-28    $35,950.30
7003748   PLACENTIA             CA     92870 MF2           7.500      6.250 $1,240.76      360   1-Jul-28   $175,396.27
7003986   NEWARK                DE     19711 PUD           8.125      6.250  $447.73       360   1-Aug-28    $60,180.85
7004002   FORT COLLINS          CO     80521 SFD           7.625      6.250  $600.21       360   1-Jul-28    $84,552.14
7010282   HUDSON                OH     44236 SFD           7.625      6.250  $748.49       360   1-Sep-28   $105,596.44
7017830   BRIGHTON              MA     02146 HCO           8.000      6.250  $825.49       360   1-Aug-28   $112,272.02
7030805   ORLANDO               FL     32806 MF2           7.875      6.250  $381.75       360   1-Sep-28    $52,577.30
7031755   SACRAMENTO            CA     95828 MF2           7.875      6.250  $365.43       360   1-Oct-28    $50,365.32
7031839   LONGVIEW              WA     98632 SFD           7.875      6.250  $880.96       360   1-Aug-28   $121,247.49
7031940   SACRAMENTO            CA     95828 MF2           7.875      6.250  $365.43       360   1-Oct-28    $50,365.32
7032333   SACRAMENTO            CA     95828 MF2           7.875      6.250  $365.43       360   1-Oct-28    $50,365.32
7032426   SACRAMENTO            CA     95828 MF2           7.875      6.250  $365.43       360   1-Oct-28    $50,365.32
7032507   SACRAMENTO            CA     95828 MF2           7.875      6.250  $365.43       360   1-Oct-28    $50,365.32
7034704   TUCSON                AZ     85701 MF2           8.125      6.250  $715.02       360   1-Aug-28    $96,109.75
7034831   DOVER                 OH     44622 MF4           7.750      6.250  $427.48       360   1-Sep-28    $59,585.51
7036805   TUCSON                AZ     85718 SFD           8.000      6.250 $1,262.08      360   1-Sep-28   $171,619.70
7037998   OJAI                  CA     93023 SFD           8.250      6.250 $1,457.46      360   1-Sep-28   $193,350.35
7044446   MALDEN                MA     02148 LCO           7.750      6.250  $647.64       360   1-Aug-28    $90,207.34
7046276   EATON                 CO     80615 SFD           7.250      6.250 $1,150.83      360   1-Nov-28   $168,700.00
7046479   LUBBOCK               TX     79416 SFD           8.125      6.250  $507.87       360   1-Sep-28    $68,310.20
7056653   SILVER SPRING         MD     20904 SFD           7.500      6.250 $1,426.40      360   1-Sep-28   $203,666.07
7059285   FORT COLLINS          CO     80521 SFD           8.000      6.250  $810.81       360   1-Oct-28   $110,425.86
7060420   PEQUOT LAKES          MN     56472 SFD           7.750      6.250 $1,240.83      360   1-Sep-28   $172,954.71
7063619   WAIKOLOA              HI     96738 SFD           7.750      6.250 $1,268.05      360   1-Sep-28   $176,749.34
7066027   PHELEN                CA     92329 SFD           8.000      6.250  $440.26       360   1-Aug-28    $59,878.41
7066105   FERNLEY               NV     89408 SFD           8.125      6.250  $484.48       360   1-Aug-28    $65,121.09
7066204   HAZLETON              PA     18201 SFD           8.250      6.250  $162.27       360   1-Aug-28    $21,558.41
7066314   WOODBRIDGE            VA     22192 LCO           7.250      6.250  $336.31       360   1-Aug-28    $49,183.92
7069276   MUNCIE                IN     47302 SFD           8.125      6.250  $233.89       360   1-Aug-28    $31,437.75
7069277   MT PLEASANT           SC     29464 PUD           7.875      6.250 $1,305.12      360   1-Aug-28   $179,625.95
7070707   CANTON                OH     44708 SFD           8.250      6.250  $676.14       360   1-Aug-28    $89,826.65
7071193   WASHINGTON            DC     20015 SFD           7.875      6.250 $1,624.16      360   1-Aug-28   $223,534.48
7072746   BUTTE                 MT     59701 SFD           7.625      6.250  $375.84       360   1-Aug-28    $52,983.97
7073860   JUNCTION CITY         OR     97448 SFD           7.500      6.250  $430.37       360   1-Oct-28    $61,504.32
7075285   SAN JOSE              CA     95008 PUD           7.500      6.250  $929.96       360   1-Aug-28   $132,662.74
7075412   WHITEFISH BAY         WI     53217 SFD           7.750      6.250  $710.68       360   1-Aug-28    $98,988.60
7076731   MANCHESTER            NH     03103 MF3           8.000      6.250  $706.22       360   1-Sep-28    $96,116.41
7077037   PORTAGE               MI     49024 SFD           7.875      6.250  $896.19       360   1-Aug-28   $123,343.13
7078434   HOLIDAY ISLAND        AR     72631 LCT           8.000      6.250  $535.65       360   1-Aug-28    $72,852.07
7078651   GREEN BAY             WI     54313 MF2           8.125      6.250  $504.90       360   1-Aug-28    $67,865.65
7078691   PLANT CITY            FL     33565 SFD           7.625      6.250  $326.95       180   1-Sep-13    $34,552.34
7080705   GREEN VALLEY          AZ     85614 PUD           7.750      6.250  $447.04       360   1-Sep-28    $62,311.64
7082767   CAPE CORAL            FL     33904 SFD           7.625      6.250  $713.46       360   1-Sep-28   $100,653.62
7083201   ANCHORAGE             AK     99518 MF2           7.750      6.250  $889.78       360   1-Sep-28   $124,024.12
7083980   SILVER SPRING         MD     20904 SFD           7.500      6.250 $1,280.40      360   1-Sep-28   $182,847.35
7084462   THOUSAND PALMS        CA     92276 SFD           7.750      6.250  $487.09       360   1-Sep-28    $67,893.71
7084713   FORT COLLINS          CO     80525 SFD           7.750      6.250  $992.95       360   1-Sep-28   $138,403.71
7085243   FRONT ROYAL           VA     22630 SFD           7.750      6.250 $1,882.55      180   1-Sep-13   $195,573.87
7086222   GERMANTOWN            MD     20874 LCO           8.125      6.250  $529.03       360   1-Aug-28    $71,109.23
7089688   OCEAN CITY            NJ     08226 HCO           8.125      6.250 $1,062.51      360   1-Oct-28   $143,006.40
7090783   NEWBURY               MA     01950 SFD           8.000      6.250 $1,210.71      360   1-Aug-28   $164,665.65
7091341   RAPID CITY            IL     61278 SFD           8.125      6.250  $334.12       360   1-Aug-28    $44,911.11
7092904   MEDINA                OH     44256 MF2           7.750      6.250  $730.74       360   1-Aug-28   $101,782.64
7092929   PISGAH FOREST         NC     28768 SFD           7.750      6.250  $768.35       360   1-Aug-28   $107,021.46
7092953   CHANDLER              AZ     85224 SFD           7.375      6.250  $532.00       360   1-Aug-28    $76,849.09
7093532   GRANDVIEW             IN     47645 MF4           8.250      6.250  $601.76       360   1-Sep-28    $79,997.51
7094903   MONTROSE              CO     81401 SFD           7.625      6.250  $962.60       360   1-Sep-28   $135,802.51
7095137   REDINGTON BEACH       FL     33711 LCT           8.375      6.250  $290.73       360   1-Sep-28    $38,202.28
7095249   MT PLEASANT           SC     29464 SFD           7.500      6.250 $1,392.84      360   1-Sep-28   $198,901.03
7095801   RIVERDALE             GA     30274 SFD           7.375      6.250  $490.38       360   1-Aug-28    $70,836.92
7095973   PENSACOLA             FL     32507 SFD           8.125      6.250  $311.85       360   1-Aug-28    $41,917.02
7096173   PLAINFIELD            NJ     07060 MF3           7.875      6.250 $1,015.10      360   1-Oct-28   $139,903.65
7098428   UNION CITY            CA     94587 MF2           7.750      6.250 $1,318.20      360   1-Aug-28   $183,607.87
7098848   AVON                  CO     81620 SFD           7.375      6.250  $828.81       360   1-Sep-28   $119,816.82
7102175   DULUTH                MN     55804 SFD           7.750      6.250  $802.38       360   1-Sep-28   $111,841.39
7102381   EUGENE                OR     97405 SFD           7.625      6.250  $566.23       360   1-Sep-28    $79,883.84
7102403   ANDOVER               KS     67202 SFD           8.125      6.250  $434.36       360   1-Sep-28    $58,423.20
7102535   ST CLOUD              MN     56301 SFD           8.125      6.250  $532.37       360   1-Sep-28    $71,548.04
7103846   BELLINGHAM            MA     02019 SFD           8.000      6.250  $730.83       360   1-Sep-28    $99,465.89
7105014   ATHENS                GA     30606 SFD           7.750      6.250  $509.37       360   1-Aug-28    $70,948.48
7106340   WEST DENNIS           MA     02670 MF2           8.125      6.250 $1,122.66      360   1-Sep-28   $151,001.51
7106807   CEDAR HILL            MO     63016 SFD           7.500      6.250  $463.51       180   1-Sep-13    $49,697.04
7107720   ALBANY                OR     97321 SFD           7.500      6.250  $693.62       360   1-Sep-28    $99,052.30
7107926   PORTERVILLE           CA     93257 SFD           7.625      6.250  $308.24       360   1-Sep-28    $43,486.76
7108233   WOODSTOCK             GA     30188 SFD           7.500      6.250  $660.76       360   1-Sep-28    $94,359.30
7109314   DANVILLE              VA     24540 SFD           7.500      6.250  $739.42       360   1-Sep-28    $88,737.86
7109774   DES MOINES            IA     50312 SFD           7.125      6.250 $1,333.96      360   1-Aug-28   $197,522.17
7109954   DURHAM                NC     27707 SFD           7.250      6.250  $692.55       360   1-Oct-28   $101,440.80
7110642   BRIGHTON              MA     02135 LCO           7.875      6.250  $508.45       360   1-Sep-28    $70,028.18
7110892   MIAMI                 FL     33133 SFD           8.250      6.250  $811.37       360   1-Oct-28   $107,931.13
7112547   TALLAHASSEE           FL     32303 SFD           7.875      6.250  $381.02       360   1-Sep-28    $52,477.44
7112920   LAS VEGAS             NV     89134 LCO           7.250      6.250  $574.37       360   1-Sep-28    $83,802.46
7113013   CARSON CITY           NV     89701 SFD           7.625      6.250  $792.73       360   1-Sep-28   $111,132.91
7116919   APEX                  NC     27502 SFD           7.750      6.250 $1,423.65      360   1-Aug-28   $198,295.82
7119470   BEACH HAVEN           NJ     08008 MF2           7.750      6.250  $931.34       360   1-Oct-28   $129,908.24
7119523   TEMPE                 AZ     85253 SFD           7.500      6.250  $541.89       360   1-Oct-28    $77,442.49
7120889   ACCOKEEK              MD     20607 SFD           7.500      6.250  $636.29       360   1-Sep-28    $90,864.50
7121765   WINONA                MN     55987 SFD           7.750      6.250  $723.58       360   1-Sep-28   $100,856.96
7122440   ROCHESTER             NY     14607 MF3           7.875      6.250  $717.82       360   1-Sep-28    $98,863.29
7123120   GARNER                NC     27529 SFD           7.625      6.250 $1,061.69      360   1-Sep-28   $149,782.19
7123569   SAN JOSE              CA     95138 LCO           7.250      6.250 $1,417.90      360   1-Aug-28   $207,360.64
7124210   MELBOURNE             FL     32934 SFD           7.625      6.250  $959.77       360   1-Oct-28   $135,501.86
7124839   MINNEAPOLIS           MN     55408 SFD           7.375      6.250  $742.48       360   1-Oct-28   $107,418.20
7125026   LOMPOC                CA     93436 SFD           7.500      6.250  $643.28       360   1-Sep-28    $91,863.01
7126392   TUCSON                AZ     85741 PUD           7.750      6.250  $589.18       360   1-Nov-28    $82,240.00
7127032   ARLINGTON             TX     76017 SFD           7.500      6.250  $433.51       360   1-Sep-28    $61,907.69
7127938   JACKSON               MI     49201 SFD           7.625      6.250  $440.60       360   1-Oct-28    $62,204.95
7128159   FORT COLLINS          CO     80525 SFD           7.500      6.250  $724.39       360   1-Aug-28   $103,367.89
7129264   SEFFNER               FL     33584 SFD           8.000      6.250  $303.78       360   1-Oct-28    $41,372.22
7129861   MONTGOMERY            TX     77356 PUD           7.500      6.250  $699.21       360   1-Sep-28    $99,851.12
7129883   MONTGOMERY            AL     36117 SFD           7.500      6.250  $699.21       360   1-Sep-28    $99,851.12
7130495   EVERETT               WA     98205 LCO           7.375      6.250  $518.01       360   1-Oct-28    $74,942.93
7131669   DECATUR               GA     30033 SFD           7.000      6.250 $1,514.53      180   1-Sep-13   $167,433.68
7132143   SAN JOSE              CA     95125 SFD           7.375      6.250 $1,567.83      360   1-Oct-28   $226,827.27
7132309   SUGAR LAND            TX     77478 SFD           7.250      6.250 $1,916.56      180   1-Oct-13   $209,301.89
7132766   KALISPELL             MT     59901 SFD           7.625      6.250  $821.04       360   1-Sep-28   $115,831.55
7133073   MANASSAS              VA     20111 SFD           7.250      6.250 $1,418.38      360   1-Sep-28   $207,480.64
7134336   NORTH CHARLESTON      SC     29406 PUD           8.250      6.250  $324.55       360   1-Aug-28    $43,116.78
7134586   MINNETONKA            MN     55305 SFD           8.125      6.250  $748.44       360   1-Sep-28   $100,630.00
7135284   CLAYTON               NC     27520 SFD           7.750      6.250  $612.68       360   1-Oct-28    $85,459.64
7135366   BETHALTO              IL     62010 SFD           7.875      6.250  $309.97       360   1-Sep-28    $42,690.96
7136799   DELRAY BEACH          FL     33484 PUD           7.750      6.250  $429.85       360   1-Oct-28    $59,957.65
7137042   EVESHAM TWP           NJ     08053 SFD           7.750      6.250 $1,432.82      360   1-Sep-28   $199,716.79
7137083   FEDERAL WAY           WA     98003 SFD           7.500      6.250  $678.24       360   1-Sep-28    $96,855.57
7137171   SEATTLE               WA     98118 SFD           7.500      6.250  $954.43       360   1-Sep-28   $136,296.76
7137173   FORT COLLINS          CO     80521 SFD           7.500      6.250 $1,012.46      360   1-Sep-28   $144,584.41
7138133   CAMARILLO             CA     93012 LCO           7.875      6.250  $743.20       360   1-Sep-28   $102,358.45
7138597   ORANGE BEACH          AL     36561 LCO           7.500      6.250  $489.45       360   1-Nov-28    $70,000.00
7139031   PORTLAND              OR     97219 SFD           8.000      6.250  $330.93       360   1-Oct-28    $45,069.74
7142413   TRENTON               NJ     08611 SFD           8.125      6.250  $200.47       360   1-Oct-28    $26,982.34
7142553   ASPEN                 CO     81611 LCT           7.375      6.250 $1,039.47      360   1-Oct-28   $150,385.48
7143691   LONG BEACH            CA     90815 SFD           7.375      6.250  $987.67       360   1-Oct-28   $142,891.18
7143989   MEDFORD               NJ     08055 SFD           7.875      6.250  $495.95       360   1-Sep-28    $68,305.55
7144465   RUTLAND TOWN          VT     05701 SFD           7.750      6.250 $1,332.53      360   1-Sep-28   $185,736.59
7144900   LEETONIA              OH     44431 SFD           7.625      6.250  $243.81       180   1-Oct-13    $26,022.03
7144906   CORAL SPRINGS         FL     33065 LCO           8.125      6.250  $181.91       360   1-Oct-28    $24,483.98
7144919   AKRON                 OH     44314 MF2           8.250      6.250  $338.07       360   1-Oct-28    $44,971.31
7145510   VACAVILLE             CA     95688 SFD           7.625      6.250  $424.68       360   1-Oct-28    $59,956.57
7146689   ROSWELL               GA     30075 SFD           8.000      6.250  $657.09       360   1-Sep-28    $89,429.42
7146724   TEMPE                 AZ     85282 PUD           7.375      6.250  $486.24       360   1-Sep-28    $70,292.53
7149020   SAN LUIS OBISPO       CA     93405 SFD           7.375      6.250 $1,502.91      360   1-Oct-28   $217,434.42
7149138   SANTA CLARA           CA     95051 SFD           7.750      6.250 $1,303.87      360   1-Sep-28   $181,742.27
7149273   EDINBORO              PA     16412 SFD           7.250      6.250  $627.60       360   1-Sep-28    $91,833.49
7150620   LIVERMORE             CA     94566 SFD           7.625      6.250 $1,534.50      360   1-Sep-28   $216,485.17
7151032   PALM BAY              FL     32905 SFD           7.875      6.250  $229.05       360   1-Oct-28    $31,568.26
7151349   LITTLETON             CO     80123 PUD           7.500      6.250 $1,283.76      360   1-Oct-28   $183,463.74
7151903   CHATTANOOGA           TN     37421 SFD           7.750      6.250  $601.79       360   1-Sep-28    $83,530.07
7152069   RENO                  NV     89509 SFD           7.500      6.250  $950.93       360   1-Sep-28   $135,520.12
7152145   ROCHESTER             MN     55901 SFD           7.125      6.250  $753.22       360   1-Oct-28   $111,710.59
7153063   SEFFNER               FL     33584 SFD           8.000      6.250  $343.40       360   1-Oct-28    $46,768.60
7153142   CHERRY HILL           NJ     08003 SFD           7.500      6.250 $1,075.39      360   1-Oct-28   $153,685.86
7153994   MIDDLETOWN            PA     19056 SFD           7.750      6.250  $630.44       360   1-Sep-28    $87,875.38
7154304   SPRING LAKE HGTS      NJ     07762 SFD           7.875      6.250  $609.06       360   1-Oct-28    $83,942.19
7154363   GLEN CARBON           IL     62034 MF2           8.000      6.250  $554.73       360   1-Sep-28    $75,498.20
7155255   PAWLEYS ISLAND        SC     29585 SFD           7.500      6.250 $1,020.85      360   1-Oct-28   $145,891.65
7155435   LAKEWOOD              CA     90712 SFD           7.250      6.250  $886.83       360   1-Oct-28   $129,898.59
7161251   PHOENIX               AZ     85023 PUD           7.000      6.250  $798.36       360   1-Oct-28   $119,901.64
7161433   BOISE                 ID     83704 SFD           7.375      6.250  $809.82       360   1-Sep-28   $117,071.01
7161538   ALTO                  MI     49302 SFD           8.000      6.250  $585.54       360   1-Oct-28    $79,746.46
7161630   GREENSBORO            NC     27455 PUD           7.625      6.250  $628.52       360   1-Sep-28    $88,671.05
7162048   CLEVELAND             OH     44105 MF2           8.125      6.250  $334.12       360   1-Oct-28    $44,970.57
7162142   APTOS                 CA     95003 SFD           7.625      6.250 $1,309.42      360   1-Sep-28   $184,731.35
7162143   STOCKTON              CA     95219 SFD           7.375      6.250 $1,504.57      360   1-Oct-28   $217,674.24
7162552   VIRGINIA BEACH        VA     23451 SFD           7.625      6.250 $1,171.40      360   1-Oct-28   $165,380.21
7162830   HOOKSETT              NH     03106 SFD           8.125      6.250  $831.00       360   1-Sep-28   $111,773.09
7163622   ST GEORGE             UT     84770 SFD           8.000      6.250  $735.54       360   1-Sep-28   $100,107.03
7164635   ARLINGTON             VA     22201 LCO           7.500      6.250  $499.24       360   1-Oct-28    $71,347.01
7166273   AGOURA HILLS          CA     91301 LCO           7.125      6.250 $1,067.17      360   1-Oct-28   $158,273.33
7166393   ROCKLIN               CA     95765 SFD           7.375      6.250 $1,378.59      360   1-Oct-28   $199,448.12
7166987   MERIDIAN              ID     83642 SFD           7.250      6.250  $657.26       180   1-Oct-13    $71,777.74
7167839   PLAINFIELD            IN     46168 SFD           7.875      6.250  $696.07       360   1-Oct-28    $95,933.93
7169582   BETHESDA              MD     20817 SFD           7.375      6.250 $1,500.84      360   1-Oct-28   $217,134.65
7169606   TALLAHASSEE           FL     32308 SFD           7.500      6.250  $922.96       360   1-Sep-28   $131,803.47
7175674   FONTANA               CA     92336 SFD           6.625      6.250 $1,244.71      360   1-Oct-28   $194,220.50
7179142   LAKE HAVASU CITY      AZ     86403 SFD           8.125      6.250  $439.56       360   1-Sep-28    $59,122.28
7179404   LA MESA               CA     91941 SFD           7.625      6.250 $1,274.00      360   1-Oct-28   $179,865.72
7181067   FOLLY BEACH           SC     29439 LCO           6.625      6.250 $1,966.71      180   1-Nov-13   $224,000.00
7181747   EXETER                NH     03833 MF4           7.875      6.250 $1,128.93      360   1-Oct-28   $155,592.85
7181788   SPRINGFIELD           MO     65804 MF2           7.875      6.250  $464.04       360   1-Oct-28    $63,955.96
7182090   NEWARK                NJ     07016 MF3           8.000      6.250  $495.29       360   1-Oct-28    $67,454.71
7184559   SARASOTA              FL     34236 HCO           7.875      6.250  $797.58       360   1-Oct-28   $109,924.30
7184568   DECATUR               GA     30030 SFD           7.500      6.250 $1,310.16      360   1-Oct-28   $187,236.94
7184729   VESTAL                NY     13850 SFD           7.625      6.250  $792.73       360   1-Oct-28   $111,918.94
7184815   TOOELE                UT     84074 SFD           7.375      6.250  $509.37       360   1-Oct-28    $73,693.89
7185024   VALPARAISO            IN     46385 SFD           8.000      6.250 $1,174.02      360   1-Oct-28   $159,866.67
7185427   AUSTIN                TX     78745 SFD           7.750      6.250  $472.83       360   1-Oct-28    $65,953.42
7185497   MESA                  AZ     85215 SFD           7.500      6.250  $597.48       360   1-Oct-28    $85,386.58
7185917   LAS VEGAS             NV     89122 LCO           8.625      6.250  $538.31       360   1-Nov-28    $69,210.00
7185927   PERRIS                CA     92571 SFD           7.625      6.250  $370.88       360   1-Sep-28    $52,323.92
7185952   REDMOND               OR     97756 SFD           7.250      6.250  $543.01       360   1-Oct-28    $79,537.91
7185970   PORT ORCHARD          WA     98366 SFD           8.000      6.250  $726.43       360   1-Nov-28    $99,000.00
7186532   SARASOTA              FL     34235 LCO           7.000      6.250  $423.13       360   1-Oct-28    $63,547.87
7187525   RIDGEWOOD             NJ     07450 SFD           7.500      6.250 $1,536.52      180   1-Nov-13   $165,750.00
7188049   ORLANDO               FL     32809 SFD           7.500      6.250  $522.31       360   1-Oct-28    $74,644.57
7189299   GLEN CARBON           IL     62034 MF2           7.875      6.250  $587.31       360   1-Oct-28    $80,944.25
7190091   BEARSVILLE            NY     12409 SFD           7.375      6.250 $1,036.01      360   1-Oct-28   $149,885.86
7190405   LOUISVILLE            KY     40215 MF4           8.125      6.250  $571.72       360   1-Oct-28    $76,949.63
7190680   HAVERHILL             MA     01830 MF2           8.125      6.250  $708.34       360   1-Oct-28    $95,337.60
7191252   SAN DIEGO             CA     92128 LCT           7.625      6.250  $948.44       360   1-Oct-28   $133,903.02
7191298   SEATTLE               WA     98119 HCO           7.000      6.250 $1,293.02      360   1-Oct-28   $194,190.69
7191576   MIDLAND               TX     79707 PUD           7.750      6.250  $659.10       360   1-Sep-28    $91,869.72
7191577   MIDLAND               TX     79707 PUD           7.750      6.250  $659.10       360   1-Sep-28    $91,869.72
7191578   MIDLAND               TX     79707 SFD           7.750      6.250  $659.10       360   1-Sep-28    $91,869.72
7191579   MIDLAND               TX     79707 SFD           7.750      6.250  $659.10       360   1-Sep-28    $91,869.72
7191580   CARROLL VALLEY        PA     17320 SFD           7.375      6.250  $669.95       360   1-Oct-28    $96,926.20
7191899   ALPHARETTA            GA     30005 PUD           7.375      6.250 $1,218.01      360   1-Sep-28   $176,080.79
7192204   TALLAHASSEE           FL     32310 SFD           8.000      6.250  $184.91       360   1-Oct-28    $25,183.09
7192598   ROBBINSDALE           MN     55422 SFD           7.000      6.250  $718.53       360   1-Oct-28   $107,911.47
7192889   CHANDLER              AZ     85226 PUD           7.750      6.250  $842.50       360   1-Oct-28   $117,517.00
7193106   BOZEMAN               MT     59718 SFD           7.500      6.250  $760.75       360   1-Oct-28   $108,719.25
7194424   PAYSON                AZ     85541 SFD           8.000      6.250  $548.12       360   1-Oct-28    $74,649.88
7194504   LOUISVILLE            KY     40220 MF4           8.125      6.250  $701.66       360   1-Oct-28    $94,438.18
7195236   CORAL SPRINGS         FL     33065 SFD           7.750      6.250  $716.41       360   1-Oct-28    $99,929.42
7195516   FORT COLLINS          CO     80521 SFD           7.500      6.250  $804.45       360   1-Oct-28   $114,964.61
7199651   MORRISTOWN            NJ     07960 MF2           7.750      6.250 $1,257.30      360   1-Oct-28   $175,376.14
7200445   PHOENIX               AZ     85037 PUD           8.625      6.250  $609.01       360   1-Oct-28    $78,253.77
7200492   MOUND                 MN     55364 LCO           7.625      6.250  $469.40       180   1-Oct-13    $50,099.90
7200752   LOUISVILLE            KY     40220 MF4           8.250      6.250  $912.79       360   1-Oct-28   $121,422.52
7200861   ROCKPORT              TX     78382 SFD           7.250      6.250 $1,023.26      360   1-Nov-28   $150,000.00
7202128   GLENDALE              AZ     85310 SFD           7.500      6.250 $1,328.51      360   1-Oct-28   $189,858.99
7202250   STERLING              VA     20165 PUD           6.875      6.250 $1,439.99      360   1-Oct-28   $219,015.84
7202272   FISHERS               IN     46038 SFD           7.750      6.250  $659.10       360   1-Oct-28    $91,935.07
7203708   LYNNWOOD              WA     98037 SFD           7.250      6.250  $793.03       360   1-Oct-28   $116,159.31
7204089   EAST ALTON            IL     62024 SFD           7.750      6.250  $320.95       360   1-Oct-28    $44,768.38
7204662   MILLBROOK             NY     12545 SFD           7.375      6.250 $1,087.81      360   1-Oct-28   $157,380.16
7206036   CHEYENNE              WY     82001 SFD           8.000      6.250  $470.20       360   1-Oct-28    $64,037.00
7206582   AUBURNDALE            FL     33823 SFD           8.125      6.250  $578.03       360   1-Oct-28    $77,799.08
7207608   CARSON CITY           NV     89701 SFD           7.500      6.250  $660.76       360   1-Oct-28    $94,429.87
7208136   THOMPSON              OH     44086 SFD           7.750      6.250  $498.62       360   1-Oct-28    $69,550.88
7209362   WALDORF               MD     20602 LCO           8.125      6.250  $407.63       360   1-Oct-28    $54,864.09
7217797   UPLAND                CA     91786 LCO           8.125      6.250  $499.51       360   1-Oct-28    $67,231.00
7221296   WEST BLOOMFIELD       MI     48322 LCO           7.875      6.250  $616.31       360   1-Oct-28    $84,941.50
7224438   LOUISVILLE            KY     40208 MF2           8.250      6.250  $899.27       360   1-Nov-28   $119,700.00
7224703   ALPHARETTA            GA     30005 SFD           7.125      6.250 $1,342.05      360   1-Oct-28   $199,040.70
7225323   PETALUMA              CA     94954 SFD           7.625      6.250 $1,132.47      360   1-Nov-28   $160,000.00
7227466   FAIRFAX               VA     22031 LCO           7.375      6.250  $343.27       360   1-Oct-28    $49,662.18
7229717   UPPER MARLBORO        MD     20772 SFD           7.250      6.250 $1,129.67      180   1-Oct-13   $123,367.99
7230667   CATHEDRAL CITY        CA     92234 LCO           7.750      6.250  $472.83       360   1-Oct-28    $65,953.42
7231939   PENSACOLA             FL     32506 SFD           7.250      6.250  $471.04       180   1-Oct-13    $51,440.71
7232644   MERRIMACK             NH     03054 SFD           8.125      6.250  $521.90       360   1-Oct-28    $70,244.02
7233700   MONTGOMERY            AL     36117 SFD           7.500      6.250  $559.37       360   1-Oct-28    $79,940.63
7238357   YORK                  PA     17404 LCO           7.500      6.250  $301.36       360   1-Nov-28    $43,100.00
7238530   PINE KNOLL SHORES     NC     28512 LCO           7.625      6.250 $1,341.62      360   1-Oct-28   $189,412.81
7242019   FAYETTEVILLE          NC     28304 SFD           7.125      6.250 $1,024.05      360   1-Oct-28   $151,878.45
7257252   PAHOA                 HI     96778 SFD           8.000      6.250  $528.31       360   1-Oct-28    $71,951.69
7259001   HARRISON              AR     72601 SFD           7.875      6.250  $261.02       360   1-Oct-28    $35,975.23
7261804   NORTH LAUDERDALE      FL     33068 SFD           7.500      6.250  $327.95       360   1-Nov-28    $46,903.00
7270951   VIRGINIA BEACH        VA     23456 SFD           8.250      6.250 $1,081.82      360   1-Oct-28   $143,908.18
7279108   DENVER                CO     80220 SFD           7.625      6.250  $787.07       360   1-Oct-28   $111,119.51
7279122   DENVER                CO     80220 MF2           7.625      6.250  $787.07       360   1-Oct-28   $111,119.51
7283358   AVONDALE ESTATES      GA     30002 PUD           7.875      6.250  $489.42       360   1-Oct-28    $67,453.55
7284819   ORONO                 MN     55331 SFD           7.500      6.250 $1,468.35      360   1-Nov-28   $210,000.00
7285716   ASHTABULA             OH     44004 SFD           8.250      6.250  $309.33       360   1-Nov-28    $41,175.00
7286006   ANGIER                NC     27501 SFD           7.875      6.250  $613.41       360   1-Oct-28    $84,541.78
7286854   NORTH LAUDERDALE      FL     33068 SFD           7.250      6.250  $524.44       180   1-Nov-13    $57,450.00
7290059   CHEYENNE              WY     82001 SFD           7.875      6.250  $510.45       360   1-Nov-28    $70,400.00
7290334   CEDAR HILL            TX     75104 SFD           7.500      6.250  $635.94       360   1-Nov-28    $90,950.00
7290731   SANDUSKY              OH     44870 SFD           7.625      6.250  $318.51       360   1-Nov-28    $45,000.00
7290984   WEST JORDAN           UT     84084 LCO           7.875      6.250  $432.14       360   1-Nov-28    $59,600.00
7292530   FORT COLLINS          CO     80524 SFD           7.500      6.250  $825.77       360   1-Nov-28   $118,100.00
7294407   LAKE HAVASU CITY      AZ     86406 SFD           7.875      6.250  $502.47       360   1-Nov-28    $69,300.00
7294676   LAKE HAVASU CITY      AZ     86406 SFD           7.750      6.250  $458.50       360   1-Nov-28    $64,000.00
7295155   FORT COLLINS          CO     80524 SFD           7.125      6.250  $710.77       360   1-Nov-28   $105,500.00
7296024   ROGERS                MN     55374 SFD           7.125      6.250  $997.10       360   1-Oct-28   $147,713.80
7312588   RALEIGH               NC     27613 SFD           7.750      6.250  $659.10       360   1-Oct-28    $91,935.07
7317041   MIDLAND               TX     79707 SFD           8.125      6.250  $427.68       360   1-Nov-28    $57,600.00
7317659   BIG LAKE              MN     55309 SFD           7.250      6.250  $770.86       360   1-Nov-28   $113,000.00
7325470   GRANDVIEW             MO     64030 MF2           7.875      6.250  $437.22       360   1-Nov-28    $60,300.00






(i)       (x)   (xi)    (xii)      (xiii)  (xIv)      (xv)         (xvI)
-----     ------------------------ ---------------------------------------

MORTGAGE                MORTGAGE           T.O.P.     MASTER      FIXED
LOAN                    INSURANCE  SERVICE MORTGAGE   SERVICE  RETAINED
NUMBER    LTV   SUBSIDY CODE       FEE     LOAN       FEE         YIELD
--------  ------------------------ ---------------------------------------
4593998   75.00                      0.250               0.017    1.483
4723505   60.99                      0.250               0.017    0.983
4730256   74.97                      0.250               0.017    1.283
4743656   80.00                      0.250               0.017    1.108
4744378   28.30                      0.250               0.017    1.858
4744382   28.30                      0.250               0.017    1.858
4748005   62.35                      0.250               0.017    1.358
4751649   80.00                      0.250               0.017    1.733
4752921   80.00                      0.250               0.017    0.858
4753095   70.00                      0.250               0.017    1.858
4760056   80.00                      0.250               0.017    0.983
4762394   67.05                      0.250               0.017    1.483
4765102   80.00                      0.250               0.017    1.358
4772835   80.00                      0.250               0.017    1.108
4773542   80.00                      0.250               0.017    1.108
4776153   90.00                 17   0.250               0.017    1.733
4777018   80.00                      0.250               0.017    1.108
4777562   80.00                      0.250               0.017    1.108
4779361   80.00                      0.250               0.017    1.358
4780814   50.00                      0.250               0.017    1.233
4782431   90.00                 06   0.250               0.017    1.733
4783573   80.00                      0.250               0.017    1.483
4785748   65.00                      0.250               0.017    1.358
4788131   90.00                 17   0.250               0.017    1.608
4788134   90.00                 17   0.250               0.017    1.608
4790323   80.00                      0.250               0.017    0.483
4790386   80.00                      0.250               0.017    0.983
4790615   89.96                 12   0.250               0.017    1.608
4792084   80.00                      0.250               0.017    0.858
4795383   83.75                 06   0.250               0.017    1.233
4795609   49.63                      0.250               0.017    1.233
4795707   70.00                      0.250               0.017    1.983
4795709   70.00                      0.250               0.017    1.608
4797572   90.00                 17   0.250               0.017    1.733
4798370   80.00                      0.250               0.017    1.608
4798679   52.00                      0.250               0.017    1.233
4798811   70.00                      0.250               0.017    1.233
4799632   80.00                      0.250               0.017    0.983
4801438   57.30                      0.250               0.017    0.983
4801830   61.12                      0.250               0.017    1.108
4801926   80.00                      0.250               0.017    1.608
4802938   90.00                 13   0.250               0.017    1.108
4804098   80.00                      0.250               0.017    1.358
4804158   80.00                      0.250               0.017    1.358
4807447   77.56                      0.250               0.017    0.608
4807717   50.51                      0.250               0.017    1.233
4808925   79.74                      0.250               0.017    1.233
4809195   89.98                 17   0.250               0.017    1.608
4810197   95.00                 17   0.250               0.017    1.233
4810276   80.00                      0.250               0.017    1.483
4810337   53.07                      0.250               0.017    1.608
4810346   70.00                      0.250               0.017    1.108
4810592   75.00                      0.250               0.017    1.108
4812680   89.98                 17   0.250               0.017    1.233
4812931   90.00                 33   0.250               0.017    1.608
4813550   80.00                      0.250               0.017    1.483
4813573   78.95                      0.250               0.017    0.983
4814841   56.04                      0.250               0.017    1.358
4815112   80.00                      0.250               0.017    1.108
4815428   80.00                      0.250               0.017    0.983
4815439   75.00                      0.250               0.017    1.233
4815735   43.06                      0.250               0.017    1.233
4815810   79.97                      0.250               0.017    0.858
4817137   72.34                      0.250               0.017    1.233
4818287   90.00                 06   0.250               0.017    0.733
4818345   89.98                 17   0.250               0.017    1.358
4818713   80.00                      0.250               0.017    0.983
4818758   84.98                 17   0.250               0.017    1.108
4818769   90.00                 17   0.250               0.017    1.358
4819425   90.00                 17   0.250               0.017    1.483
4820308   80.00                      0.250               0.017    0.983
4820366   80.00                      0.250               0.017    0.983
4821403   90.00                 06   0.250               0.017    1.858
4821409   90.00                 17   0.250               0.017    1.858
4821608   80.00                      0.250               0.017    1.233
4821730   80.00                      0.250               0.017    0.108
4821734   80.00                      0.250               0.017    0.358
4822174   70.00                      0.250               0.017    1.733
4822270   88.24                 17   0.250               0.017    1.358
4824609   76.25                      0.250               0.017    1.483
4825394   80.00                      0.250               0.017    0.858
4825639   85.00                 12   0.250               0.017    0.983
4825746   80.00                      0.250               0.017    1.358
4825933   94.19                 17   0.250               0.017    0.983
4826181   69.27                      0.250               0.017    1.108
4826614   80.00                      0.250               0.017    0.983
4826720   80.00                      0.250               0.017    1.108
4826803   70.00                      0.250               0.017    1.608
4827140   90.00                 33   0.250               0.017    1.733
4828520   53.85                      0.250               0.017    1.233
4828719   75.00                      0.250               0.017    1.233
4829291   62.46                      0.250               0.017    1.608
4829526   90.00                 06   0.250               0.017    1.483
4829760   79.88                      0.250               0.017    1.358
4829761   80.00                      0.250               0.017    0.983
4829767   80.00                      0.250               0.017    0.983
4829769   74.63                      0.250               0.017    1.983
4829773   90.00                 33   0.250               0.017    2.233
4829782   89.95                 12   0.250               0.017    2.233
4830393   70.00                      0.250               0.017    1.358
4830425   78.95                      0.250               0.017    1.358
4830446   79.97                      0.250               0.017    1.108
4830447   80.00                      0.250               0.017    1.358
4830476   80.00                      0.250               0.017    1.108
4830483   90.00                 12   0.250               0.017    1.483
4830550   90.00                 17   0.250               0.017    1.608
4831156   89.58                 01   0.250               0.017    1.608
4831316   70.00                      0.250               0.017    1.233
4831339   80.00                      0.250               0.017    1.233
4831345   90.00                 12   0.250               0.017    1.858
4831420   84.98                 12   0.250               0.017    1.858
4831431   90.00                 11   0.250               0.017    1.733
4831448   69.44                      0.250               0.017    1.983
4831460   58.06                      0.250               0.017    1.358
4831473   80.00                      0.250               0.017    1.733
4831480   84.76                 17   0.250               0.017    0.483
4831488   84.19                 17   0.250               0.017    0.483
4831643   70.00                      0.250               0.017    1.358
4832059   95.00                 33   0.250               0.017    1.608
4832464   89.98                 01   0.250               0.017    1.358
4832481   90.00                 11   0.250               0.017    1.733
4832487   74.36                      0.250               0.017    1.358
4832533   90.00                 33   0.250               0.017    2.108
4832541   80.00                      0.250               0.017    1.358
4832791   75.00                      0.250               0.017    1.233
4833134   80.00                      0.250               0.017    1.108
4833210   90.00                 33   0.250               0.017    1.358
4833391   70.00                      0.250               0.017    1.358
4833538   80.00                      0.250               0.017    1.733
4833576   73.77                      0.250               0.017    1.358
4833835   76.61                      0.250               0.017    1.108
4833848   78.95                      0.250               0.017    0.983
4833936   84.94                 12   0.250               0.017    0.733
4834015   80.00                      0.250               0.017    0.358
4834021   80.00                      0.250               0.017    0.233
4834108   95.00                 12   0.250               0.017    1.483
4834157   80.00                      0.250               0.017    1.483
4834162   80.00                      0.250               0.017    1.483
4834209   69.95                      0.250               0.017    1.233
4834287   90.00                 17   0.250               0.017    1.108
4834312   90.00                 12   0.250               0.017    1.483
4834329   79.85                      0.250               0.017    1.108
4834356   80.00                      0.250               0.017    0.733
4834528   80.00                      0.250               0.017    1.233
4834733   80.00                      0.250               0.017    0.483
4835517   80.00                      0.250               0.017    1.483
4835552   80.00                      0.250               0.017    1.108
4835573   80.00                      0.250               0.017    0.983
4836083   70.00                      0.250               0.017    1.358
4836091   79.38                      0.250               0.017    1.483
4836113   89.91                 17   0.250               0.017    1.233
4836114   89.29                 17   0.250               0.017    1.233
4836758   80.00                      0.250               0.017    1.483
4837349   55.00                      0.250               0.017    1.358
4837524   80.00                      0.250               0.017    1.233
4837538   89.99                 17   0.250               0.017    1.733
4837626   80.00                      0.250               0.017    1.608
4838358   79.38                      0.250               0.017    1.483
4838706   80.00                      0.250               0.017    0.983
4839220   46.36                      0.250               0.017    1.108
4839229   78.13                      0.250               0.017    0.733
4839355   72.58                      0.250               0.017    1.358
4839425   85.00                 01   0.250               0.017    0.983
4839430   90.00                 01   0.250               0.017    1.483
4839733   95.00                 12   0.250               0.017    0.983
4840295   88.50                 11   0.250               0.017    1.608
4840699   84.11                 06   0.250               0.017    1.733
4840894   89.95                 17   0.250               0.017    1.483
4840895   56.67                      0.250               0.017    1.483
4840956   80.00                      0.250               0.017    1.108
4841004   75.00                      0.250               0.017    1.233
4841082   77.35                      0.250               0.017    1.233
4841370   75.00                      0.250               0.017    1.108
4841471   61.61                      0.250               0.017    0.483
4841770   90.00                 17   0.250               0.017    1.358
4841897   80.00                      0.250               0.017    1.483
4842502   57.52                      0.250               0.017    0.983
4842790   80.00                      0.250               0.017    0.483
4843437   69.35                      0.250               0.017    1.108
4843605   80.00                      0.250               0.017    0.733
4843707   90.00                 17   0.250               0.017    1.608
4843788   90.00                 17   0.250               0.017    1.483
4843797   90.00                 17   0.250               0.017    1.483
4843799   53.40                      0.250               0.017    1.233
4843853   62.67                      0.250               0.017    1.983
4844243   76.02                      0.250               0.017    0.858
4844934   80.00                      0.250               0.017    1.108
4845254   70.00                      0.250               0.017    1.108
4845396   90.00                 01   0.250               0.017    1.108
4845890   80.00                      0.250               0.017    0.608
4845919   80.00                      0.250               0.017    0.733
4845951   80.00                      0.250               0.017    1.358
4846407   80.00                      0.250               0.017    0.483
4846483   79.17                      0.250               0.017    1.483
4846760   80.00                      0.250               0.017    1.483
4846793   70.00                      0.250               0.017    1.358
4846951   69.44                      0.250               0.017    1.233
4846957   69.93                      0.250               0.017    1.233
4847038   95.00                 17   0.250               0.017    1.483
4847409   82.22                 12   0.250               0.017    0.983
4847535   80.00                      0.250               0.017    0.983
4847812   70.00                      0.250               0.017    1.483
4847894   90.00                 12   0.250               0.017    1.358
4847947   83.61                 17   0.250               0.017    1.108
4848186   80.00                      0.250               0.017    0.483
4849156   75.00                      0.250               0.017    1.233
4849552   90.00                 17   0.250               0.017    1.608
4849639   79.99                      0.250               0.017    1.108
4849711   80.00                      0.250               0.017    0.733
4849861   90.00                 17   0.250               0.017    1.108
4849958   80.00                      0.250               0.017    1.483
4849986   70.00                      0.250               0.017    1.733
4850199   56.41                      0.250               0.017    0.983
4850207   90.00                 17   0.250               0.017    1.483
4850283   80.00                      0.250               0.017    1.608
4851189   75.00                      0.250               0.017    1.233
4851237   35.85                      0.250               0.017    1.858
4851461   86.08                 06   0.250               0.017    1.358
4851602   89.97                 17   0.250               0.017    1.358
4851623   79.99                      0.250               0.017    1.233
4851678   80.00                      0.250               0.017    0.233
4852051   85.00                 17   0.250               0.017    1.483
4852353   64.10                      0.250               0.017    1.108
4852585   56.89                      0.250               0.017    1.483
4852599   90.00                 06   0.250               0.017    1.358
4852789   90.00                 12   0.250               0.017    1.358
4852878   90.00                 01   0.250               0.017    1.358
4853026   89.96                 12   0.250               0.017    1.608
4853143   90.00                 17   0.250               0.017    1.608
4853695   85.00                 12   0.250               0.017    1.358
4854349   56.25                      0.250               0.017    1.108
4854723   90.00                 12   0.250               0.017    1.608
4855112   90.00                 17   0.250               0.017    1.608
4855305   74.29                      0.250               0.017    1.358
4855559   90.00                 12   0.250               0.017    1.483
4855780   90.00                 12   0.250               0.017    1.233
4855942   68.49                      0.250               0.017    1.233
4856647   94.23                 33   0.250               0.017    1.233
4857123   90.00                 01   0.250               0.017    1.608
4857317   87.26                 06   0.250               0.017    1.358
4858203   66.67                      0.250               0.017    1.608
4859038   82.86                 17   0.250               0.017    1.358
4859306   72.83                      0.250               0.017    1.233
4859665   95.00                 01   0.250               0.017    0.983
4859759   80.00                      0.250               0.017    1.108
4859767   80.00                      0.250               0.017    0.858
4860396   90.00                 17   0.250               0.017    0.733
4860712   90.00                 17   0.250               0.017    1.608
4861476   70.00                      0.250               0.017    1.483
4861503   93.52                 12   0.250               0.017    0.983
4861528   80.00                      0.250               0.017    0.983
4861867   80.00                      0.250               0.017    0.608
4862035   80.00                      0.250               0.017    0.983
4862135   90.00                 06   0.250               0.017    1.358
4862536   76.92                      0.250               0.017    0.358
4863245   70.00                      0.250               0.017    0.858
4863282   74.99                      0.250               0.017    1.233
4863317   65.00                      0.250               0.017    1.358
4864042   80.00                      0.250               0.017    0.983
4864048   80.00                      0.250               0.017    0.983
4864235   79.08                      0.250               0.017    1.358
4864343   90.00                 33   0.250               0.017    0.983
4864347   65.00                      0.250               0.017    1.608
4864432   52.00                      0.250               0.017    0.858
4864883   89.99                 17   0.250               0.017    1.233
4864909   68.38                      0.250               0.017    1.358
4865211   80.00                      0.250               0.017    0.983
4865495   80.00                      0.250               0.017    1.108
4865505   71.76                      0.250               0.017    1.358
4865519   90.00                 17   0.250               0.017    1.108
4866555   85.00                 17   0.250               0.017    1.108
4866692   89.95                 17   0.250               0.017    1.483
4866770   80.00                      0.250               0.017    0.608
4866888   89.53                 13   0.250               0.017    0.983
4867442   90.00                 12   0.250               0.017    1.358
4867665   50.24                      0.250               0.017    0.233
4868271   89.69                 06   0.250               0.017    1.233
4868665   79.96                      0.250               0.017    1.233
4868829   70.00                      0.250               0.017    1.108
4868923   41.58                      0.250               0.017    0.483
4869098   47.73                      0.250               0.017    1.233
4869161   89.96                 01   0.250               0.017    1.608
4869176   80.00                      0.250               0.017    1.608
4869719   70.00                      0.250               0.017    2.358
4869831   80.00                      0.250               0.017    1.233
4869952   56.19                      0.250               0.017    1.358
4869954   51.34                      0.250               0.017    1.358
4869955   66.05                      0.250               0.017    1.108
4870377   70.00                      0.250               0.017    1.358
4870814   94.51                 17   0.250               0.017    0.733
4870860   70.00                      0.250               0.017    0.858
4871780   85.00                 12   0.250               0.017    1.358
4872528   85.00                 17   0.250               0.017    0.983
4872630   70.00                      0.250               0.017    1.108
4872691   90.00                 06   0.250               0.017    1.358
4873477   90.00                 12   0.250               0.017    1.233
4873532   90.00                 33   0.250               0.017    1.358
4873986   90.00                 06   0.250               0.017    1.983
4874099   80.00                      0.250               0.017    0.983
4874233   90.00                 17   0.250               0.017    1.608
4874480   90.00                 33   0.250               0.017    0.983
4875010   80.00                      0.250               0.017    0.733
4875032   76.57                      0.250               0.017    1.108
4875096   70.00                      0.250               0.017    1.358
4875163   78.05                      0.250               0.017    0.733
4876219   95.00                 17   0.250               0.017    0.858
4876378   80.00                      0.250               0.017    1.233
4876438   80.00                      0.250               0.017    1.233
4877851   61.49                      0.250               0.017    0.733
4877961   70.00                      0.250               0.017    1.233
4878031   69.84                      0.250               0.017    1.233
4878064   76.45                      0.250               0.017    1.233
4878082   72.99                      0.250               0.017    0.733
4878129   90.00                 17   0.250               0.017    1.733
4878288   64.33                      0.250               0.017    0.233
4878513   85.00                 12   0.250               0.017    0.858
4878707   24.92                      0.250               0.017    1.358
4879069   88.72                 01   0.250               0.017    0.483
4879290   79.65                      0.250               0.017    0.983
4879807   89.98                 06   0.250               0.017    2.233
4880346   90.00                 17   0.250               0.017    2.358
4881663   80.00                      0.250               0.017    0.983
4882859   79.70                      0.250               0.017    0.858
4882934   80.00                      0.250               0.017    1.108
4882986   90.00                 06   0.250               0.017    1.608
4883034   80.00                      0.250               0.017    0.858
4883080   84.51                 17   0.250               0.017    0.233
4883355   93.39                 24   0.250               0.017    1.233
4884018   80.00                      0.250               0.017    1.358
4885183   89.53                 12   0.250               0.017    1.358
4885236   80.00                      0.250               0.017    1.108
4885710   70.00                      0.250               0.017    0.858
4886544   70.00                      0.250               0.017    1.108
4887811   80.00                      0.250               0.017    1.358
4890529   80.00                      0.250               0.017    1.233
4891374   80.00                      0.250               0.017    0.983
4893144   90.00                 12   0.250               0.017    1.483
4893284   75.00                      0.250               0.017    2.233
4898656   80.00                      0.250               0.017    0.858
4904362   90.00                 33   0.250               0.017    0.358
4904970   90.00                 17   0.250               0.017    1.108
6454974   75.00                      0.250               0.017    1.608
6538163   73.28                      0.250               0.017    1.108
6639171   85.00                 33   0.250               0.017    1.483
6654543   73.10                      0.250               0.017    1.233
6679871   60.00                      0.250               0.017    1.358
6737971   73.27                      0.250               0.017    0.983
6759588   79.91                      0.250               0.017    0.858
6786464   79.68                      0.250               0.017    0.483
6808779   80.00                      0.250               0.017    0.858
6820147   72.47                      0.250               0.017    1.608
6820779   47.89                      0.250               0.017    0.608
6827211   75.00                      0.250               0.017    1.233
6836310   90.00                 06   0.250               0.017    1.858
6863592   74.66                      0.250               0.017    0.733
6864304   80.00                      0.250               0.017    0.358
6873866   95.00                 06   0.250               0.017    0.733
6881899   78.27                      0.250               0.017    0.608
6887213   65.00                      0.250               0.017    1.358
6893965   80.00                      0.250               0.017    1.233
6898295   47.69                      0.250               0.017    1.483
6906037   79.99                      0.250               0.017    0.983
6906717   80.00                      0.250               0.017    1.483
6909151   89.98                 17   0.250               0.017    1.733
6912244   80.00                      0.250               0.017    0.608
6918046   75.00                      0.250               0.017    0.983
6923834   79.98                      0.250               0.017    0.483
6923918   80.00                      0.250               0.017    0.983
6926128   70.00                      0.250               0.017    0.983
6932714   79.98                      0.250               0.017    0.983
6932978   79.99                      0.250               0.017    0.483
6934305   75.00                      0.250               0.017    1.483
6934593   80.00                      0.250               0.017    1.358
6940137   60.00                      0.250               0.017    0.483
6947636   49.21                      0.250               0.017    1.733
6948157   80.00                      0.250               0.017    0.858
6948670   80.00                      0.250               0.017    1.483
6951460   79.99                      0.250               0.017    1.108
6954854   90.00                 33   0.250               0.017    1.858
6958974   80.00                      0.250               0.017    0.000
6965013   75.00                      0.250               0.017    0.983
6967524   80.00                      0.250               0.017    0.983
6969191   80.00                      0.250               0.017    0.858
6973839   11.86                      0.250               0.017    0.983
6975489   90.00                 01   0.250               0.017    1.608
6975796   80.00                      0.250               0.017    1.358
6976657   80.00                      0.250               0.017    0.983
6977233   90.00                 17   0.250               0.017    0.858
6979144   78.50                      0.250               0.017    0.733
6981390   75.00                      0.250               0.017    1.358
6983537   76.06                      0.250               0.017    0.233
6983895   64.26                      0.250               0.017    0.733
6984569   90.00                 17   0.250               0.017    0.983
6985127   80.00                      0.250               0.017    1.233
6985192   55.00                      0.250               0.017    1.233
6985985   80.00                      0.250               0.017    0.733
6986154   90.00                 17   0.250               0.017    1.733
6986184   90.00                 17   0.250               0.017    1.733
6986190   90.00                 17   0.250               0.017    1.733
6986226   90.00                 17   0.250               0.017    1.733
6987731   52.76                      0.250               0.017    0.733
6988551   60.00                      0.250               0.017    1.483
7000397   60.63                      0.250               0.017    0.608
7000812   32.73                      0.250               0.017    1.358
7003748   65.00                      0.250               0.017    0.983
7003986   90.00                 11   0.250               0.017    1.608
7004002   80.00                      0.250               0.017    1.108
7010282   90.00                 17   0.250               0.017    1.108
7017830   90.00                 17   0.250               0.017    1.483
7030805   90.00                 12   0.250               0.017    1.358
7031755   80.00                      0.250               0.017    1.358
7031839   90.00                 06   0.250               0.017    1.358
7031940   80.00                      0.250               0.017    1.358
7032333   80.00                      0.250               0.017    1.358
7032426   80.00                      0.250               0.017    1.358
7032507   80.00                      0.250               0.017    1.358
7034704   90.00                 01   0.250               0.017    1.608
7034831   90.00                 06   0.250               0.017    1.233
7036805   80.00                      0.250               0.017    1.483
7037998   74.62                      0.250               0.017    1.733
7044446   80.00                      0.250               0.017    1.233
7046276   74.98                      0.250               0.017    0.733
7046479   90.00                 33   0.250               0.017    1.608
7056653   80.00                      0.250               0.017    0.983
7059285   65.00                      0.250               0.017    1.483
7060420   80.00                      0.250               0.017    1.233
7063619   54.97                      0.250               0.017    1.233
7066027   46.15                      0.250               0.017    1.483
7066105   87.00                 12   0.250               0.017    1.608
7066204   90.00                 06   0.250               0.017    1.733
7066314   64.95                      0.250               0.017    0.733
7069276   90.00                 01   0.250               0.017    1.608
7069277   76.60                      0.250               0.017    1.358
7070707   90.00                 17   0.250               0.017    1.733
7071193   80.00                      0.250               0.017    1.358
7072746   90.00                 33   0.250               0.017    1.108
7073860   38.47                      0.250               0.017    0.983
7075285   70.00                      0.250               0.017    0.983
7075412   80.00                      0.250               0.017    1.233
7076731   90.00                 17   0.250               0.017    1.483
7077037   80.00                      0.250               0.017    1.358
7078434   68.87                      0.250               0.017    1.483
7078651   80.00                      0.250               0.017    1.608
7078691   63.64                      0.250               0.017    1.108
7080705   80.00                      0.250               0.017    1.233
7082767   80.00                      0.250               0.017    1.108
7083201   88.71                 33   0.250               0.017    1.233
7083980   80.00                      0.250               0.017    0.983
7084462   62.96                      0.250               0.017    1.233
7084713   70.00                      0.250               0.017    1.233
7085243   76.92                      0.250               0.017    1.233
7086222   75.00                      0.250               0.017    1.608
7089688   90.00                 01   0.250               0.017    1.608
7090783   52.38                      0.250               0.017    1.483
7091341   90.00                 17   0.250               0.017    1.608
7092904   80.00                      0.250               0.017    1.233
7092929   61.29                      0.250               0.017    1.233
7092953   80.00                      0.250               0.017    0.858
7093532   90.00                 01   0.250               0.017    1.733
7094903   79.07                      0.250               0.017    1.108
7095137   75.00                      0.250               0.017    1.858
7095249   80.00                      0.250               0.017    0.983
7095801   77.60                      0.250               0.017    0.858
7095973   80.00                      0.250               0.017    1.608
7096173   80.00                      0.250               0.017    1.358
7098428   80.00                      0.250               0.017    1.233
7098848   39.34                      0.250               0.017    0.858
7102175   70.00                      0.250               0.017    1.233
7102381   65.04                      0.250               0.017    1.108
7102403   90.00                 17   0.250               0.017    1.608
7102535   89.96                 01   0.250               0.017    1.608
7103846   80.00                      0.250               0.017    1.483
7105014   90.00                 11   0.250               0.017    1.233
7106340   90.00                 16   0.250               0.017    1.608
7106807   52.63                      0.250               0.017    0.983
7107720   80.00                      0.250               0.017    0.983
7107926   65.00                      0.250               0.017    1.108
7108233   90.00                 06   0.250               0.017    0.983
7109314   75.00                      0.250               0.017    0.983
7109774   76.15                      0.250               0.017    0.608
7109954   80.00                      0.250               0.017    0.733
7110642   75.00                      0.250               0.017    1.358
7110892   90.00                 06   0.250               0.017    1.733
7112547   75.61                      0.250               0.017    1.358
7112920   74.80                      0.250               0.017    0.733
7113013   80.00                      0.250               0.017    1.108
7116919   80.00                      0.250               0.017    1.233
7119470   66.67                      0.250               0.017    1.233
7119523   76.73                      0.250               0.017    0.983
7120889   68.94                      0.250               0.017    0.983
7121765   73.72                      0.250               0.017    1.233
7122440   89.98                 06   0.250               0.017    1.358
7123120   76.92                      0.250               0.017    1.108
7123569   79.98                      0.250               0.017    0.733
7124210   80.00                      0.250               0.017    1.108
7124839   63.24                      0.250               0.017    0.858
7125026   70.77                      0.250               0.017    0.983
7126392   80.00                      0.250               0.017    1.233
7127032   86.11                 17   0.250               0.017    0.983
7127938   75.00                      0.250               0.017    1.108
7128159   80.00                      0.250               0.017    0.983
7129264   90.00                 17   0.250               0.017    1.483
7129861   59.17                      0.250               0.017    0.983
7129883   80.00                      0.250               0.017    0.983
7130495   73.89                      0.250               0.017    0.858
7131669   74.89                      0.250               0.017    0.483
7132143   33.14                      0.250               0.017    0.858
7132309   72.40                      0.250               0.017    0.733
7132766   80.00                      0.250               0.017    1.108
7133073   80.00                      0.250               0.017    0.733
7134336   90.00                 11   0.250               0.017    1.733
7134586   70.00                      0.250               0.017    1.608
7135284   80.00                      0.250               0.017    1.233
7135366   90.00                 33   0.250               0.017    1.358
7136799   47.46                      0.250               0.017    1.233
7137042   79.05                      0.250               0.017    1.233
7137083   74.62                      0.250               0.017    0.983
7137171   70.00                      0.250               0.017    0.983
7137173   80.00                      0.250               0.017    0.983
7138133   62.12                      0.250               0.017    1.358
7138597   58.38                      0.250               0.017    0.983
7139031   35.51                      0.250               0.017    1.483
7142413   90.00                 01   0.250               0.017    1.608
7142553   70.00                      0.250               0.017    0.858
7143691   58.37                      0.250               0.017    0.858
7143989   90.00                 01   0.250               0.017    1.358
7144465   62.21                      0.250               0.017    1.233
7144900   90.00                 11   0.250               0.017    1.108
7144906   70.00                      0.250               0.017    1.608
7144919   56.25                      0.250               0.017    1.733
7145510   46.15                      0.250               0.017    1.108
7146689   90.00                 33   0.250               0.017    1.483
7146724   80.00                      0.250               0.017    0.858
7149020   80.00                      0.250               0.017    0.858
7149138   60.67                      0.250               0.017    1.233
7149273   58.23                      0.250               0.017    0.733
7150620   80.00                      0.250               0.017    1.108
7151032   90.00                 01   0.250               0.017    1.358
7151349   52.46                      0.250               0.017    0.983
7151903   80.00                      0.250               0.017    1.233
7152069   80.00                      0.250               0.017    0.983
7152145   74.98                      0.250               0.017    0.608
7153063   90.00                 06   0.250               0.017    1.483
7153142   80.00                      0.250               0.017    0.983
7153994   55.70                      0.250               0.017    1.233
7154304   80.00                      0.250               0.017    1.358
7154363   90.00                 06   0.250               0.017    1.483
7155255   60.83                      0.250               0.017    0.983
7155435   80.00                      0.250               0.017    0.733
7161251   63.16                      0.250               0.017    0.483
7161433   42.48                      0.250               0.017    0.858
7161538   61.38                      0.250               0.017    1.483
7161630   80.00                      0.250               0.017    1.108
7162048   90.00                 06   0.250               0.017    1.608
7162142   69.81                      0.250               0.017    1.108
7162143   80.00                      0.250               0.017    0.858
7162552   50.92                      0.250               0.017    1.108
7162830   80.00                      0.250               0.017    1.608
7163622   90.00                 01   0.250               0.017    1.483
7164635   70.00                      0.250               0.017    0.983
7166273   80.00                      0.250               0.017    0.608
7166393   79.99                      0.250               0.017    0.858
7166987   76.60                      0.250               0.017    0.733
7167839   80.00                      0.250               0.017    1.358
7169582   79.98                      0.250               0.017    0.858
7169606   80.00                      0.250               0.017    0.983
7175674   80.00                      0.250               0.017    0.108
7179142   80.00                      0.250               0.017    1.608
7179404   80.00                      0.250               0.017    1.108
7181067   70.00                      0.250               0.017    0.108
7181747   90.00                 12   0.250               0.017    1.358
7181788   80.00                      0.250               0.017    1.358
7182090   90.00                 06   0.250               0.017    1.483
7184559   52.38                      0.250               0.017    1.358
7184568   80.00                      0.250               0.017    0.983
7184729   80.00                      0.250               0.017    1.108
7184815   68.29                      0.250               0.017    0.858
7185024   80.00                      0.250               0.017    1.483
7185427   80.00                      0.250               0.017    1.233
7185497   79.86                      0.250               0.017    0.983
7185917   90.00                 01   0.250               0.017    2.108
7185927   80.00                      0.250               0.017    1.108
7185952   80.00                      0.250               0.017    0.733
7185970   90.00                 01   0.250               0.017    1.483
7186532   80.00                      0.250               0.017    0.483
7187525   65.00                      0.250               0.017    0.983
7188049   90.00                 06   0.250               0.017    0.983
7189299   90.00                 33   0.250               0.017    1.358
7190091   71.43                      0.250               0.017    0.858
7190405   70.00                      0.250               0.017    1.608
7190680   90.00                 06   0.250               0.017    1.608
7191252   80.00                      0.250               0.017    1.108
7191298   65.00                      0.250               0.017    0.483
7191576   80.00                      0.250               0.017    1.233
7191577   80.00                      0.250               0.017    1.233
7191578   80.00                      0.250               0.017    1.233
7191579   80.00                      0.250               0.017    1.233
7191580   69.29                      0.250               0.017    0.858
7191899   61.23                      0.250               0.017    0.858
7192204   90.00                 17   0.250               0.017    1.483
7192598   90.00                 06   0.250               0.017    0.483
7192889   80.00                      0.250               0.017    1.233
7193106   80.00                      0.250               0.017    0.983
7194424   90.00                 06   0.250               0.017    1.483
7194504   70.00                      0.250               0.017    1.608
7195236   63.69                      0.250               0.017    1.233
7195516   68.08                      0.250               0.017    0.983
7199651   90.00                 01   0.250               0.017    1.233
7200445   90.00                 17   0.250               0.017    2.108
7200492   75.00                      0.250               0.017    1.108
7200752   90.00                 33   0.250               0.017    1.733
7200861   71.43                      0.250               0.017    0.733
7202128   95.00                 24   0.250               0.017    0.983
7202250   80.00                      0.250               0.017    0.358
7202272   80.00                      0.250               0.017    1.233
7203708   75.00                      0.250               0.017    0.733
7204089   70.00                      0.250               0.017    1.233
7204662   75.00                      0.250               0.017    0.858
7206036   90.00                 33   0.250               0.017    1.483
7206582   90.00                 12   0.250               0.017    1.608
7207608   78.75                      0.250               0.017    0.983
7208136   80.00                      0.250               0.017    1.233
7209362   90.00                 17   0.250               0.017    1.608
7217797   65.00                      0.250               0.017    1.608
7221296   59.44                      0.250               0.017    1.358
7224438   90.00                 33   0.250               0.017    1.733
7224703   66.40                      0.250               0.017    0.608
7225323   60.95                      0.250               0.017    1.108
7227466   70.00                      0.250               0.017    0.858
7229717   90.00                 12   0.250               0.017    0.733
7230667   73.33                      0.250               0.017    1.233
7231939   80.00                      0.250               0.017    0.733
7232644   90.00                 12   0.250               0.017    1.608
7233700   80.00                      0.250               0.017    0.983
7238357   89.98                 17   0.250               0.017    0.983
7238530   75.00                      0.250               0.017    1.108
7242019   80.00                      0.250               0.017    0.608
7257252   80.00                      0.250               0.017    1.483
7259001   80.00                      0.250               0.017    1.358
7261804   58.63                      0.250               0.017    0.983
7270951   90.00                 01   0.250               0.017    1.733
7279108   80.00                      0.250               0.017    1.108
7279122   80.00                      0.250               0.017    1.108
7283358   90.00                 06   0.250               0.017    1.358
7284819   47.30                      0.250               0.017    0.983
7285716   90.00                 06   0.250               0.017    1.733
7286006   90.00                 01   0.250               0.017    1.358
7286854   60.47                      0.250               0.017    0.733
7290059   80.00                      0.250               0.017    1.358
7290334   85.00                 17   0.250               0.017    0.983
7290731   90.00                 17   0.250               0.017    1.108
7290984   80.00                      0.250               0.017    1.358
7292530   75.71                      0.250               0.017    0.983
7294407   70.00                      0.250               0.017    1.358
7294676   80.00                      0.250               0.017    1.233
7295155   77.57                      0.250               0.017    0.608
7296024   70.48                      0.250               0.017    0.608
7312588   79.97                      0.250               0.017    1.233
7317041   90.00                 01   0.250               0.017    1.608
7317659   74.83                      0.250               0.017    0.733
7325470   90.00                 17   0.250               0.017    1.358

COUNT:                      661
WAC:                7.654157619
WAM:                348.9489376
WALTV:              77.39393253

Exhibit F-3B

NISTAR
NMI / 1998-03  Exhibit F-3B (Group II)
15 & 30 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS

(i)       (ii)                                   (iii)    (iv)       (v)        (vi)      (vii)    (viii)     (ix)
-----     -----------------------------   -----  -------- --------   --------   ------------------ ---------- --------------
                                                                     NET                                      CUT-OFF
MORTGAGE                                                  MORTGAGE   MORTGAGE   CURRENT   ORIGINAL SCHEDULED  DATE
LOAN                                      ZIP    PROPERTY INTEREST   INTEREST   MONTHLY   TERM TO  MATURITY   PRINCIPAL
NUMBER    CITY                    STATE   CODE   TYPE     RATE       RATE       PAYMENT   MATURITY DATE       BALANCE
--------  --------------------------------------------------------   --------   ------------------ -------------------------
4805799   HOUSTON                 TX       77057 SFD           7.500      6.250  $ 856.53      360   1-Jun-28    $ 121,952.02
4834649   TURLOCK                 CA       95380 SFD           7.875      6.250  $ 812.08      360   1-Jul-28    $ 111,688.62
4834703   GRAND FORKS             ND       58203 MF3           8.500      6.250  $ 390.61      360   1-Jun-28     $ 50,643.92
4834756   EDGERTON                KS       66021 SFD           8.125      6.250 $ 1,094.45     360   1-Jul-28    $ 147,010.39
4834757   SLEEPY HOLLOW           NY       10591 SFD           8.000      6.250 $1,262.08      360   1-May-28    $ 171,295.88
4834765   OAKDALE                 CA       95361 MF4           8.250      6.250  $ 796.35      360   1-Jul-28    $ 105,726.81
4834786   WEYMOUTH                MA       02189 SFD           7.750      6.250  $ 920.59      360   1-Jul-28    $ 128,133.70
4834805   WILLIAMSTOWN            NJ       08094 SFD           7.250      6.250  $ 463.88      360   1-Jun-28     $ 67,672.57
4834828   NORTH EASTHAM           MA       02651 SFD           7.250      6.250  $ 678.43      360   1-Jun-28     $ 99,057.35
4834829   PROVINCETOWN            MA       02657 LCO           8.500      6.250 $1,023.62      360   1-Jun-28    $ 132,715.99
4834838   STRATSFORD              CT       06497 SFD           7.625      6.250 $1,330.66      360   1-Jun-28    $ 187,310.91
4834849   DOTHAN                  AL       36301 SFD           8.500      6.250  $ 270.66      360   1-Jun-28     $ 35,091.84
4834856   LAKESVILLE              MA       02347 SFD           7.625      6.250  $ 778.58      360   1-Jun-28    $ 109,596.80
4834858   ST JOSEPH               MI       49085 SFD           8.125      6.250  $ 957.82      360   1-Jul-28    $ 128,659.03
4834892   EDWARDS                 CO       81632 SFD           7.750      6.250 $ 1,289.55     360   1-Jun-28    $ 176,948.98
4834903   DESTIN                  FL       32541 THS           7.750      6.250  $ 481.43      360   1-Jun-28     $ 66,959.77
4835004   WARNER ROBINS           GA       31088 SFD           8.125      6.250  $ 577.67      360   1-Jul-28     $ 77,594.33
4835014   ATLANTA                 GA       30308 SFD           7.625      6.250 $ 1,592.19     360   1-Jun-28    $ 224,125.49
4835020   OMAHA                   NE       68122 SFD           7.875      6.250  $ 398.79      360   1-Jul-28     $ 54,847.10
4835026   INDIAN HEAD PARK        IL       60525 SFD           7.750      6.250 $1,482.26      360   1-Jul-28    $ 206,310.20
4835027   FAYETTEVILLE            AR       72701 SFD           7.875      6.250 $ 1,114.79     360   1-Jul-28    $ 153,322.59
4835051   LAKE FOREST             CA       92630 LCO           7.625      6.250  $ 865.28      360   1-Jul-28    $ 121,892.68
4835059   DENVER                  CO       80211 MF3           8.500      6.250  $ 722.78      360   1-Jun-28     $ 93,711.19
4835069   HUMBLE                  TX       77346 SFD           7.500      6.250 $ 1,366.27     360   1-Jun-28    $ 194,665.77
4835078   CARROLLTON              TX       75006 SFD           7.500      6.250  $ 704.07      360   1-Jul-28    $ 100,393.28
4835085   PROCTOR                 MN       55810 SFD           8.000      6.250  $ 443.93      360   1-Jun-28     $ 60,276.02
4835094   MISHAWAKA               IN       46545 SFD           8.375      6.250  $ 180.37      360   1-Mar-28     $ 23,609.04
4835099   PLANT CITY              FL       33567 SFD           7.875      6.250  $ 776.55      360   1-Jul-28    $ 104,795.69
4835113   HAMBURG TOWNSHIP        MI       48169 SFD           8.500      6.250 $ 1,377.90     360   1-Jun-28    $ 176,973.69
4835133   AURORA                  CO       80017 SFD           8.500      6.250  $ 703.56      360   1-Jun-28     $ 91,218.87
4835160   ALBUQUERQUE             NM       87107 PUD           8.000      6.250 $ 1,587.87     360   1-Jun-28    $ 215,664.24
4835170   WEXFORD                 PA       15090 SFD           7.875      6.250  $ 609.06      360   1-Jun-28     $ 83,707.13
4835186   GAITHERSBURG            MD       20877 PUD           8.250      6.250  $ 700.19      360   1-Jul-28     $ 92,959.78
4835188   EUGENE                  OR       97405 SFD           7.875      6.250  $ 452.45      360   1-Jul-28     $ 62,226.50
4835200   LAKEWOOD                CO       80235 LCO           8.375      6.250  $ 750.58      360   1-Jun-28     $ 98,438.74
4835214   SAN JOSE                CA       95111 SFD           7.875      6.250 $ 1,171.72     360   1-Jul-28    $ 161,150.73
4835222   OLNEY                   MD       20832 PUD           7.500      6.250  $ 699.22      360   1-Jul-28     $ 99,700.33
4835230   VIENNA                  VA       22180 LCO           8.000      6.250  $ 917.21      360   1-Jul-28    $ 124,661.11
4835241   DILLON                  CO       80435 SFD           8.750      6.250  $ 672.63      360   1-Feb-28     $ 85,044.13
4835311   MUSKEGO                 WI       53150 SFD           8.125      6.250  $ 668.25      360   1-Jun-28     $ 89,701.62
4835319   CHICAGO HEIGHTS         IL       60411 SFD           7.500      6.250  $ 454.49      360   1-Jul-28     $ 64,805.23
4835324   BUENA VISTA             CO       81211 SFD           7.875      6.250  $ 667.07      360   1-Jul-28     $ 91,744.22
4835354   DECATUR                 AL       35603 SFD           7.625      6.250 $ 1,203.25     360   1-Jul-28    $ 169,503.13
4835359   WEST FARGO              ND       58078 SFD           8.125      6.250  $ 408.37      360   1-Jun-28     $ 54,817.68
4835363   DAMASCUS                MD       20872 SFD           7.500      6.250  $ 950.94      360   1-Jun-28    $ 135,488.95
4835364   MONTGOMERY              TX       77356 SFD           7.500      6.250 $ 1,412.20     240   1-May-18    $ 173,324.69
4835378   MANASQUAN               NJ       08736 MF3           7.875      6.250 $1,340.04      300   1-Jun-23    $ 174,545.96
4835381   MORTON GROVE            IL       60053 SFD           7.250      6.250 $ 1,470.77     360   1-Jul-28    $ 214,340.32
4835389   BROWNSVILLE             TX       78521 SFD           8.500      6.250  $ 381.39      360   1-Jul-28     $ 49,478.49
4835408   RAPID CITY              SD       57702 SFD           7.500      6.250  $ 498.75      360   1-Jul-28     $ 71,116.25
4835424   CORPUS CHRISTI          TX       78414 SFD           7.625      6.250  $ 920.14      360   1-Jun-28    $ 129,523.49
4835466   CUSTER                  SD       57730 SFD           7.500      6.250 $ 1,055.81     360   1-Jul-28    $ 150,547.54
4835480   VIENNA                  VA       22181 THS           8.500      6.250 $1,226.42      360   1-Jul-28    $ 159,109.36
4835502   WORCESTER               MA       01606 SFD           7.750      6.250  $ 572.41      360   1-Jul-28     $ 79,672.25
4835628   SPRINGFIELD             OH       45505 SFD           8.375      6.250  $ 319.24      360   1-Jun-28     $ 41,867.59
4836209   FORT LAUDERDALE         FL       33304 SFD           8.375      6.250  $ 729.67      360   1-Jul-28     $ 95,758.80
4836211   ASHEVILLE               NC       28806 MF4           8.375      6.250  $ 912.09      360   1-Aug-28    $ 119,774.67
4836254   COVINA                  CA       91723 SFD           7.625      6.250  $ 941.37      360   1-Jul-28    $ 132,602.54
4836431   SUGAR LAND              TX       77478 PUD           8.250      6.250  $ 450.77      360   1-Jul-28     $ 59,845.34
4837419   SOMERVILLE              MA       02144 MF3           7.625      6.250 $ 1,358.97     360   1-Aug-28    $ 191,580.44
4837798   VANCOUVER               WA       98684 MF2           7.500      6.250 $ 1,112.46     360   1-Jul-28    $ 158,623.22
4853778   MONTCLAIR               NJ       07043 MF4           7.875      6.250 $ 1,595.15     360   1-Nov-27    $ 218,116.20
4853956   ASHBURNHAM              MA       01430 MF4           8.250      6.250  $ 863.95      360   1-Dec-27    $ 114,165.12
4854176   FREEPORT                NY       11520 MF4           7.500      6.250  $ 853.04      360   1-Jan-28    $ 121,068.70
4856486   GEORGETOWN              CO       80444 LCO           7.500      6.250  $ 807.59      360   1-Aug-28    $ 115,241.25
4856538   GREENSBORO              NC       27408 SFD           7.625      6.250 $ 1,182.02     360   1-Jul-28    $ 166,511.88
4856672   KEIZER                  OR       97303 SFD           7.750      6.250  $ 544.12      360   1-Jul-28     $ 75,733.47
4856706   OAK CREEK               CO       80467 SFD           8.000      6.250  $ 495.30      360   1-Aug-28     $ 67,262.52
4856731   OMAHA                   NE       68164 SFD           7.500      6.250  $ 475.47      360   1-Jul-28     $ 67,796.22
4856781   MIDLOTHIAN              VA       23112 SFD           8.500      6.250  $ 588.22      360   1-Jul-28     $ 76,312.64
4856785   BETTENDORF              IA       52722 LCO           8.125      6.250  $ 424.71      360   1-Aug-28     $ 56,989.94
4856790   BELTSVILLE              MD       20705 SFD           8.125      6.250  $ 935.55      360   1-Aug-28    $ 124,747.66
4856796   INDEPENDENCE            MO       64050 MF2           8.500      6.250  $ 384.46      360   1-Aug-28     $ 49,908.48
4856827   FREELAND                MD       21053 SFD           7.375      6.250  $ 942.78      360   1-Jul-28    $ 136,080.67
4856839   BRANFORD                CT       06405 SFD           7.250      6.250  $ 917.53      360   1-Aug-28    $ 134,183.31
4856858   NORTH LAS VEGAS         NV       89030 MF4           8.000      6.250  $ 733.77      360   1-Jun-28     $ 99,659.99
4856869   MOUNTLAKE TERRACE       WA       98043 SFD           7.875      6.250  $ 917.21      360   1-Jul-28    $ 126,148.34
4856880   RAPID CITY              SD       57702 SFD           7.750      6.250  $ 716.41      360   1-Jul-28     $ 99,714.95
4856890   MERRICK                 NY       11566 SFD           7.875      6.250  $ 745.81      240   1-Jun-18     $ 89,213.82
4856895   AVONDALE                AZ       85323 SFD           7.625      6.250 $ 1,040.11     360   1-Jul-28    $ 146,520.46
4856908   ST AUGUSTINE            FL       32084 SFD           7.875      6.250 $ 1,087.60     360   1-Jul-28    $ 149,476.60
4856986   BROOKLYN                NY       11218 MF3           8.125      6.250 $1,002.38      360   1-Jul-28    $ 134,643.12
4856997   OCALA                   FL       34481 SFD           8.000      6.250  $ 440.26      360   1-Apr-28     $ 59,712.48
4857011   MONTROSE                MI       48457 SFD           7.875      6.250  $ 609.06      360   1-Jul-28     $ 83,766.47
4857022   FAIRFAX                 VA       22032 SFD           7.250      6.250 $ 1,159.70     360   1-Aug-28    $ 169,599.74
4857035   WATERBURY               CT       06208 SFD           8.500      6.250  $ 501.72      360   1-Aug-28     $ 65,130.57
4857056   SURPRISE                AZ       85374 PUD           7.500      6.250  $ 580.00      360   1-Jul-28     $ 82,701.44
4857175   SAN DIEGO               CA       92124 PUD           6.875      6.250 $ 1,297.44     360   1-Aug-28    $ 196,591.91
4857214   BURLINGTON              VT       05401 SFD           7.875      6.250 $ 1,026.70     360   1-Aug-28    $ 141,305.73
4857226   OMAHA                   NE       68106 SFD           7.750      6.250  $ 504.36      360   1-Aug-28     $ 70,249.96
4857233   WASHINGTON              CT       06794 SFD           7.750      6.250 $ 1,289.55     360   1-Aug-28    $ 179,616.38
4857251   OAK LAWN                IL       60453 SFD           7.375      6.250 $ 1,160.33     360   1-Aug-28    $ 167,606.09
4857281   NAPLES                  ME       04055 SFD           7.250      6.250 $ 1,465.66     360   1-Jul-28    $ 214,173.47
4857348   MIAMI BEACH             FL       33141 HCO           7.500      6.250  $ 349.61      360   1-Aug-28     $ 49,887.97
4857425   ROCKVILLE               MD       20855 SFD           7.500      6.250 $ 1,412.42     360   1-Jul-28    $ 201,394.67
4857485   LITTLE COMPTON          RI       02837 SFD           7.625      6.250  $ 707.80      360   1-Aug-28     $ 99,781.47
4857493   WORCESTER               MA       01602 SFD           7.625      6.250  $ 495.46      360   1-Jun-28     $ 69,743.42
4857508   MALDEN                  MA       02148 MF2           7.750      6.250  $ 870.09      360   1-Jul-28    $ 121,103.75
4857527   CRANSTON                RI       02920 SFD           7.375      6.250  $ 752.84      360   1-Jul-28    $ 108,665.16
4857552   HARTSEL                 CO       80449 SFD           8.125      6.250 $ 1,113.75     360   1-Jul-28    $ 149,603.49
4857577   LINCOLN                 RI       02865 SFD           8.000      6.250  $ 953.90      360   1-Jul-28    $ 129,647.57
4857586   CHARLESTOWN             RI       02813 SFD           7.875      6.250  $ 725.07      360   1-Jul-28     $ 99,722.00
4857597   ELBURN                  IL       60119 SFD           7.750      6.250 $1,260.89      360   1-Jul-28    $ 175,498.27
4857701   LOWELL                  MA       01854 SFD           8.250      6.250  $ 937.59      360   1-Jun-28    $ 124,396.58
4857784   MISSOURI CITY           TX       77459 SFD           7.375      6.250 $1,464.24      360   1-Jul-28    $ 211,348.74
4857795   LAWRENCE                KS       66046 SFD           8.000      6.250  $ 396.23      360   1-Jul-28     $ 53,853.63
4857800   BURLINGTON              VT       05401 SFD           8.000      6.250  $ 587.02      360   1-Jul-28     $ 79,783.10
4857802   OLATHE                  KS       66061 SFD           7.500      6.250  $ 440.51      360   1-Jul-28     $ 62,811.20
4857809   LITTLETON               CO       80120 SFD           7.875      6.250 $ 1,044.10     360   1-Jul-28    $ 143,599.69
4857811   SANTEE                  CA       92071 SFD           7.750      6.250  $ 573.13      360   1-Aug-28     $ 79,829.51
4857813   PINSON                  AL       35126 SFD           7.750      6.250  $ 908.41      360   1-Jun-28    $ 126,346.72
4857816   PLEASANT HILL           IA       50317 MF2           8.000      6.250  $ 589.95      360   1-Jul-28     $ 80,182.03
4857824   COLUMBIA                SC       29212 SFD           7.625      6.250 $ 1,592.54     360   1-Aug-28    $ 224,508.33
4868349   SAN DIEGO               CA       92103 MF2           7.500      6.250 $ 1,503.32     360   1-Aug-28    $ 214,442.65
4879675   EVANS                   GA       30809 SFD           7.375      6.250 $1,022.20      360   1-Aug-28    $ 147,660.06
4880006   IRONDEQUOIT             NY       14622 MF2           8.500      6.250  $ 399.84      360   1-Sep-28     $ 51,936.76
4880041   BURLINGTON              VT       05401 MF2           7.875      6.250  $ 750.45      360   1-Aug-28    $ 103,284.90
4880120   COTTAGE GROVE           OR       97424 PUD           7.875      6.250  $ 522.42      360   1-Sep-28     $ 71,950.49
4880124   RICHMOND                VA       23225 SFD           8.500      6.250  $ 391.00      360   1-Aug-28     $ 50,756.91
4880160   OSAGE BEACH             MO       65065 LCO           7.625      6.250  $ 375.14      360   1-Aug-28     $ 52,884.16
4880185   LEE'S SUMMIT            MO       64063 MF2           8.375      6.250  $ 557.52      360   1-Aug-28     $ 73,212.25
4880206   ST JOSEPH               MO       64501 MF2           8.625      6.250  $ 403.68      360   1-Sep-28     $ 51,838.48
4880246   DAYTON                  OH       45458 LCO           7.875      6.250  $ 289.45      360   1-Aug-28     $ 39,837.03
4880272   AMERST                  NY       14068 SFD           7.625      6.250  $ 690.10      360   1-Sep-28     $ 97,358.41
4880293   NIAGRA FALLS            NY       14301 SFD           8.500      6.250  $ 239.91      360   1-Aug-28     $ 31,142.87
4880448   UPPER MARLBORO          MD       20772 SFD           8.125      6.250  $ 594.00      360   1-Sep-28     $ 79,894.98
4880450   OCOEE                   FL       34761 SFD           7.875      6.250  $ 754.07      360   1-Aug-28    $ 103,700.23
4880452   DAYTON                  OH       45404 MF2           8.500      6.250  $ 311.41      360   1-Aug-28     $ 40,425.88
4880458   CLAREMONT               NH        3743 MF4           8.375      6.250  $ 615.66      360   1-Aug-28     $ 80,819.94
4880463   MESA                    AZ      85204  SFD           7.750      6.250  $ 589.97      360   1-Sep-28     $ 82,233.37
4880475   VERNON                  CT      06066  LCO           7.500      6.250  $ 215.01      360   1-Sep-28     $ 30,654.21
4880478   TALLAHASSEE             FL      32308  SFD           7.500      6.250  $ 555.18      360   1-Aug-28     $ 79,222.10
4880501   ELLENWOOD               GA      30049  SFD           8.125      6.250  $ 314.08      360   1-Aug-28     $ 42,216.42
4880503   MANCHESTER              NH      03104  MF3           7.875      6.250  $ 788.88      360   1-Aug-28    $ 108,572.63
4880516   CANTON                  OH      44707  SFD           8.375      6.250  $ 184.70      360   1-Aug-28     $ 24,254.36
4880542   BURLINGTON              VT      05401  MF2           8.750      6.250  $ 708.04      360   1-Sep-28     $ 89,896.04
4880551   SPRINGFIELD             OR      97477  MF2           8.125      6.250  $ 675.68      360   1-Sep-28     $ 90,880.53
4880552   PHOENIX                 AZ      85016  MF3           8.250      6.250  $ 919.56      360   1-Sep-28    $ 122,243.34
4880558   BEAUFORT                SC      29902  HCO           7.875      6.250  $ 253.78      360   1-Aug-28     $ 34,927.25
4880559   NEWARK                  NJ      07104  MF4           8.375      6.250 $ 1,026.10     360   1-Aug-28    $ 134,746.50
4880565   INTERLAKEN              NJ      07712  SFD           8.250      6.250 $ 1,577.66     360   1-Sep-28    $ 209,731.25
4880573   ORLANDO                 FL      32817  LCO           8.250      6.250  $ 277.22      360   1-Aug-28     $ 36,626.85
4880575   NEW BRUNSWICK           NJ      08901  SFD           8.500      6.250  $ 186.85      360   1-Sep-28     $ 24,270.45
4880582   HARTFORD                CT      06106  SFD           8.625      6.250  $ 126.01      360   1-Aug-28     $ 16,171.08
4880584   WORTHINGTON             OH      43085  LCO           8.625      6.250  $ 455.40      360   1-Aug-28     $ 58,445.54
4880594   PROVIDENCE              RI      02906  MF3           8.500      6.250 $ 1,014.97     360   1-Aug-28    $ 131,758.38
4880596   MANCHESTER              NH      03102  MF4           8.250      6.250  $ 966.13      360   1-Aug-28    $ 128,352.29
4880603   AUSTIN                  TX      78745  SFD           8.125      6.250  $ 374.22      360   1-Sep-28     $ 50,333.84
4880619   PHILADELPHIA            PA      19128  SFD           8.375      6.250  $ 601.98      360   1-Sep-28     $ 79,101.20
4880622   UNION                   NJ      07088  MF2           8.625      6.250  $ 399.01      360   1-Sep-28     $ 51,239.20
4880629   NEW BRITAIN             CT      06051  MF2           8.625      6.250  $ 287.01      360   1-Aug-28     $ 36,834.15
4880632   NORCROSS                GA      30092  SFD           8.125      6.250  $ 434.37      360   1-Aug-28     $ 58,384.39
4880651   ENGLEWOOD               NJ      07631  SFD           7.325      6.250  $ 956.69      360   1-Aug-28    $ 138,903.35
4880664   BALTIMORE               MD      21225  MF2           8.500      6.250  $ 463.66      360   1-Aug-28     $ 60,189.62
4880669   RICHMOND                VA      23234  SFD           8.000      6.250  $ 264.16      360   1-Sep-28     $ 35,951.52
4880683   INDIANAPOLIS            IN      46222  MF2           8.250      6.250  $ 338.08      360   1-Aug-28     $ 44,084.64
4880688   WICHITA                 KS      67208  SFD           8.750      6.250  $ 929.67      240   1-Jun-18    $ 104,319.72
4880695   GLEN BURNIE             MD      21060  SFD           7.750      6.250  $ 429.85      360   1-Aug-28     $ 59,872.13
4880697   TOLEDO                  OH      43613  SFD           8.250      6.250  $ 256.94      360   1-Aug-28     $ 34,134.10
4880739   CHRISTIANSBURG          VA      24073  SFD           7.750      6.250  $ 478.57      360   1-Aug-28     $ 66,657.63
4880758   CUYAHOGA FALLS          OH      44223  SFD           8.625      6.250  $ 570.51      360   1-Aug-28     $ 73,219.14
4880760   ROANOKE                 VA      24019  SFD           7.875      6.250  $ 623.56      360   1-Sep-28     $ 85,881.25
4880763   WICHITA                 KS      67215  SFD           8.625      6.250  $ 245.01      360   1-Aug-28     $ 31,443.79
4880766   RIVERDALE               MD      20737  SFD           8.375      6.250  $ 752.48      360   1-Aug-28     $ 98,814.09
4880774   CINCINNATI              OH      45219  SFD           8.250      6.250  $ 491.33      360   1-Sep-28     $ 65,316.31
4880780   CINCINNATI              OH      45212  SFD           8.375      6.250  $ 362.56      360   1-Aug-28     $ 47,610.42
4880789   INDIANAPOLIS            IN      46236  SFD           8.250      6.250  $ 141.99      360   1-Aug-28     $ 18,863.59
4880791   BALTIMORE               MD      21216  SFD           8.750      6.250  $ 196.68      360   1-Aug-28     $ 24,956.52
4880798   ROCKFORD                IL      61103  MF4           8.625      6.250  $ 700.02      360   1-Aug-28     $ 89,839.42
4880811   PHILADELPHIA            PA      19136  SFD           8.625      6.250  $ 311.51      360   1-Aug-28     $ 39,978.56
4880819   MARLTON                 NJ      08053  PUD           8.000      6.250  $ 476.95      360   1-Sep-28     $ 64,912.47
4880824   FREDERICK               MD      21701  SFD           7.500      6.250  $ 390.17      360   1-Aug-28     $ 55,674.96
4880827   PROVIDENCE              RI      02906  MF2           8.500      6.250 $ 1,384.05     360   1-Aug-28    $ 179,670.53
4880839   PHILADELPHIA            PA      19124  SFD           8.625      6.250  $ 241.51      360   1-Aug-28     $ 30,994.61
4880848   CLEVELAND               OH      44102  SFD           7.875      6.250  $ 242.18      360   1-Aug-28     $ 33,330.56
4880849   HILTON HEAD ISLAND      SC      29928  LCO           8.375      6.250  $ 458.33      360   1-Sep-28     $ 60,225.73
4880878   NILES                   IL      60714  HCO           9.500      6.250  $ 437.25      360   1-Jul-27     $ 51,361.45
4880906   REHOBOTH BEACH          DE      19971  LCO           7.875      6.250  $ 783.08      360   1-Aug-28    $ 107,775.54
4880912   MESQUITE                TX      75150  SFD           8.000      6.250  $ 389.63      360   1-Aug-28     $ 52,992.39
4880926   SYRACUSE                NY      13204  MF2           8.625      6.250  $ 525.01      360   1-Sep-28     $ 67,420.01
4880957   RICHMOND                VA      23226  SFD           8.250      6.250  $ 429.35      360   1-Aug-28     $ 56,939.23
4880980   PROVIDENCE              RI      02903  SFD           8.500      6.250  $ 373.70      360   1-Aug-28     $ 48,511.02
4881003   PROVIDENCE              RI      02907  MF3           8.500      6.250  $ 484.42      360   1-Aug-28     $ 62,884.68
4881047   TALLAHASSEE             FL      32308  PUD           8.500      6.250  $ 449.82      360   1-Aug-28     $ 58,392.91
4881050   NEW MARKET              AL      35761  SFD           7.250      6.250  $ 381.34      360   1-Sep-28     $ 55,812.52
4881054   PHILADELPHIA            PA      19136  SFD           8.625      6.250  $ 360.51      360   1-Aug-28     $ 46,265.28
4881092   AKRON                   OH      44303  MF2           8.625      6.250  $ 554.18      360   1-Aug-28     $ 71,046.33
4881099   KISSIMMEE               FL      34747  LCO           8.500      6.250  $ 561.31      360   1-Sep-28     $ 72,911.23
4881101   RICHMOND                VA      23234  SFD           8.500      6.250  $ 304.49      360   1-Aug-28     $ 39,527.52
4881103   HENDERSON               NV      89014  PUD           7.875      6.250  $ 933.17      360   1-Aug-28    $ 127,826.60
4881111   FAIRFIELD               AL      35064  SFD           8.250      6.250  $ 304.27      360   1-Aug-28     $ 40,421.97
4881122   PROVIDENCE              RI      02906  SFD           8.500      6.250  $ 592.07      360   1-Aug-28     $ 76,859.04
4881123   INDIANAPOLIS            IN      46222  MF2           8.250      6.250  $ 315.54      360   1-Aug-28     $ 41,919.08
4881139   BUFORD                  GA      30518  SFD           8.375      6.250  $ 380.04      360   1-Aug-28     $ 49,906.10
4881153   NIAGARA FALLS           NY      14304  SFD           7.875      6.250  $ 290.03      360   1-Sep-28     $ 39,944.76
4881155   FAIRBORN                OH      45324  LCO           8.500      6.250  $ 412.33      360   1-Sep-28     $ 53,559.79
4881169   AVON BY THE SEA         NJ      07717  SFD           8.000      6.250 $ 1,650.98     360   1-May-28    $ 224,078.89
4881174   BEAUFORT                SC      29902  LCO           7.875      6.250  $ 371.24      360   1-Aug-28     $ 51,073.46
4881187   TEANECK                 NJ      07666  MF2           8.625      6.250 $ 1,454.47     360   1-Aug-28    $ 186,666.39
4881195   SALISBURY               NC      28146  MF2           8.625      6.250  $ 359.34      360   1-Jul-28     $ 46,089.71
4881200   CHESAPEAKE BEACH        MD      20732  SFD           8.000      6.250 $ 1,114.59     360   1-Aug-28    $ 151,592.18
4881252   MEADVILLE               PA      16335  SFD           8.375      6.250  $ 304.03      360   1-Sep-28     $ 39,950.10
4881254   NORWALK                 CT      06851  SFD           8.000      6.250  $ 798.34      360   1-Aug-28    $ 108,579.52
4881261   LAKE WORTH              FL      33461  MF3           8.625      6.250 $ 1,389.14     360   1-Aug-28    $ 178,281.37
4881266   SYRACUSE                NY      13206  MF2           8.625      6.250  $ 525.01      360   1-Sep-28     $ 67,420.01
4881282   DELAND                  FL      32720  SFD           8.500      6.250  $ 242.21      360   1-Aug-28     $ 31,442.33
4881283   MOUNT LAUREL            NJ      08054  LCO           8.000      6.250  $ 610.50      360   1-Jul-28     $ 82,974.42
4881290   TOMS RIVER              NJ      08753  SFD           7.875      6.250  $ 717.82      360   1-Aug-28     $ 98,794.26
4881295   NEWBURGH                NY      12550  SFD           7.875      6.250  $ 824.50      360   1-Sep-28    $ 113,555.97
4881296   KETTERING               OH      45429  SFD           8.375      6.250  $ 355.72      360   1-Aug-28     $ 46,712.11
4881315   CURRIE                  NC      28435  SFD           8.125      6.250  $ 738.05      360   1-Aug-28     $ 99,203.59
4881317   HALEDON                 NJ      07508  MF2           7.875      6.250 $ 1,073.11     360   1-Sep-28    $ 147,795.61
4881387   PINELLAS PARK           FL      33781  SFD           8.500      6.250  $ 322.95      360   1-Aug-28     $ 41,880.20
4881422   SAINT JOSEPH            MO      64501  SFD           8.625      6.250  $ 252.79      360   1-Aug-28     $ 32,442.00
4881425   PENNS GROVE             NJ      08069  SFD           8.250      6.250  $ 395.55      360   1-Aug-28     $ 52,548.57
4881457   WICHITA                 KS      67212  LCO           8.625      6.250  $ 420.01      360   1-Sep-28     $ 53,936.01
4881467   PANAMA CITY             FL      32404  SFD           7.750      6.250  $ 367.52      360   1-Sep-28     $ 51,227.35
4881473   FREDERICK               MD      21701  SFD           7.500      6.250  $ 295.77      360   1-Sep-28     $ 42,237.02
4881484   LOVES PARK              IL      61115  SFD           8.625      6.250  $ 315.01      360   1-Aug-28     $ 40,427.74
4881487   INDEPENDENCE            MO      64052  SFD           8.625      6.250  $ 258.23      360   1-Aug-28     $ 33,140.76
4881498   ROCKFORD                IL      61103  MF4           8.625      6.250  $ 630.01      360   1-Aug-28     $ 80,855.50
4881500   TRACY                   CA      95376  SFD           7.750      6.250 $ 1,104.71     360   1-Aug-28    $ 153,871.38
4881519   WICHITA                 KS      67212  SFD           8.625      6.250  $ 651.02      360   1-Jul-28     $ 83,399.43
4881527   FREEBURG                IL      62243  MF2           7.875      6.250  $ 630.82      360   1-Aug-28     $ 86,819.17
4881540   WICHITA                 KS      67217  SFD           8.625      6.250  $ 541.35      360   1-Aug-28     $ 69,375.09
4881568   ANKENY                  IA      50021  SFD           8.000      6.250  $ 476.95      360   1-Jul-28     $ 64,823.79
4881590   CLIFFSIDE PARK          NJ      07010  MF2           8.625      6.250  $ 500.90      360   1-Aug-28     $ 64,285.10
4881604   GRANDVIEW               MO      64030  SFD           8.625      6.250  $ 538.24      360   1-Aug-28     $ 69,076.53
4881610   BRIGANTINE              NJ      08203  SFD           7.500      6.250  $ 760.75      360   1-Aug-28    $ 108,077.30
4881618   RICHARDSON              TX      75082  SFD           8.500      6.250  $ 922.70      360   1-Sep-28    $ 119,854.09
4881947   GRAND MARAIS            MN      55604  SFD           8.625      6.250 $1,208.69      360   1-Sep-28    $ 155,215.84
4881951   MESA                    AZ      85204  SFD           8.250      6.250  $ 703.19      360   1-Aug-28     $ 93,419.70
4881956   MESA                    AZ      85202  LCO           8.000      6.250  $ 416.05      360   1-Aug-28     $ 56,577.49
4881964   AKRON                   OH      44301  SFD           8.625      6.250  $ 213.51      360   1-Aug-28     $ 27,401.01
4881970   OCEANPORT               NJ      07757  SFD           7.875      6.250  $ 688.82      360   1-Aug-28     $ 94,802.57
4881975   RALEIGH                 NC      27613  SFD           7.500      6.250 $ 1,006.17     360   1-Aug-28    $ 143,577.61
4881977   KANSAS CITY             MO      64134  PUD           8.625      6.250  $ 168.01      360   1-Aug-28     $ 21,561.45
4881981   WILLIAMSBURG            VA      23185  LCO           7.875      6.250 $ 1,087.61     360   1-Sep-28    $ 149,792.86
4881987   CHELMSFORD              MA      01824  SFD           7.875      6.250 $1,268.88      360   1-Aug-28    $ 174,636.29
4881989   KANSAS CITY             MO      64134  PUD           8.625      6.250  $ 168.01      360   1-Aug-28     $ 21,561.45
4882103   LEES SUMMIT             MO      64063  MF2           8.375      6.250  $ 567.02      360   1-Aug-28     $ 74,459.91
4882113   LEES SUMMIT             MO      64063  MF2           8.375      6.250  $ 567.02      360   1-Aug-28     $ 74,459.91
4887614   PROVIDENCE              RI      02906  MF2           8.500      6.250 $ 1,153.38     360   1-Sep-28    $ 149,817.60
4887638   PROVIDENCE              RI      02906  MF3           8.500      6.250 $ 1,537.83     360   1-Sep-28    $ 199,756.82
4887672   PLAINFIELD              NJ      07060  MF2           8.625      6.250  $ 871.13      360   1-Aug-28    $ 111,800.18
4887708   WATERBURY               CT      06708  SFD           8.625      6.250  $ 231.01      360   1-Sep-28     $ 29,664.79
4887724   WINSTRED                CT      06090  MF2           8.625      6.250  $ 235.21      360   1-Sep-28     $ 30,204.15
4887754   RARITAN                 NJ      08869  MF3           7.875      6.250 $ 1,123.86     360   1-Sep-28    $ 154,785.96
4887763   BALTIMORE               MD      21227  SFD           7.500      6.250  $ 468.48      360   1-Sep-28     $ 66,900.23
4887771   CALABASAS               CA      91302  SFD           7.500      6.250 $ 1,129.24     360   1-Sep-28    $ 161,259.53
4887778   WATERBURY               CT      06704  SFD           8.625      6.250  $ 308.01      360   1-Sep-28     $ 39,553.07
4887795   ORLANDO                 FL      32819  LCO           8.625      6.250  $ 488.26      360   1-Sep-28     $ 62,700.61
4887815   ST. LOUIS               MO      63109  MF2           8.625      6.250  $ 595.01      360   1-Aug-28     $ 76,363.52
4887860   BELLFLOWER              CA      90706  SFD           8.625      6.250  $ 457.35      360   1-Aug-28     $ 58,695.07
4900174   BEDMINSTER              NJ      07921  LCO           8.500      6.250  $ 888.87      360   1-Oct-28    $ 115,529.96
4900191   PLAINFIELD              NJ      07060  MF2           8.875      6.250  $ 916.59      360   1-Sep-28    $ 115,070.34
4900200   ELIZABETH               NJ      07202  MF3           8.625      6.250  $ 916.24      360   1-Sep-28    $ 117,660.40
4900206   QUINCY                  MA      02169  MF2           8.625      6.250  $ 980.02      360   1-Sep-28    $ 125,850.68
4900287   FALLS CHURCH            VA      22042  SFD           8.500      6.250  $ 915.01      360   1-Oct-28    $ 118,927.91
4900295   WASHINGTON              DC      20009  HCO           8.625      6.250  $ 698.27      360   1-Oct-28     $ 89,721.99
4902329   WASHOUGAL               WA      98671  SFD           8.000      6.250  $ 941.06      360   1-Mar-28    $ 127,545.24
4902422   HOUSTON                 TX      77079  SFD           8.250      6.250  $ 246.79      360   1-Jan-28     $ 32,633.91
4902431   HOUSTON                 TX      77019  LCO           8.250      6.250  $ 375.64      360   1-Dec-27     $ 49,636.90
4902440   HOUSTON                 TX      77098  SFD           8.250      6.250 $ 1,555.12     360   1-Jan-28    $ 205,638.46
4902454   GLADSTONE               OR      97027  SFD           7.625      6.250 $ 1,005.07     360   1-Mar-28    $ 141,159.24
4902481   FRIENDSWOOD             TX      77546  SFD           8.375      6.250  $ 540.42      360   1-Feb-28     $ 70,690.90
4902486   HOUSTON                 TX      77054  LCO           8.125      6.250  $ 244.28      360   1-Jan-28     $ 32,678.12
4902487   RIDGEFIELD              WA      98642  SFD           7.625      6.250  $ 824.23      360   1-Apr-28    $ 115,649.08
4902503   PORTLAND                OR      97221  SFD           8.375      6.250  $ 866.49      360   1-Feb-28    $ 113,344.12
4902511   BRIGHTON                MA      02135  MF2           8.375      6.250 $ 1,358.63     360   1-Apr-28    $ 177,955.79
4902520   VANCOUVER               WA      98663  SFD           8.125      6.250  $ 504.90      360   1-Mar-28     $ 67,635.60
4902521   EDMONDS                 WA      98020  SFD           7.875      6.250 $ 1,294.25     360   1-Feb-28    $ 177,364.94
4902528   DENVER                  CO      80220  SFD           8.000      6.250  $ 747.71      360   1-Feb-28     $ 99,395.17
4902534   HOUSTON                 TX      77008  SFD           8.250      6.250  $ 473.30      360   1-Jan-28     $ 62,585.59
4902539   POWAY                   CA      92064  SFD           7.875      6.250  $ 928.09      360   1-Feb-28    $ 127,186.04
4902549   DES MOINES              IA      50310  SFD           7.875      6.250  $ 466.94      360   1-Feb-28     $ 63,990.53
4902554   MILWAUKIE               OR      97267  SFD           7.500      6.250 $ 1,293.55     360   1-Mar-28    $ 183,877.28
4902569   BURLINGAME              CA      94010  SFD           7.750      6.250 $1,432.82      360   1-Jan-28    $ 198,546.63
4902577   KALISPELL               MT      59901  SFD           8.000      6.250  $ 594.35      360   1-Jan-28     $ 80,438.26
4902604   DESOTO                  TX      75115  MF2           8.250      6.250  $ 549.56      360   1-Mar-28     $ 72,736.55
4902618   SAN CLEMENTE            CA      92672  LCO           8.250      6.250  $ 709.95      360   1-Feb-28     $ 93,905.99
4902626   PORTLAND                OR      97229  SFD           8.125      6.250 $ 1,188.00     360   1-Feb-28    $ 159,032.07
4902641   WATERFORD               MI      48329  SFD           7.750      6.250  $ 565.97      360   1-Feb-28     $ 78,484.98
4902658   PORTLAND                OR      97202  SFD           8.000      6.250  $ 804.58      360   1-Apr-28    $ 109,080.54
4902661   COLTEN                  OR      97017  SFD           7.750      6.250 $ 1,461.49     360   1-Feb-28    $ 202,638.72
4902666   OAKLAND                 CA      94603  SFD           8.250      6.250  $ 375.64      360   1-Apr-28     $ 49,772.11
4902668   PORTLAND                OR      97232  SFD           8.250      6.250  $ 557.44      360   1-Jan-28     $ 73,711.94
4902681   BATTLE GROUND           WA      98604  SFD           7.875      6.250  $ 709.84      360   1-Mar-28     $ 97,347.35
4902690   DALLAS                  TX      75206  LCO           8.000      6.250  $ 290.58      360   1-Feb-28     $ 39,354.28
4902696   PERRIS                  CA      92571  SFD           7.875      6.250  $ 316.49      360   1-Mar-28     $ 42,626.26
4902712   PORTLAND                OR      97232  SFD           8.250      6.250  $ 725.73      360   1-Jan-28     $ 95,964.55
4902718   LAS VEGAS               NV      89102  MF4           7.500      6.250 $ 1,414.87     360   1-Feb-28    $ 200,964.07
4902720   HOUSTON                 TX      77006  MF4           8.375      6.250 $ 1,018.50     360   1-Mar-28    $ 133,317.16
4902729   LINCOLN CITY            OR      97367  LCO           8.500      6.250  $ 587.45      360   1-Mar-28     $ 76,020.42
4902733   PRESCOTT VALLEY         AZ      86314  MF4           8.500      6.250  $ 913.47      360   1-Mar-28    $ 118,209.76
4902747   MONTGOMERY              TX      77356  LCO           8.125      6.250  $ 320.76      360   1-Mar-28     $ 42,968.49
4902759   PORTLAND                OR      97201  LCO           8.125      6.250  $ 834.94      360   1-Mar-28    $ 111,817.31
4902765   HOUSTON                 TX      77057  SFD           8.250      6.250  $ 422.33      360   1-Mar-28     $ 55,921.18
4902772   TUCSON                  AZ      85719  SFD           8.250      6.250  $ 818.88      360   1-May-28    $ 108,575.73
4902776   TAHOE VISTA             CA      96148  SFD           7.375      6.250  $ 906.52      360   1-Mar-28    $ 130,382.94
4902791   ST HELEN                OR      97051  MF2           8.500      6.250  $ 692.02      360   1-Feb-28     $ 88,880.76
4902802   GLENDALE                AZ      85308  SFD           7.875      6.250  $ 650.03      360   1-Apr-28     $ 89,209.50
4902810   FOUNTAIN HILLS          AZ      85268  LCO           8.125      6.250  $ 487.83      360   1-Jan-28     $ 65,256.80
4902816   HOUSTON                 TX      77018  SFD           7.750      6.250  $ 386.87      360   1-Jan-28     $ 52,687.29
4902823   SAN ANTONIO             TX      78209  SFD           8.125      6.250  $ 801.90      360   1-Feb-28    $ 107,346.66
4902826   HENDERSON               NV      89014  THS           7.250      6.250  $ 990.52      360   1-Mar-28    $ 144,274.14
4902836   OREGON CITY             OR      97045  SFD           7.875      6.250 $ 1,015.10     360   1-Feb-28    $ 139,109.73
4902838   PORTLAND                OR      97220  SFD           7.875      6.250 $ 1,015.10     360   1-Mar-28    $ 139,211.27
4902847   HILLSBORO               OR      97124  SFD           7.625      6.250 $1,028.43      360   1-Mar-28    $ 144,439.69
4902849   VANCOUVER               WA      98665  MF2           7.625      6.250 $ 1,052.85     360   1-Feb-28    $ 147,756.00
4902853   EUGENE                  OR      97401  LCO           7.875      6.250  $ 304.53      360   1-Mar-28     $ 41,763.38
4902861   RIVERTON                UT      84065  SFD           8.500      6.250  $ 961.14      360   1-Jan-28    $ 124,218.18
4902878   SCOTTSDALE              AZ      85258  THS           7.750      6.250  $ 903.40      360   1-Feb-28    $ 125,277.95
4902894   BOISE                   ID      83702  MF2           8.000      6.250  $ 680.20      360   1-Feb-28     $ 92,125.03
4903059   PORTLAND                OR      97227  SFD           8.250      6.250  $ 693.04      360   1-Jun-28     $ 91,951.82
4903060   WHITTIER                CA      90601  SFD           7.750      6.250 $ 1,278.80     360   1-Jul-28    $ 177,806.75
4903064   ROGERS                  MN      55374  SFD           8.625      6.250 $ 1,623.05     360   1-Apr-28    $ 207,793.79
4903067   PORTLAND                OR      97211  MF3           8.250      6.250  $ 578.48      360   1-Jun-28     $ 76,751.08
4903073   WESTMINSTER             CO      80030  LCO           7.750      6.250  $ 421.25      360   1-May-28     $ 58,343.69
4903080   DENVER                  CO      80209  SFD           8.000      6.250 $ 1,526.23     360   1-Jun-28    $ 207,292.81
4903091   DENVER                  CO      80204  SFD           8.250      6.250  $ 574.72      360   1-May-28     $ 76,202.23
4903095   PORTLAND                OR      97203  SFD           7.625      6.250  $ 691.87      360   1-Mar-28     $ 97,171.25
4903101   PHOENIX                 AZ      85022  SFD           7.750      6.250  $ 882.98      360   1-Feb-28    $ 122,294.60
4903130   SEGUIN                  TX      78155  MF2           8.375      6.250  $ 230.87      360   1-Jun-28     $ 30,176.82
4903140   WEST LINN               OR      97068  SFD           7.875      6.250 $ 1,529.90     360   1-May-28    $ 210,114.31
4903143   PHOENIX                 AZ      85018  LCO           8.000      6.250  $ 399.17      360   1-Jun-28     $ 54,215.03
4903145   CENTRAL POINT           OR      97502  SFD           7.750      6.250  $ 773.73      360   1-Feb-28    $ 107,245.94
4903146   SALEM                   OR      97302  SFD           8.500      6.250 $1,009.20      360   1-Jun-28    $ 130,846.76
4903154   PORTLAND                OR      97227  MF2           8.000      6.250  $ 910.60      360   1-Feb-28    $ 123,330.22
4903162   TEMECULA                CA      92592  SFD           7.500      6.250  $ 818.08      360   1-May-28    $ 116,470.80
4903176   SAN GABRIEL             CA      91776  LCO           8.625      6.250  $ 952.79      360   1-Jun-28    $ 122,133.16
4903183   SURPRISE                AZ      85374  SFD           8.000      6.250  $ 879.05      360   1-Jun-28    $ 119,392.69
4903185   BOCA RATON              FL      33431  LCO           8.500      6.250  $ 569.00      360   1-May-28     $ 73,726.20
4903197   WESTMINSTER             CO      80030  SFD           8.250      6.250  $ 510.86      360   1-May-28     $ 67,735.33
4903198   SPRING                  TX      77373  SFD           7.875      6.250  $ 713.47      360   1-May-28     $ 97,986.96
4903204   DENVER                  CO      80202  LCO           8.500      6.250 $ 1,205.27     360   1-Jun-28    $ 156,170.06
4903206   CHANDLER                AZ      85224  THS           8.250      6.250 $1,264.38      360   1-May-28    $ 167,644.92
4903213   HOUSTON                 TX      77054  LCO           8.250      6.250  $ 404.93      360   1-May-28     $ 53,690.21
4903219   SAN DIEGO               CA      92101  HCO           7.750      6.250  $ 659.10      360   1-Jun-28     $ 91,671.11
4903226   CAMAS                   WA      98607  MF2           8.250      6.250  $ 730.61      360   1-Jul-28     $ 96,941.06
4903228   PROVO                   UT      84606  SFD           7.875      6.250  $ 877.33      360   1-Jun-28    $ 120,578.17
4903246   VACAVILLE               CA      95687  SFD           7.625      6.250  $ 948.09      360   1-Jun-28    $ 131,420.68
4903267   PROVO                   UT      84601  LCO           7.875      6.250  $ 710.57      360   1-Jul-28     $ 97,727.55
4903268   KALISPELL               MT      59901  MF2           8.250      6.250  $ 854.57      360   1-Sep-28    $ 113,604.42
4903272   BELTON                  MO      64012  SFD           7.875      6.250  $ 647.12      360   1-Jun-28     $ 88,834.49
4903276   KALISPELL               MT      59901  SFD           8.250      6.250 $ 1,009.70     360   1-Jun-28    $ 133,965.57
4903277   DALLAS                  TX      75206  SFD           8.250      6.250  $ 659.24      360   1-May-28     $ 87,408.42
4903279   MESA                    AZ      85203  MF4           8.375      6.250 $ 1,026.10     360   1-Jul-28    $ 134,633.00
4903283   CARLSBAD                CA      92009  LCO           7.500      6.250  $ 886.25      360   1-Jun-28    $ 126,207.76
4903285   HOUSTON                 TX      77063  LCO           8.000      6.250  $ 165.10      360   1-May-28     $ 22,407.88
4903296   KALISPELL               MT      59901  MF2           8.500      6.250  $ 874.64      360   1-Jun-28    $ 113,400.53
4903313   HOUSTON                 TX      77031  SFD           8.375      6.250  $ 335.19      360   1-Sep-28     $ 43,977.76
4903331   KEYSTONE                CO      80435  LCO           7.625      6.250 $ 1,151.40     360   1-Jun-28    $ 162,078.79
4903344   HOUSTON                 TX      77098  LCO           8.375      6.250  $ 335.95      360   1-Aug-28     $ 44,117.01
4903355   PORTLAND                OR      97230  SFD           8.375      6.250 $ 1,094.50     360   1-Jun-28    $ 143,546.21
4903361   LONGMONT                CO      80503  MF2           8.750      6.250 $ 1,762.21     360   1-Jun-28    $ 223,346.15
4903366   HOUSTON                 TX      77056  LCO           8.125      6.250  $ 357.51      360   1-Jun-28     $ 47,990.38
4903372   DORCHESTER              MA      02122  SFD           8.625      6.250  $ 601.23      360   1-Jul-28     $ 77,115.47
4903381   HOUSTON                 TX      77054  LCO           8.250      6.250  $ 244.91      360   1-Jun-28     $ 32,494.64
4903386   SALT LAKE CITY          UT      84107  SFD           8.000      6.250  $ 825.49      360   1-Jun-28    $ 112,117.49
4903390   OLD FORT                NC      28762  SFD           8.125      6.250  $ 470.00      360   1-Jun-28     $ 63,090.15
4903393   CYPRESS                 TX      77433  THS           8.250      6.250  $ 198.33      360   1-Jun-28     $ 26,314.68
4903403   HOUSTON                 TX      77054  SFD           8.375      6.250  $ 238.66      360   1-Jun-28     $ 31,301.06
4903409   MESA                    AZ      85203  MF4           8.375      6.250 $ 1,026.10     360   1-Jul-28    $ 134,633.00
4903423   ORANGE                  CA      92687  SFD           8.500      6.250 $ 1,124.54     360   1-Jun-28    $ 145,800.67
4903437   PORTLAND                OR      97210  LCO           8.000      6.250  $ 814.48      360   1-Aug-28    $ 110,775.06
4903444   HOUSTON                 TX      77078  SFD           8.500      6.250  $ 176.43      360   1-Jun-28     $ 22,874.49
4903462   ST LOUIS                MO      63110  SFD           8.500      6.250  $ 429.05      360   1-Jul-28     $ 55,663.36
4903477   PHOENIX                 AZ      85032  MF2           8.250      6.250  $ 588.25      360   1-Apr-28     $ 77,943.15
4903485   PRARIE VIEW             TX      77446  SFD           8.500      6.250  $ 498.26      360   1-Apr-28     $ 64,519.27
4903494   STANSBURY PARK          UT      84074  SFD           8.000      6.250 $ 1,526.24     360   1-Mar-28    $ 206,857.01
4903496   MANZANITA               OR      97130  MF3           7.500      6.250  $ 755.15      360   1-Jul-28    $ 107,676.38
4903510   NORTHGLENN              CO      80233  SFD           7.750      6.250  $ 459.14      360   1-Apr-28     $ 63,765.13
4903520   VANCOUVER               WA      98662  MF2           8.250      6.250 $ 1,081.82     360   1-Jul-28    $ 143,628.91
4903527   DALLAS                  TX      75228  SFD           8.625      6.250  $ 381.51      360   1-Apr-28     $ 48,842.84
4903541   LAS CRUCES              NM      88005  SFD           8.375      6.250  $ 361.88      360   1-Apr-28     $ 47,398.40
4903609   MEDFORD                 OR      97501  SFD           7.875      6.250  $ 564.83      360   1-Apr-28     $ 77,517.25
4903622   DILLON                  CO      80435  LCO           8.125      6.250  $ 595.86      360   1-Apr-28     $ 79,874.95
4903627   SALT LAKE CITY          UT      84105  MF2           8.250      6.250  $ 778.32      360   1-Jun-28    $ 103,265.12
4903635   NYSSA                   OR      97913  SFD           7.500      6.250  $ 293.67      360   1-Jun-28     $ 41,776.77
4903639   EVERGREEN               CO      80439  SFD           7.625      6.250 $1,296.68      360   1-Apr-28    $ 182,253.94
4903650   KLAMATH FALLS           OR      97601  MF2           8.375      6.250  $ 547.25      360   1-Jul-28     $ 71,819.12
4903660   LAFAYETTE               CO      80026  SFD           8.500      6.250  $ 549.78      360   1-May-28     $ 71,134.71
4903661   SAN DIEGO               CA      92123  SFD           7.750      6.250  $ 545.91      360   1-Jul-28     $ 75,918.58
4903671   FORT LUPTON             CO      80621  SFD           8.375      6.250  $ 591.21      360   1-May-28     $ 77,488.84
4903672   EVANSDALE               IA      50707  SFD           8.250      6.250  $ 325.30      360   1-Jun-28     $ 43,160.03
4903716   BROOMFIELD              CO      80020  SFD           8.125      6.250  $ 861.30      360   1-Apr-28    $ 115,335.51
4903719   SAN DIEGO               CA      92123  SFD           7.875      6.250  $ 801.20      360   1-Jun-28    $ 110,114.76
4903730   DEDHAM                  MA      02026  MF2           8.500      6.250 $ 1,496.70     360   1-Apr-28    $ 193,761.54
4903739   SOUTH BOSTON            MA      02127  MF2           7.750      6.250  $ 887.63      360   1-Aug-28    $ 123,635.97
4903746   MESA                    AZ      85210  MF2           8.000      6.250  $ 792.47      360   1-Aug-28    $ 107,781.14
4903757   BRIGHTON                MA      02135  MF2           8.375      6.250 $ 1,358.63     360   1-Apr-28    $ 177,955.80
4903762   FORT LUPTON             CO      80621  SFD           7.625      6.250  $ 410.52      360   1-Aug-28     $ 57,873.27
4903764   COLUMBIA FALLS          MT      59912  SFD           7.875      6.250  $ 333.54      360   1-Mar-28     $ 45,678.11
4903773   HOUSTON                 TX      77027  LCO           7.875      6.250  $ 261.02      360   1-Aug-28     $ 35,925.17
4903793   MESA                    AZ      85204  SFD           7.875      6.250  $ 809.18      360   1-Jul-28    $ 111,289.74
4903806   VANCOUVER               WA      98662  SFD           7.250      6.250  $ 551.20      360   1-Jul-28     $ 80,438.24
4903808   SALT LAKE CITY          UT      84105  SFD           8.000      6.250  $ 909.87      360   1-Mar-28    $ 123,318.64
4903814   BATTLE GROUND           WA      98604  SFD           8.000      6.250  $ 620.76      360   1-Jul-28     $ 84,370.68
4903819   ALLENTOWN               PA      18102  SFD           7.750      6.250  $ 365.37      360   1-Apr-28     $ 50,736.08
4903842   RED LODGE               MT      59068  SFD           7.875      6.250 $ 1,007.85     360   1-Apr-28    $ 138,317.92
4903861   CAMAS                   WA      98607  MF2           8.125      6.250  $ 653.40      360   1-Mar-28     $ 87,474.59
4903875   BRUSH PRAIRIE           WA      98606  SFD           7.000      6.250  $ 723.52      360   1-Apr-28    $ 106,454.62
4903882   GREEN MOUNTAIN FALLS    CO      80919  MF2           7.625      6.250  $ 540.05      360   1-Sep-28     $ 76,189.19
4903883   HOUSTON                 TX      77007  THS           7.875      6.250 $1,389.24      360   1-Apr-28    $ 190,658.58
4903895   SALT LAKE CITY          UT      84109  SFD           8.375      6.250  $ 728.53      360   1-Apr-28     $ 95,424.12
4903897   SAN ANTONIO             TX      78249  SFD           7.875      6.250  $ 426.35      360   1-Mar-28     $ 58,468.78
4903898   LAKE OSWEGO             OR      97035  SFD           8.125      6.250  $ 891.00      360   1-Apr-28    $ 119,439.22
4903905   SALT LAKE CITY          UT      84105  SFD           8.375      6.250  $ 741.08      360   1-Apr-28     $ 97,066.74
4903906   CONROE                  TX      77301  SFD           8.000      6.250  $ 356.61      360   1-Aug-28     $ 47,958.99
4903914   QUINCY                  MA      02169  SFD           7.875      6.250 $ 1,243.50     360   1-Apr-28    $ 170,657.33
4903916   HOUSTON                 TX      77063  LCO           8.375      6.250  $ 465.16      360   1-May-28     $ 60,967.77
4903919   BOISE                   ID      83704  SFD           8.000      6.250  $ 673.60      360   1-Apr-28     $ 91,360.07
4903920   MESA                    AZ      85203  MF2           8.250      6.250  $ 638.58      360   1-Mar-28     $ 84,555.78
4903927   HOUSTON                 TX      77019  MF2           8.250      6.250  $ 644.97      360   1-Mar-28     $ 85,401.30
4903929   PUEBLO                  CO      81001  SFD           7.750      6.250  $ 960.00      360   1-Apr-28    $ 133,325.01
4903933   MESA                    AZ      85210  SFD           8.250      6.250  $ 683.28      360   1-Mar-28     $ 90,474.69
4903936   TIJERAS                 NM      87059  SFD           7.750      6.250  $ 688.11      360   1-Aug-28     $ 95,845.32
4903942   SAN JOSE                CA      95138  SFD           8.250      6.250  $ 841.42      360   1-May-28    $ 111,564.05
4903943   PLEASANT HILL           CA      94523  LCO           7.625      6.250  $ 796.27      360   1-Jun-28    $ 112,087.66
4903948   GALVESTON               TX      77554  SFD           8.125      6.250  $ 434.37      360   1-Mar-28     $ 58,186.43
4903953   PORTLAND                OR      97214  SFD           8.000      6.250  $ 908.04      360   1-Apr-28    $ 123,156.96
4903957   DALLAS                  TX      75240  LCO           8.375      6.250  $ 418.04      360   1-Mar-28     $ 54,719.74
4903960   PORTLAND                OR      97227  MF2           8.375      6.250 $ 1,379.53     360   1-May-28    $ 180,811.22
4903962   COMMERCE CITY           CO      80022  MF2           8.250      6.250  $ 631.06      360   1-May-28     $ 83,673.06
4903964   DETROIT                 MI      48213  SFD           7.875      6.250 $ 1,087.61     360   1-May-28    $ 148,508.57
4903968   SEATTLE                 WA      98133  SFD           7.625      6.250 $ 1,114.78     360   1-Mar-28    $ 156,567.46
4903976   ACAMPO                  CA      95220  SFD           7.750      6.250 $ 1,123.33     360   1-May-28    $ 156,125.21
4903989   CARLSBAD                CA      92008  SFD           7.625      6.250 $ 1,390.11     360   1-Apr-28    $ 195,385.77
4903992   GLENDALE                AZ      85308  THS           7.625      6.250  $ 634.89      360   1-May-28     $ 89,304.23
4903993   MONTGOMERY              TX      77356  THS           8.125      6.250  $ 352.69      360   1-Feb-28     $ 47,190.97
4904003   BOULDER                 CO      80302  LCO           8.500      6.250  $ 527.47      360   1-Apr-28     $ 68,302.87
4904010   GLENDALE                AZ      85308  THS           7.625      6.250  $ 633.83      360   1-Jun-28     $ 89,221.78
4904019   SLATE HILL              NY      10973  SFD           8.250      6.250  $ 974.77      360   1-Aug-28    $ 129,500.07
4904021   GENEVA                  OH      44041  SFD           8.000      6.250  $ 303.05      360   1-Apr-28     $ 41,102.06
4904028   ABBEVILLE               LA      70510  SFD           7.750      6.250  $ 483.58      360   1-Apr-28     $ 67,159.97
4904053   AURORA                  CO      80011  SFD           8.125      6.250  $ 579.15      360   1-Apr-28     $ 77,583.42
4904059   FAIRVIEW                OR      97024  SFD           7.875      6.250  $ 739.57      360   1-Aug-28    $ 101,788.03
4904069   GENEVA                  OH      44041  SFD           8.000      6.250  $ 267.10      360   1-Apr-28     $ 36,225.50
4904077   TARZANA                 CA      91356  SFD           8.125      6.250  $ 668.25      360   1-May-28     $ 89,521.86
4904078   EL PASO                 TX      79904  SFD           8.000      6.250  $ 430.36      360   1-Apr-28     $ 58,368.91
4904093   EAST NORTHPORT          NY      11731  SFD           8.125      6.250 $ 1,205.82     360   1-Jun-28    $ 161,861.58
4904104   HOUSTON                 TX      77006  MF2           8.125      6.250  $ 807.84      360   1-Mar-28    $ 108,216.93
4904109   COLORDAO SPRINGS        CO      80910  SFD           8.375      6.250  $ 468.20      360   1-Jun-28     $ 59,312.50
4904122   AURORA                  CO      80017  LCO           8.250      6.250  $ 338.07      360   1-Mar-28     $ 44,764.84
4904138   DENVER                  CO      80239  SFD           8.000      6.250  $ 575.28      360   1-Mar-28     $ 77,969.14
4904142   MEDFORD                 OR      97504  SFD           8.250      6.250  $ 924.06      360   1-Mar-28    $ 121,971.62
4904154   OLYMPIA                 WA      98503  SFD           8.000      6.250 $ 1,143.21     360   1-Jun-28    $ 155,270.27
4904159   OKLAHOMA CITY           OK      73135  SFD           7.625      6.250  $ 625.69      360   1-May-28     $ 88,009.96
4904178   SAN JOSE                CA      95120  SFD           7.750      6.250 $ 1,611.93     360   1-May-28    $ 224,031.65
4904230   HOUSTON                 TX      77086  SFD           8.500      6.250  $ 376.77      360   1-May-28     $ 48,595.74
4904244   GRESHAM                 OR      97080  SFD           7.875      6.250 $ 1,405.19     360   1-May-28    $ 192,986.54
4904505   SEGUIN                  TX      78155  MF2           8.375      6.250  $ 342.03      360   1-Jun-28     $ 44,858.19
4904510   HOUSTON                 TX      77069  LCO           8.375      6.250  $ 451.48      360   1-May-28     $ 59,174.60
4904516   HOUSTON                 TX      77008  SFD           7.750      6.250  $ 820.29      360   1-Jun-28    $ 113,841.55
4904524   SUPERIOR                CO      80027  SFD           7.250      6.250  $ 868.19      360   1-May-28    $ 126,662.22
4904532   COLORADO SPRINGS        CO      80920  MF2           7.375      6.250 $ 1,522.94     360   1-May-28    $ 219,477.71
4904565   MONTGOMERY              TX      77356  SFD           8.250      6.250  $ 624.30      360   1-Jun-28     $ 82,831.38
4904572   PORTLAND                OR      97218  MF2           7.625      6.250  $ 718.41      360   1-Aug-28    $ 101,278.21
4904574   MILWAUKIE               OR      97222  SFD           7.875      6.250  $ 828.75      360   1-May-28    $ 113,820.24
4904605   PORTLAND                OR      97216  MF2           7.625      6.250  $ 708.50      360   1-Aug-28     $ 99,881.27
4904610   COLORADO SPRINGS        CO      80915  MF2           7.375      6.250 $ 1,075.38     360   1-May-28    $ 154,978.16
4904614   NEW CITY                NY      10956  SFD           8.125      6.250  $ 816.75      360   1-Sep-28    $ 109,855.59
4904625   DENVER                  CO      80231  LCO           8.125      6.250  $ 441.79      360   1-Sep-28     $ 59,421.88
4904639   EUGENE                  OR      97405  SFD           7.750      6.250  $ 444.18      360   1-Aug-28     $ 61,867.86
4904648   SCOTTSDALE              AZ      85260  SFD           8.000      6.250 $ 1,100.65     360   1-Jul-28    $ 149,593.35
4904658   WEST WARWICK            RI      02893  MF2           7.750      6.250  $ 537.31      360   1-Aug-28     $ 74,664.67
4904664   FRASER                  CO      80442  LCO           8.125      6.250  $ 828.63      360   1-Aug-28    $ 111,379.50
4904677   AURORA                  CO      80010  SFD           8.250      6.250  $ 676.14      360   1-Aug-28     $ 89,826.65
4904681   DALLAS                  TX      75206  LCO           8.000      6.250  $ 249.48      360   1-Jun-28     $ 33,884.40
4904685   BEAUMONT                TX      77705  SFD           8.375      6.250  $ 270.21      360   1-Aug-28     $ 35,483.23
4904687   SAN ANTONIO             TX      78214  SFD           8.375      6.250  $ 205.22      360   1-Jan-28     $ 26,826.80
4904692   DENVER                  CO      80205  SFD           8.250      6.250  $ 557.82      360   1-Aug-28     $ 74,106.97
4904699   TEXAS CITY              TX      77590  HCO           8.375      6.250  $ 153.92      360   1-Jan-28     $ 20,120.05
4904701   SILVERTHORNE            CO      80498  LCO           8.250      6.250  $ 400.43      360   1-Aug-28     $ 53,197.32
4904706   DALLAS                  TX      75248  LCO           8.375      6.250  $ 359.13      360   1-Aug-28     $ 47,131.06
4904712   HOUSTON                 TX      77054  LCO           8.000      6.250  $ 222.33      360   1-Aug-28     $ 30,238.60
4904715   SAN MARCOS              TX      78666  MF2           8.250      6.250  $ 405.69      360   1-Mar-28     $ 53,717.76
4904725   LEAGUE CITY             TX      77573  LCO           7.625      6.250  $ 594.55      360   1-Aug-28     $ 83,816.43
4904727   EDWARDS                 CO      81632  SFD           7.625      6.250 $1,224.28      360   1-Aug-28    $ 172,621.97
4904731   HOUSTON                 TX      77015  LCO           8.250      6.250  $ 165.66      360   1-Jan-28     $ 19,577.77
4904762   ALOHA                   OR      97007  THS           7.500      6.250 $ 1,587.22     360   1-Jun-28    $ 226,147.06
4904769   DENVER                  CO      80202  HCO           8.125      6.250  $ 701.66      360   1-Aug-28     $ 94,313.29
4904777   PERRIS                  CA      92570  SFD           7.875      6.250  $ 358.26      360   1-Aug-28     $ 49,014.86
4904784   PHOENIX                 AZ      85032  SFD           8.000      6.250  $ 617.46      360   1-Aug-28     $ 82,760.84
4904792   PHOENIX                 AZ      85051  MF2           8.250      6.250 $1,068.30      360   1-Aug-28    $ 141,926.10
4904797   HOUSTON                 TX      77003  SFD           8.250      6.250  $ 273.84      360   1-Feb-28     $ 36,234.93
4904798   APTOS                   CA      95003  SFD           7.750      6.250 $1,060.29      360   1-Jun-28    $ 147,470.93
4904801   HOUSTON                 TX      77057  SFD           8.000      6.250  $ 293.51      360   1-Sep-28     $ 39,946.14
4904808   PRESTON                 ID      83263  SFD           8.000      6.250  $ 493.09      360   1-Aug-28     $ 67,063.83
4904810   LONG BEACH              CA      90815  SFD           7.875      6.250  $ 853.77      360   1-May-28    $ 117,255.74
4904817   RAYNHAM                 MA      02767  SFD           7.875      6.250  $ 793.95      360   1-Sep-28    $ 109,348.79
4904831   FLORISSANT              CO      80816  SFD           7.875      6.250  $ 649.66      360   1-Sep-28     $ 89,476.27
4904836   HOUSTON                 TX      77040  SFD           7.500      6.250  $ 696.42      360   1-Sep-28     $ 99,451.70
4904838   CHANDLER                AZ      85248  SFD           7.750      6.250  $ 828.17      360   1-Aug-28    $ 115,353.66
4904842   PHOENIX                 AZ      85027  SFD           7.375      6.250 $1,346.82      360   1-May-28    $ 194,095.91
4904848   CAMBRIDGE               MA      02138  HCO           8.125      6.250 $1,403.32      360   1-Sep-28    $ 188,751.90
4904859   TALENT                  OR      97540  SFD           7.625      6.250 $ 1,019.22     360   1-Sep-28    $ 143,790.90
4904860   LITTLETON               CO      80124  THS           8.250      6.250 $ 1,198.27     360   1-May-28    $ 158,879.17
4904864   FARMERS BRANCH          TX      75234  LCO           7.875      6.250  $ 385.01      360   1-Sep-28     $ 53,026.68
4904866   PEORIA                  AZ      85382  SFD           7.875      6.250 $ 1,109.36     360   1-Apr-28    $ 152,248.25
4904867   BASALT                  CO      81621  SFD           8.500      6.250 $1,334.06      360   1-May-28    $ 172,858.11
4904872   SALT LAKE CITY          UT      84118  SFD           7.875      6.250  $ 782.71      360   1-May-28    $ 107,496.88
4904874   NORTH LOGAN             UT      84341  MF2           7.750      6.250  $ 636.89      360   1-Aug-28     $ 88,710.55
4904875   PORTLAND                OR      97213  SFD           8.250      6.250  $ 961.63      360   1-Apr-28    $ 127,395.31
4904881   BELLEVUE                WA      98008  SFD           7.875      6.250 $ 1,450.14     360   1-Jun-28    $ 199,302.71
4904882   DENVER                  CO      80210  SFD           7.750      6.250 $1,060.30      360   1-May-28    $ 147,363.00
4904887   HOUSTON                 TX      77027  SFD           7.875      6.250  $ 734.13      360   1-Sep-28    $ 101,110.19
4904888   THORNTON                CO      80229  SFD           8.000      6.250  $ 763.12      360   1-Apr-28    $ 103,501.61
4904892   EUGENE                  OR      97404  MF2           8.125      6.250  $ 735.07      360   1-Jun-28     $ 98,671.80
4904900   THOUSAND OAKS           CA      91360  SFD           8.000      6.250 $ 1,185.76     360   1-May-28    $ 160,938.50
4904902   HOUSTON                 TX      77057  LCO           7.875      6.250  $ 391.54      360   1-Sep-28     $ 53,925.43
4904903   DENVER                  CO      80206  LCO           8.375      6.250  $ 256.53      360   1-Apr-28     $ 33,600.00
4904909   MONTGOMERY              TX      77356  SFD           7.750      6.250  $ 257.91      360   1-Aug-28     $ 34,904.74
4904911   MONTGOMERY              TX      77356  SFD           7.875      6.250  $ 270.81      360   1-May-28     $ 37,045.30
4904914   GRANTS PASS             OR      97527  SFD           7.375      6.250 $ 1,111.99     360   1-Jun-28    $ 160,285.25
4904919   RICHARDSON              TX      75081  MF2           8.000      6.250  $ 663.69      360   1-Aug-28     $ 90,266.72
4904924   MAGNOLIA                TX      77355  SFD           7.875      6.250 $ 1,522.65     360   1-Jul-28    $ 209,416.18
4904931   LITTLETON               CO      80121  SFD           7.750      6.250 $1,232.23      360   1-Mar-28    $ 170,225.22
4904932   KEARNS                  UT      84118  SFD           7.875      6.250  $ 652.56      360   1-May-28     $ 89,622.24
4904941   DALLAS                  TX      75204  LCO           8.000      6.250  $ 290.58      360   1-Nov-27     $ 39,269.08
4904946   GARLAND                 TX      75042  MF2           8.375      6.250  $ 741.07      360   1-May-28     $ 97,129.98
4904955   GARLAND                 TX      75042  MF2           8.375      6.250  $ 741.07      360   1-May-28     $ 97,129.98
4904957   CHANDLER                AZ      85224  THS           7.750      6.250  $ 537.31      360   1-Aug-28     $ 74,840.17
4904961   VILLAGE MILLS           TX      77663  SFD           8.125      6.250  $ 487.83      360   1-Dec-27     $ 65,210.81
4904963   DENVER                  CO      80209  LCO           7.750      6.250  $ 465.67      360   1-May-28     $ 64,720.25
4904966   PAGOSA SPRINGS          CO      81147  SFD           8.000      6.250  $ 531.98      360   1-Dec-27     $ 71,946.69
4904971   HENEFER                 UT      84033  SFD           7.750      6.250 $1,346.86      360   1-Sep-28    $ 187,733.76
4904973   DALLAS                  TX      75219  LCO           8.125      6.250  $ 253.94      360   1-Apr-28     $ 33,908.35
4904982   HOUSTON                 TX      77030  MF2           8.125      6.250 $ 1,081.08     360   1-Dec-27    $ 144,516.08
4904985   MEDFORD                 OR      97504  SFD           7.500      6.250  $ 531.40      360   1-Sep-28     $ 75,886.85
4904995   WEST JORDAN             UT      84088  SFD           8.000      6.250  $ 766.05      360   1-Sep-28    $ 104,259.43
4904998   MEDFORD                 OR      97504  SFD           7.500      6.250  $ 447.50      360   1-Sep-28     $ 63,904.70
4905004   KIRKLAND                WA      98034  LCO           8.250      6.250  $ 628.81      360   1-Aug-28     $ 83,538.78
4905008   CHANDLER                AZ      85226  SFD           7.750      6.250  $ 805.96      360   1-Sep-28    $ 112,340.69
4905012   DALLAS                  TX      75220  LCO           7.625      6.250  $ 188.99      360   1-Aug-28     $ 26,641.63
4905020   DALLAS                  TX      75219  LCO           8.125      6.250  $ 300.72      360   1-Dec-27     $ 40,198.42
4905021   PORTLAND                OR      97213  SFD           7.500      6.250  $ 760.75      360   1-Apr-28    $ 108,224.04
4905022   AURORA                  CO      80013  SFD           7.750      6.250  $ 700.29      360   1-Sep-28     $ 97,611.58
4905025   DALLAS                  TX      75211  LCO           8.500      6.250  $ 304.49      360   1-Nov-27     $ 38,314.79
4905028   HOUSTON                 TX      77036  SFD           8.250      6.250  $ 300.51      360   1-Jan-28     $ 39,736.86
4905033   HOUSTON                 TX      77054  LCO           8.125      6.250  $ 367.54      360   1-Sep-28     $ 49,435.02
4905036   ELYRIA                  OH      44035  MF2           7.625      6.250  $ 481.30      360   1-Sep-28     $ 67,901.25
4905039   DALLAS                  TX      75219  LCO           8.125      6.250  $ 253.27      360   1-Dec-27     $ 33,823.32
4905040   RIO RANCHO              NM      87124  SFD           8.000      6.250  $ 443.93      360   1-Apr-28     $ 60,210.07
4905042   HOUSTON                 TX      77019  LCO           8.000      6.250  $ 302.68      360   1-Sep-28     $ 41,194.46
4905049   DALLAS                  TX      75219  LCO           8.500      6.250  $ 166.47      360   1-Nov-27     $ 21,362.28
4905051   WALKER                  LA      70785  SFD           8.375      6.250  $ 259.95      360   1-Dec-27     $ 33,957.78
4905052   BURNET                  TX      78611  SFD           7.875      6.250  $ 567.73      360   1-Sep-28     $ 78,191.87
4905053   SALT LAKE CITY          UT      84115  MF2           7.750      6.250  $ 842.86      360   1-Sep-28    $ 117,483.39
4905062   GALVESTON               TX      77551  MF2           8.250      6.250  $ 311.02      360   1-Sep-28     $ 41,286.47
4905066   KELSO                   WA      98626  SFD           8.000      6.250  $ 584.44      360   1-Sep-28     $ 79,542.76
4905078   PHOENIX                 AZ      85022  SFD           8.375      6.250  $ 369.40      360   1-Apr-28     $ 48,384.03
4905080   GLENDALE                AZ      85302  SFD           7.875      6.250  $ 727.61      360   1-Sep-28    $ 100,211.42
4905088   HOUSTON                 TX      77004  SFD           8.500      6.250 $ 1,031.12     360   1-Dec-27    $ 133,173.97
4905090   HOUSTON                 TX      77098  MF2           8.250      6.250 $ 1,074.69     360   1-Dec-27    $ 142,011.35
4905122   CAMBRIDGE               MA      02138  LCO           8.125      6.250 $1,408.89      360   1-Sep-28    $ 189,500.92
4905127   PROVO                   UT      84601  MF2           7.875      6.250  $ 760.24      360   1-Sep-28    $ 104,705.20
4905129   MESA                    AZ      85207  THS           7.625      6.250  $ 583.01      360   1-Aug-28     $ 82,190.01
4905138   PUEBLO                  CO      81005  SFD           8.375      6.250  $ 370.54      360   1-Sep-28     $ 48,689.17
4905142   PUEBLO                  CO      81004  SFD           8.375      6.250  $ 247.02      360   1-Sep-28     $ 32,459.46
4905145   MESA                    AZ      85203  SFD           8.000      6.250  $ 712.56      360   1-Sep-28     $ 96,979.25
4905149   BRECKENRIDGE            CO      80424  LCO           8.000      6.250  $ 591.41      360   1-Aug-28     $ 80,436.69
4905158   DENVER                  CO      80220  SFD           8.125      6.250  $ 507.87      360   1-Sep-28     $ 68,310.21
4905165   GOLD CANYON             AZ      85219  SFD           7.875      6.250  $ 742.88      360   1-Sep-28    $ 102,314.51
4905169   DALLAS                  TX      75219  LCO           8.125      6.250  $ 267.30      360   1-Apr-28     $ 35,831.77
4905174   PHOENIX                 AZ      85260  SFD           7.625      6.250  $ 465.02      360   1-Sep-28     $ 65,604.60
4905175   EDMONDS                 WA      98026  LCO           8.250      6.250  $ 696.42      360   1-Sep-28     $ 92,581.38
4905185   PORTLAND                OR      97212  LCO           7.250      6.250  $ 750.39      360   1-Sep-28    $ 109,827.86
4905189   CERRITOS                CA      90703  LCO           8.000      6.250  $ 448.33      360   1-Apr-28     $ 60,807.22
4905197   EL PASO                 TX      79912  SFD           8.125      6.250  $ 317.79      360   1-Sep-28     $ 42,743.81
4905208   PEORIA                  AZ      85381  SFD           8.125      6.250  $ 860.19      360   1-Apr-28    $ 115,308.58
4905209   RICHARDSON              TX      75081  LCO           8.375      6.250  $ 300.99      360   1-Dec-27     $ 39,319.58
4905230   BRIGHTON                CO      80601  MF4           8.000      6.250 $ 1,434.51     360   1-Apr-28    $ 194,563.20
4905239   JAMAICA PLAIN           MA      02130  MF2           8.375      6.250  $ 879.78      360   1-May-28    $ 115,310.75
4905248   SCOTTSDALE              AZ      85260  SFD           7.500      6.250  $ 559.37      360   1-Sep-28     $ 79,880.89
4905249   PEARLAND                TX      77584  SFD           8.250      6.250  $ 907.16      360   1-Dec-27    $ 119,429.59
4905251   TUALATIN                OR      97062  LCO           8.750      6.250  $ 778.45      360   1-Apr-28     $ 98,542.59
4905256   LONGVIEW                WA      98632  SFD           7.750      6.250  $ 608.95      360   1-Sep-28     $ 84,879.63
4905262   GRAND JUNCTION          CO      81503  SFD           7.375      6.250  $ 865.76      360   1-Sep-28    $ 125,158.65
4905265   TYLER                   TX      75701  SFD           8.375      6.250  $ 372.82      360   1-Mar-28     $ 48,800.03
4905266   JAMAICA PLAIN           MA      02130  MF2           8.375      6.250  $ 879.78      360   1-May-28    $ 115,310.75
4905267   GALVESTON               TX      77553  MF2           8.750      6.250  $ 354.02      360   1-Dec-27     $ 44,341.98
4905269   KALISPELL               MT      59901  SFD           8.125      6.250  $ 445.50      360   1-Sep-28     $ 59,921.23
4905270   NORWALK                 CA      90650  SFD           7.750      6.250  $ 673.43      360   1-Sep-28     $ 93,866.87
4905274   DALLAS                  TX      75287  SFD           8.375      6.250 $ 1,101.35     360   1-Dec-27    $ 143,873.93
4905280   HOUSTON                 TX      77063  LCO           8.000      6.250  $ 175.00      360   1-Sep-28     $ 23,817.89
4905282   KALISPELL               MT      59901  SFD           8.250      6.250  $ 540.16      360   1-Sep-28     $ 71,807.99
4905284   TYLER                   TX      75701  SFD           8.375      6.250  $ 389.92      360   1-Mar-28     $ 51,038.57
4905285   MESA                    AZ      85201  SFD           8.000      6.250  $ 551.42      360   1-Sep-28     $ 75,048.82
4905286   PHOENIX                 AZ      85015  MF2           7.750      6.250  $ 282.09      360   1-May-28     $ 39,205.53
4905287   CORPUS CRISTI           TX      78410  SFD           8.250      6.250  $ 520.63      360   1-Dec-27     $ 68,796.82
4905288   PHOENIX                 AZ      85032  SFD           8.625      6.250  $ 684.45      360   1-Aug-28     $ 87,842.47
4905308   DENVER                  CO      80207  MF2           7.750      6.250 $ 1,186.38     360   1-Sep-28    $ 165,365.49
4905310   SAN DIEGO               CA      92104  SFD           8.375      6.250  $ 781.35      360   1-May-28    $ 102,100.74
4905312   HOUSTON                 TX      77063  LCO           8.250      6.250  $ 135.23      360   1-Jan-28     $ 17,881.58
4905313   BRUSH                   CO      80723  MF2           8.500      6.250 $1,089.93      360   1-Sep-28    $ 141,577.65
4905314   ORANGE                  CA      92865  SFD           8.125      6.250 $ 1,321.64     360   1-Aug-28    $ 177,648.33
4905321   ALMA                    CO      80420  SFD           8.000      6.250 $ 1,266.12     360   1-Apr-28    $ 171,723.10
4905324   AURORA                  CO      80014  LCO           8.250      6.250  $ 268.20      360   1-Aug-28     $ 35,631.24
4905325   MESA                    AZ      85201  SFD           8.000      6.250  $ 524.68      360   1-Sep-28     $ 71,408.72
4905330   MILWAUKIE               OR      97267  SFD           8.125      6.250  $ 691.27      360   1-Feb-28     $ 92,536.77
4905332   LAKE HAVASU CITY        AZ      86403  SFD           8.125      6.250  $ 476.32      360   1-Mar-28     $ 63,806.17
4905333   PORTLAND                OR      97202  MF2           8.375      6.250  $ 988.47      360   1-Apr-28    $ 129,472.21
4905338   MONTGOMERY              TX      77356  LCO           8.625      6.250  $ 447.23      360   1-Jan-28     $ 57,149.32
4905342   BEND                    OR      97707  SFD           7.625      6.250  $ 566.24      360   1-Apr-28     $ 79,586.84
4905343   DENVER                  CO      80202  LCO           8.125      6.250 $ 1,377.34     360   1-Apr-28    $ 184,459.12
4905344   BIGFORK                 MT      59911  SFD           7.875      6.250  $ 690.27      360   1-Aug-28     $ 95,002.15
4905353   BEND                    OR      97701  SFD           7.750      6.250  $ 967.16      360   1-Apr-28    $ 133,706.22
4905356   GLADSTONE               OR      97027  SFD           8.000      6.250 $ 1,085.97     360   1-May-28    $ 147,394.16
4905357   AURORA                  CO      80017  SFD           8.000      6.250  $ 673.60      360   1-May-28     $ 91,424.19
4905361   FORT WAYNE              IN      46845  SFD           8.375      6.250 $ 1,489.75     360   1-Nov-27    $ 194,405.57
4905366   HOUSTON                 TX      77008  SFD           8.500      6.250 $ 1,530.91     360   1-Nov-27    $ 197,594.83
4905368   GLENDALE                AZ      85302  SFD           8.250      6.250  $ 889.50      360   1-May-28    $ 117,939.14
4905370   HOUSTON                 TX      77035  SFD           8.625      6.250  $ 385.01      360   1-Apr-28     $ 49,159.61
4905371   CLEVELAND               OH      44105  MF2           8.375      6.250  $ 362.55      360   1-Sep-28     $ 47,640.51
4905376   RIO RANCHO              NM      87124  SFD           8.250      6.250  $ 513.50      360   1-Apr-28     $ 68,038.49
4905378   SANDY                   OR      97055  SFD           7.500      6.250 $1,396.68      360   1-May-28    $ 198,846.53
4905380   EAST HELENA             MT      59635  MF2           8.125      6.250  $ 547.96      360   1-Apr-28     $ 73,353.44
4905385   PORTLAND                OR      97211  SFD           7.750      6.250  $ 968.59      360   1-Apr-28    $ 134,518.96
4905387   DENVER                  CO      80231  SFD           8.125      6.250  $ 353.43      360   1-Aug-28     $ 47,505.95
4905389   HOUSTON                 TX      77009  SFD           8.125      6.250  $ 543.51      360   1-May-28     $ 72,907.78
4905395   WICKLIFFE               OH      44092  SFD           8.250      6.250  $ 615.29      360   1-Apr-28     $ 81,526.78
4905396   BEAUMONT                TX      77707  SFD           8.000      6.250  $ 323.59      360   1-May-28     $ 43,919.47
4905397   BEND                    OR      97701  SFD           7.625      6.250  $ 962.60      360   1-Mar-28    $ 116,431.14
4905400   HELENA                  MT      59601  MF2           8.625      6.250  $ 598.90      360   1-May-28     $ 76,211.39
4905405   DALLAS                  TX      75248  LCO           8.500      6.250  $ 322.95      360   1-Dec-27     $ 40,479.08
4905409   HOUSTON                 TX      77030  SFD           8.125      6.250 $ 1,375.48     360   1-Sep-28    $ 185,006.82
4905411   CORPUS CHRISTI          TX      78413  MF2           8.375      6.250  $ 807.20      360   1-Apr-28    $ 105,110.84
4905413   PORTLAND                OR      97202  SFD           7.750      6.250  $ 823.87      360   1-Mar-28    $ 114,295.58
4905414   SAN DIEGO               CA      92122  LCO           8.125      6.250  $ 377.19      360   1-May-28     $ 50,578.74
4905415   HOUSTON                 TX      77004  MF4           8.125      6.250 $ 1,129.34     360   1-Apr-28    $ 151,389.22
4905421   DENVER                  CO      80239  SFD           8.250      6.250  $ 601.76      360   1-Jun-28     $ 79,841.10
4905422   DALLAS                  TX      75243  LCO           8.500      6.250  $ 204.15      360   1-Nov-27     $ 26,349.24
4905427   GALVESTON               TX      77550  LCO           8.500      6.250  $ 565.93      360   1-Nov-27     $ 73,043.49
4905431   DALLAS                  TX      75219  LCO           8.000      6.250  $ 264.16      360   1-Mar-28     $ 35,802.15
4905434   FOREST GROVE            OR      97116  SFD           7.750      6.250 $ 1,146.26     360   1-Feb-28    $ 158,953.90
4905438   DENVER                  CO      80239  SFD           8.250      6.250  $ 601.76      360   1-Jun-28     $ 79,841.10
4905441   DALLAS                  TX      75217  SFD           8.625      6.250  $ 370.23      360   1-Nov-27     $ 47,249.08
4905443   MONTGOMERY              TX      77356  LCO           8.250      6.250  $ 300.51      360   1-Apr-28     $ 39,817.71
4905446   PORTLAND                OR      97236  SFD           7.750      6.250  $ 988.65      360   1-Apr-28    $ 137,304.84
4905448   VANCOUVER               WA      98684  MF4           8.500      6.250 $ 1,487.85     360   1-Jun-28    $ 192,905.51
4905450   HOUSTON                 TX      77030  SFD           8.125      6.250 $ 1,429.31     360   1-Sep-28    $ 192,247.30
4905452   HOUSTON                 TX      77054  LCO           8.125      6.250  $ 237.23      360   1-May-28     $ 31,820.80
4905458   THE DALLES              OR      97058  SFD           8.250      6.250 $ 1,284.67     360   1-May-28    $ 170,207.67
4905459   PORTLAND                OR      97218  SFD           7.875      6.250  $ 362.54      360   1-Mar-28     $ 49,718.27
4905462   HOUSTON                 TX      77054  SFD           8.125      6.250  $ 258.02      360   1-Jun-28     $ 34,634.78
4905474   SHERWOOD                OR      97140  SFD           7.500      6.250  $ 784.52      360   1-Jun-28    $ 111,778.41
4905476   HOUSTON                 TX      77063  LCO           8.000      6.250  $ 231.14      360   1-Aug-28     $ 31,436.16
4905477   FERNDALE                MI      48220  MF2           8.250      6.250  $ 382.77      360   1-Jun-28     $ 50,785.31
4905478   MARSHFIELD              MA      02050  SFD           8.500      6.250  $ 499.79      360   1-Jul-28     $ 64,840.82
4905481   MESA                    AZ      85202  SFD           8.250      6.250  $ 676.14      360   1-May-28     $ 89,649.69
4905482   MELBA                   ID      83641  SFD           8.375      6.250  $ 916.65      360   1-Mar-28    $ 119,985.45
4905484   SCOTTSDALE              AZ      85254  THS           8.000      6.250 $ 1,132.94     360   1-Apr-28    $ 153,660.09
4905491   NORTHRIDGE              CA      91326  SFD           8.000      6.250 $ 1,584.94     360   1-Apr-28    $ 214,964.91
4905492   PRESCOTT                AZ      86303  SFD           8.125      6.250  $ 840.51      360   1-Jul-28    $ 112,900.77
4905497   PORTLAND                OR      97236  MF2           8.250      6.250 $1,232.08      360   1-Mar-28    $ 163,142.95
4905500   SAN JOSE                CA      95133  LCO           8.125      6.250 $ 1,041.35     360   1-Apr-28    $ 139,594.62
4905506   KALISPELL               MT      59901  SFD           7.875      6.250 $ 1,305.12     360   1-Jul-28    $ 179,499.63
4905507   PARK CITY               UT      84060  SFD           7.750      6.250  $ 788.06      360   1-Mar-28    $ 109,364.65
4905508   EUGENE                  OR      97403  MF2           7.750      6.250  $ 862.56      360   1-May-28    $ 119,881.83
4905512   HOUSTON                 TX      77057  LCO           7.000      6.250  $ 665.30      360   1-May-28     $ 99,500.97
4905515   CONROE                  TX      77385  SFD           8.250      6.250  $ 375.26      360   1-Mar-28     $ 49,688.95
4905526   DALLAS                  TX      75231  LCO           8.000      6.250  $ 483.74      360   1-Mar-28     $ 65,562.71
4905532   HELENA                  MT      59601  SFD           7.875      6.250  $ 327.73      360   1-Apr-28     $ 44,977.87
4905534   ORANGE                  TX      77630  SFD           8.000      6.250  $ 257.56      360   1-Apr-28     $ 34,931.74
4905538   KALISPELL               MT      59901  SFD           8.125      6.250  $ 631.12      360   1-Jul-28     $ 84,775.33
4905540   PHOENIX                 OR      97535  SFD           7.625      6.250  $ 770.08      360   1-Apr-28    $ 108,238.15
4905545   EUGENE                  OR      97401  MF2           7.750      6.250 $ 1,020.17     360   1-May-28    $ 141,787.16
4905546   HOUSTON                 TX      77009  LCO           8.125      6.250  $ 313.34      360   1-Jul-28     $ 42,088.46
4905547   ARVADA                  CO      80004  SFD           8.000      6.250  $ 880.52      360   1-Apr-28    $ 119,424.97
4905553   HILLSBORO               OR      97124  SFD           8.000      6.250  $ 968.57      360   1-Apr-28    $ 131,367.47
4905557   NORWOOD                 MA      02062  LCO           8.250      6.250  $ 450.76      360   1-Jun-28     $ 59,806.05
4905558   PLACENTIA               CA      92870  LCO           7.750      6.250  $ 447.04      360   1-Jul-28     $ 62,222.12
4905559   EUGENE                  OR      97401  LCO           7.875      6.250  $ 304.53      360   1-Mar-28     $ 41,763.38
4905560   HIGHLANDS RANCH         CO      80126  THS           7.750      6.250 $ 1,028.77     360   1-Apr-28    $ 142,876.64
4905567   TEMECULA                CA      92592  SFD           7.750      6.250 $ 1,316.41     360   1-Aug-28    $ 183,358.41
4905570   PORTLAND                OR      97233  MF2           8.000      6.250  $ 924.55      360   1-Apr-28    $ 125,396.18
4905572   SAN ANTONIO             TX      78221  SFD           8.125      6.250  $ 222.01      360   1-Jul-28     $ 29,820.96
4905573   PEORIA                  AZ      85381  SFD           8.250      6.250  $ 801.91      360   1-Mar-28    $ 105,336.50
4905577   MISSION VIEJO           CA      92691  LCO           8.250      6.250  $ 628.81      360   1-Jul-28     $ 83,484.30
4905587   ROCKLAND                MA      02370  MF3           7.875      6.250 $ 1,136.55     360   1-May-28    $ 156,092.02
4905588   MYSTIC                  CT      06515  SFD           7.875      6.250  $ 797.58      360   1-Apr-28    $ 109,459.51
4905591   BEND                    OR      97701  SFD           7.875      6.250  $ 870.08      360   1-Jun-28    $ 119,581.64
4905592   UPLAND                  CA      91784  SFD           7.500      6.250 $1,398.43      360   1-Jul-28    $ 199,400.69
4905594   CLEVELAND               OH      44120  MF2           8.375      6.250  $ 287.31      360   1-Sep-28     $ 37,752.84
4905596   SANDY                   UT      84092  SFD           8.375      6.250 $ 1,121.87     360   1-Jul-28    $ 147,229.16
4905598   VANCOUVER               WA      98684  MF2           7.750      6.250  $ 934.20      360   1-May-28    $ 129,839.21
4905599   SAN JOSE                CA      95133  SFD           8.125      6.250 $1,098.90      360   1-Apr-28    $ 147,308.36
4905602   DALLAS                  TX      75204  LCO           8.375      6.250  $ 668.87      360   1-Jun-28     $ 87,722.64
4905607   ALBUQUERQUE             NM      87108  MF2           8.750      6.250  $ 863.80      360   1-Jul-28    $ 109,544.52
4905608   VANCOUVER               WA      98685  SFD           7.875      6.250  $ 912.14      360   1-Apr-28    $ 124,777.94
4905609   LAKEWOOD                CO      80215  SFD           8.375      6.250 $1,046.62      360   1-Jun-28    $ 137,266.04
4905612   ARVADA                  CO      80003  SFD           8.125      6.250  $ 779.63      360   1-Apr-28    $ 104,509.28
4905627   MODESTO                 CA      95356  SFD           8.500      6.250  $ 792.37      360   1-Apr-28    $ 102,603.58
4905629   WEST LINN               OR      97068  SFD           7.875      6.250  $ 756.97      360   1-Jul-28    $ 104,109.78
4905637   MESA                    AZ      85203  MF4           8.250      6.250  $ 777.56      360   1-Jul-28    $ 103,233.27
4905638   VANCOUVER               WA      98685  SFD           8.375      6.250  $ 615.66      360   1-Apr-28     $ 80,640.10
4905647   SAN FRANCISCO           CA      94109  LCO           7.750      6.250 $ 1,143.39     360   1-Jun-28    $ 159,029.48
4905650   PORTLAND                OR      97211  SFD           8.250      6.250 $ 1,171.98     360   1-Jun-28    $ 155,495.72
4905655   TEMPE                   AZ      85281  SFD           8.375      6.250  $ 478.85      360   1-Apr-28     $ 62,546.59
4905658   OCEANSIDE               CA      92056  SFD           7.625      6.250  $ 637.01      360   1-Jul-28     $ 89,736.97
4905664   CROOKED RIVER RANCH     OR      97760  THS           7.750      6.250  $ 991.52      360   1-Apr-28    $ 137,702.80
4905667   ALBUQUERQUE             NM      87108  MF4           8.750      6.250  $ 863.80      360   1-Jul-28    $ 109,544.52
4905669   GRAND JUNCTION          CO      81503  SFD           8.625      6.250  $ 902.24      360   1-May-28    $ 115,581.60
4905673   AURORA                  CO      80014  LCO           8.375      6.250  $ 591.72      360   1-Jun-28     $ 77,529.19
4905676   TUCSON                  AZ      85710  SFD           8.375      6.250  $ 559.42      360   1-Apr-28     $ 73,272.95
4905677   BOULDER                 CO      80303  SFD           7.375      6.250 $ 1,160.33     360   1-Aug-28    $ 167,614.14
4905678   MAGNA                   UT      84044  MF2           8.125      6.250  $ 501.19      360   1-Jul-28     $ 67,321.56
4905679   BEND                    OR      97702  SFD           7.875      6.250  $ 708.76      360   1-Apr-28     $ 97,269.70
4905681   DENVER                  CO      80221  SFD           8.375      6.250  $ 608.82      360   1-May-28     $ 79,796.01
4905686   TACOMA                  WA      98404  SFD           8.125      6.250  $ 638.55      360   1-Aug-28     $ 85,830.08
4905687   BOULDER                 CO      80302  LCO           7.875      6.250  $ 560.12      360   1-Jun-28     $ 76,980.65
4905688   HOUSTON                 TX      77054  LCO           8.125      6.250  $ 267.30      360   1-Jun-28     $ 35,880.65
4905689   DEER ISLAND             OR      97054  SFD           7.875      6.250  $ 986.09      360   1-Apr-28    $ 135,331.83
4905693   SANTA FE                TX      77510  SFD           7.875      6.250  $ 743.93      360   1-Aug-28    $ 102,386.75
4905695   DEADWOOD                SD      57732  SFD           8.250      6.250  $ 244.54      360   1-Jun-28     $ 32,444.76
4905696   PORTLAND                OR      97212  SFD           7.250      6.250  $ 784.50      360   1-Mar-28    $ 114,266.92
4905697   HOUSTON                 TX      77054  SFD           8.125      6.250  $ 211.24      360   1-Jul-28     $ 28,374.80
4905698   KALISPELL               MT      59901  SFD           8.750      6.250  $ 483.82      360   1-Jun-28     $ 61,118.30
4905702   SALEM                   OR      97304  SFD           8.250      6.250 $1,003.69      360   1-Jun-28    $ 133,168.15
4905703   THE WOODLANDS           TX      77381  LCO           8.500      6.250  $ 242.21      360   1-Jun-28     $ 31,403.22
4905708   RIDGWAY                 CO      81432  SFD           7.750      6.250  $ 895.52      360   1-Jul-28    $ 124,643.65
4905711   KALISPELL               MT      59901  MF2           8.250      6.250  $ 601.01      360   1-Jul-28     $ 79,793.85
4905716   PORTLAND                OR      97217  SFD           7.875      6.250  $ 742.47      360   1-May-28    $ 101,970.18
4905718   SEDONA                  AZ      86351  SFD           7.750      6.250  $ 921.31      360   1-Aug-28    $ 128,325.94
4905722   RAYNHAM                 MA      02767  SFD           8.000      6.250 $ 1,213.65     360   1-May-28    $ 164,722.90
4905729   PORTLAND                OR      97211  SFD           8.125      6.250 $ 1,264.10     360   1-Jun-28    $ 169,685.58
4905737   PHOENIX                 AZ      85051  SFD           8.250      6.250  $ 480.06      360   1-Mar-28     $ 63,566.07
4905738   HOUSTON                 TX      77057  LCO           8.250      6.250  $ 304.26      360   1-Aug-28     $ 40,422.00
4905739   SOUTH JORDAN            UT      84095  SFD           7.625      6.250  $ 943.84      360   1-May-28    $ 132,761.65
4905747   SAN DIEGO               CA      92122  SFD           7.500      6.250 $1,409.62      360   1-May-28    $ 200,687.24
4905749   LOS ANGELES             CA      90005  SFD           8.625      6.250  $ 875.01      360   1-Jun-28    $ 112,163.11
4905754   BOISE                   ID      83704  SFD           8.125      6.250  $ 668.25      360   1-Jul-28     $ 89,762.10
4905758   MONTGOMERY              TX      77356  LCO           8.250      6.250  $ 331.31      360   1-Mar-28     $ 43,869.54
4905760   DENVER                  CO      80205  MF2           8.250      6.250  $ 791.46      360   1-Aug-28    $ 105,147.07
4905763   STEAMBOAT SPRINGS       CO      80477  LCO           7.750      6.250  $ 709.25      360   1-Jun-28     $ 98,646.08
4905785   DENVER                  CO      80202  LCO           8.250      6.250 $ 1,198.65     360   1-Jul-28    $ 159,138.81
4905795   DENVER                  CO      80206  SFD           7.875      6.250 $ 1,031.05     360   1-Aug-28    $ 141,904.48
4905801   DALLAS                  TX      75248  SFD           8.375      6.250  $ 359.14      360   1-Jun-28     $ 47,101.07
4905809   ARLINGTON               TX      76011  LCO           8.250      6.250  $ 210.35      360   1-Jul-28     $ 27,907.86
4905824   DALLAS                  TX       75211 LCO           8.000      6.250  $ 224.54      360   1-Jul-28     $ 30,517.02
4905835   EUGENE                  OR       97401 MF2           7.750      6.250 $ 1,128.35     360   1-Jul-28    $ 157,051.02
4905846   EUGENE                  OR       97401 MF2           7.750      6.250  $ 915.22      360   1-Jul-28    $ 127,385.82
4905852   EUGENE                  OR       97401 MF2           7.750      6.250  $ 940.29      360   1-Jul-28    $ 130,875.85
4905856   LONGMONT                CO       80501 SFD           8.375      6.250  $ 820.88      360   1-Jul-28    $ 107,728.65
4905861   COLORADO SPRINGS        CO       80911 SFD           7.625      6.250  $ 365.22      360   1-Sep-28     $ 51,525.08
4905871   QUINCY                  MA       02169 MF2           8.125      6.250 $ 1,195.42     360   1-Aug-28    $ 160,176.82
4906073   DENVER                  CO       80204 SFD           8.000      6.250  $ 511.43      360   1-Jul-28     $ 69,511.07
4906076   PHOENIX                 AZ       85027 SFD           8.125      6.250  $ 748.44      360   1-Aug-28     $ 98,545.79
4906090   PHOENIX                 AZ       85029 MF2           8.500      6.250 $ 1,072.63     360   1-Jul-28    $ 139,158.38
4906113   WEST VALLEY             UT       84120 SFD           8.000      6.250  $ 743.07      360   1-Jul-28    $ 100,891.38
4906115   CAYUCOS                 CA       93430 SFD           7.375      6.250 $ 1,568.87     360   1-Aug-28    $ 226,353.31
4906120   TUSTIN                  CA       92780 THS           8.250      6.250  $ 569.08      360   1-May-28     $ 75,374.51
4906124   SPRING                  TX       77381 LCO           7.875      6.250  $ 187.44      360   1-May-28     $ 25,152.69
4906135   APACHEJUNCTION          AZ       85220 SFD           8.375      6.250  $ 494.05      360   1-May-28     $ 64,753.31
4906145   BAILEY                  CO       80421 SFD           7.875      6.250  $ 783.07      360   1-Aug-28    $ 107,775.57
4906150   SAN DIEGO               CA       92129 SFD           8.000      6.250  $ 836.49      360   1-Aug-28    $ 113,769.00
4906154   OAKRIDGE                OR       97463 SFD           7.750      6.250  $ 917.01      360   1-Sep-28    $ 127,818.73
4906156   PORTLAND                OR       97217 MF2           8.375      6.250  $ 752.47      360   1-Jun-28     $ 98,688.01
4906163   PEARLAND                TX       77584 SFD           7.500      6.250  $ 565.66      360   1-Jul-28     $ 80,657.60
4906170   ARLINGTON               TX       76012 SFD           8.250      6.250  $ 486.83      360   1-Aug-28     $ 64,675.16
4906172   SAN DIEGO               CA       92123 SFD           7.625      6.250 $ 1,102.03     360   1-Aug-28    $ 155,359.79
4906175   HOUSTON                 TX       77024 SFD           8.000      6.250  $ 190.78      360   1-Jul-28     $ 25,929.51
4906176   FLAGSTAFF               AZ       86004 SFD           7.750      6.250  $ 928.47      360   1-Aug-28    $ 129,184.98
4906189   SCOTTSDALE              AZ       85260 LCO           7.500      6.250 $ 1,043.58     360   1-Aug-28    $ 148,915.61
4906192   DALLAS                  TX       75219 LCO           8.125      6.250  $ 380.90      360   1-Aug-28     $ 51,198.65
4906197   SAN DIEGO               CA       92116 SFD           8.000      6.250  $ 857.77      360   1-Aug-28    $ 116,663.11
4906203   MISSION VIEJO           CA       92691 SFD           8.000      6.250  $ 932.98      360   1-Aug-28    $ 126,892.35
4906209   MISSION VIEJO           CA       92691 SFD           8.000      6.250 $1,304.63      360   1-Aug-28    $ 177,439.72
4906212   MEDFORD                 OR       97504 SFD           7.875      6.250 $ 1,087.60     360   1-Aug-28    $ 149,688.29
4906215   PORTLAND                OR       97206 MF2           8.250      6.250 $ 1,051.77     360   1-May-28    $ 139,455.09
4906220   COLORADO SPRINGS        CO       80911 SFD           7.625      6.250  $ 414.06      360   1-Sep-28     $ 58,415.05
4906223   THE DALLES              OR       97058 SFD           7.000      6.250  $ 606.76      360   1-Apr-28     $ 90,254.43
4906225   SEDONA                  AZ       86351 SFD           7.875      6.250 $ 1,297.87     360   1-May-28    $ 178,248.67
4906231   MENLO PARK              CA       94025 SFD           7.875      6.250 $ 1,160.11     360   1-Apr-28    $ 159,213.89
4906232   COLORADO SPRINGS        CO       80906 MF2           7.625      6.250 $ 1,451.68     360   1-Sep-28    $ 204,802.17
4906242   PHOENIX                 AZ       85003 SFD           7.625      6.250  $ 796.27      360   1-Apr-28    $ 111,919.04
4906266   BOULDER                 CO       80302 LCO           8.000      6.250 $ 1,052.95     360   1-Aug-28    $ 143,209.22
4906291   PARK CITY               UT       84060 LCO           8.000      6.250  $ 616.36      360   1-Jul-28     $ 83,772.30
4906300   PHOENIX                 AZ       85019 LCO           8.500      6.250  $ 214.53      360   1-Jul-28     $ 27,831.65
4906305   VANCOUVER               WA       98660 SFD           7.625      6.250  $ 880.85      360   1-Apr-28    $ 121,720.45
4906313   DENVER                  CO       80203 LCO           8.250      6.250  $ 138.98      360   1-Jun-28     $ 12,867.66
4906316   DALLAS                  TX       75225 LCO           7.750      6.250  $ 748.65      360   1-Aug-28    $ 104,277.31
4906322   MOUNTAIN VILLAGE        CO       81435 THS           8.000      6.250  $ 968.57      360   1-Jul-28    $ 131,353.56
4906327   HOUSTON                 TX       77009 SFD           7.875      6.250  $ 337.52      360   1-Jul-28     $ 46,420.59
4906328   HOUSTON                 TX       77054 LCO           8.125      6.250  $ 320.76      360   1-Jul-28     $ 43,085.80
4906336   DENVER                  CO       80207 SFD           7.625      6.250  $ 353.90      360   1-Jul-28     $ 49,751.94
4906338   PHOENIX                 AZ       85012 SFD           8.000      6.250  $ 581.15      360   1-Jul-28     $ 78,985.29
4906347   LA JOLLA                CA       92037 LCO           7.875      6.250  $ 568.45      360   1-Jul-28     $ 78,182.07
4906352   HOUSTON                 TX       77064 SFD           7.875      6.250  $ 551.06      360   1-Jul-28     $ 75,788.72
4906357   EUGENE                  OR       97405 MF2           7.500      6.250  $ 489.45      360   1-Jul-28     $ 69,747.65
4906372   HOUSTON                 TX       77054 LCO           8.125      6.250  $ 224.61      360   1-Jul-28     $ 30,170.02
4906375   QUEEN CREEK             AZ       85242 SFD           7.875      6.250 $ 1,185.49     360   1-Jul-28    $ 163,045.47
4906382   DENVER                  CO       80209 LCO           7.750      6.250 $ 1,289.54     360   1-Jul-28    $ 179,486.89
4906409   LAS CRUCES              NM       88005 MF2           8.250      6.250  $ 508.80      360   1-Jun-28     $ 67,506.06
4906414   VANCOUVER               WA       98665 MF2           7.750      6.250  $ 931.34      360   1-Jul-28    $ 129,629.40
4906417   CLACKAMAS               OR       97015 SFD           8.250      6.250 $ 1,155.82     360   1-Jun-28    $ 153,352.70
4906430   MONTEREYPARK            CA       91754 SFD           8.000      6.250 $ 1,467.53     360   1-Jun-28    $ 199,320.01
4906431   PARK CITY               UT       84060 HCO           8.750      6.250 $ 1,022.71     360   1-Jun-28    $ 129,620.54
4906436   GILCHRIST               TX       77617 SFD           8.625      6.250  $ 157.50      360   1-Jun-28     $ 20,189.37
4906441   HIGLEY                  AZ       85236 SFD           7.750      6.250  $ 676.29      360   1-May-28     $ 93,993.75
4906443   GALVESTON               TX       77550 MF2           8.750      6.250  $ 254.90      360   1-Feb-28     $ 32,227.17
4906447   SIMPSONVILLE            SC       29680 SFD           7.875      6.250  $ 677.94      360   1-May-28     $ 93,107.53
4906448   RIVERBANK               CA       95367 SFD           7.375      6.250  $ 425.46      360   1-Feb-28     $ 61,167.59
4906456   PLANO                   TX       75075 SFD           7.750      6.250  $ 677.01      360   1-Feb-28     $ 93,883.98
4906465   PORTLAND                OR       97123 MF2           8.000      6.250 $ 1,027.28     360   1-Mar-28    $ 139,230.65
4906468   VANCOUVER               WA       98661 SFD           8.125      6.250  $ 861.67      360   1-Jun-28    $ 115,665.25
4906474   KALISPELL               MT       59901 SFD           8.000      6.250  $ 733.77      360   1-Apr-28     $ 97,885.72
4906476   VANCOUVER               WA       98661 SFD           8.125      6.250  $ 861.67      360   1-Jun-28    $ 115,665.25
4906485   PINETOP                 AZ       85935 SFD           8.000      6.250 $ 1,145.41     360   1-Jul-28    $ 155,676.82
4906497   DALLAS                  TX       75228 SFD           7.875      6.250  $ 570.99      360   1-Jun-28     $ 75,826.58
4906498   SALT LAKE CITY          UT       84105 MF2           8.375      6.250  $ 942.49      360   1-Apr-28    $ 123,449.06
4906505   LAKEVIEW                OR       97630 SFD           8.250      6.250  $ 370.37      360   1-Feb-28     $ 48,653.85
4906507   ALBUQUERQUE             NM       87108 MF4           8.000      6.250  $ 792.47      360   1-Jun-28    $ 107,632.79
4906510   CASTRO VALLEY           CA       94546 SFD           7.750      6.250 $ 1,525.96     360   1-Apr-28    $ 208,201.27
4906511   LAS CRUCES              NM       88005 SFD           7.875      6.250  $ 384.58      360   1-Jun-28     $ 52,855.07
4906513   PORTLAND                OR       97201 LCO           7.875      6.250 $ 1,177.52     360   1-Feb-28    $ 161,367.26
4906515   FOUNTAIN                CO       80917 MF4           8.125      6.250 $ 1,035.78     360   1-Jun-28    $ 139,037.53
4906524   GRAND PRAIRIE           TX       75050 SFD           7.375      6.250  $ 966.95      360   1-Jun-28    $ 139,460.74
4906528   WHITEFISH               MT       59937 SFD           7.750      6.250 $ 1,045.97     360   1-Feb-28    $ 145,048.20
4906531   HOUSTON                 TX       77057 LCO           8.250      6.250  $ 296.76      360   1-Jun-28     $ 39,372.27
4906532   CHARLESTOWN             MA       02129 LCO           7.750      6.250  $ 737.91      360   1-Mar-28    $ 102,405.07
4906539   MILWAUKIE               OR       97222 SFD           8.000      6.250  $ 831.36      360   1-Jul-28    $ 112,992.84
4906544   RHODODENDRON            OR       97049 SFD           7.625      6.250  $ 722.30      360   1-Mar-28    $ 101,445.79
4906552   YAKIMA                  WA       98908 SFD           8.125      6.250  $ 638.55      360   1-Feb-28     $ 85,375.38
4906562   REINBECK                IA       50699 SFD           8.000      6.250  $ 545.92      360   1-Feb-28     $ 73,938.55
4906570   AVON                    CO       81620 THS           8.000      6.250 $ 1,041.95     360   1-Feb-28    $ 141,119.22
4906588   LA JOLLA                CA       92037 SFD           7.875      6.250 $ 1,341.38     360   1-Feb-28    $ 183,823.60
4906592   CARLSBAD                CA       92009 SFD           8.125      6.250  $ 746.21      360   1-Feb-28     $ 99,892.05
4906598   LAPINE                  OR       97739 SFD           7.875      6.250  $ 771.48      360   1-Feb-28    $ 105,723.37
4906603   LOS ANGELES             CA       90026 SFD           8.000      6.250 $ 1,467.53     360   1-Feb-28    $ 198,759.52
4906618   THE DALLES              OR       97058 SFD           8.375      6.250  $ 369.40      360   1-Feb-28     $ 48,320.38
4906627   PORTLAND                OR       97217 SFD           7.625      6.250  $ 707.79      360   1-Feb-28     $ 99,331.75
4906631   BOISE                   ID       83702 MF2           7.750      6.250  $ 870.45      360   1-Jul-28    $ 121,153.65
4906639   LOMA                    CO       81524 SFD           7.500      6.250  $ 699.22      360   1-Aug-28     $ 99,775.98
4906645   DENVER                  CO       80203 LCO           7.125      6.250  $ 353.03      360   1-Jul-28     $ 52,230.88
4906655   PHOENIX                 AZ       85029 LCO           8.500      6.250 $ 1,072.63     360   1-Jul-28    $ 139,158.38
4906796   HOUSTON                 TX       77057 LCO           7.875      6.250  $ 336.07      360   1-Aug-28     $ 46,253.67
                                                                                                                   ---------
                                                                                                               $ 82,927,050.42


(i)       (x)    (xi)    (xii)      (xiii)   (xIv)     (xv)          (xvI)
-----     ------ ------------------ -------- ------------------------------

MORTGAGE                 MORTGAGE            T.O.P.    MASTER       FIXED
LOAN                     INSURANCE  SERVICE  MORTGAGE  SERVICE   RETAINED
NUMBER    LTV    SUBSIDY CODE       FEE      LOAN      FEE          YIELD
--------  ------ ------------------ -------- ------------------------------
4805799   100.00                       0.250              0.017     0.983
4834649    79.43                       0.250              0.017     1.358
4834703    80.00                       0.250              0.017     1.983
4834756    74.44                       0.250              0.017     1.608
4834757    80.00                       0.250              0.017     1.483
4834765    80.00                       0.250              0.017     1.733
4834786    73.85                       0.250              0.017     1.233
4834805    53.13                       0.250              0.017     0.733
4834828    67.20                       0.250              0.017     0.733
4834829    73.96                       0.250              0.017     1.983
4834838    67.14                       0.250              0.017     1.108
4834849    79.82                       0.250              0.017     1.983
4834856    64.71                       0.250              0.017     1.108
4834858    73.71                       0.250              0.017     1.608
4834892    67.16                       0.250              0.017     1.233
4834903    72.26                       0.250              0.017     1.233
4835004    79.96                       0.250              0.017     1.608
4835014    77.57                       0.250              0.017     1.108
4835020    35.48                       0.250              0.017     1.358
4835026    75.24                       0.250              0.017     1.233
4835027    75.00                       0.250              0.017     1.358
4835051    75.00                       0.250              0.017     1.108
4835059    50.81                       0.250              0.017     1.983
4835069    79.98                       0.250              0.017     0.983
4835078    67.13                       0.250              0.017     0.983
4835085    65.05                       0.250              0.017     1.483
4835094    70.00                       0.250              0.017     1.858
4835099    68.26                       0.250              0.017     1.358
4835113    80.00                       0.250              0.017     1.983
4835133    75.00                       0.250              0.017     1.983
4835160    80.00                       0.250              0.017     1.483
4835170    78.50                       0.250              0.017     1.358
4835186    79.66                       0.250              0.017     1.733
4835188    80.00                       0.250              0.017     1.358
4835200    89.98                       0.250              0.017     1.858
4835214    80.00                       0.250              0.017     1.358
4835222    80.00                       0.250              0.017     0.983
4835230    74.45                       0.250              0.017     1.483
4835241    54.98                       0.250              0.017     2.233
4835311    57.32                       0.250              0.017     1.608
4835319    77.38                       0.250              0.017     0.983
4835324    66.67                       0.250              0.017     1.358
4835354    68.55                       0.250              0.017     1.108
4835359    59.14                       0.250              0.017     1.608
4835363    73.51                       0.250              0.017     0.983
4835364    76.22                       0.250              0.017     0.983
4835378    90.00                 11    0.250              0.017     1.358
4835381    68.44                       0.250              0.017     0.733
4835389    80.00                       0.250              0.017     1.983
4835408    69.93                       0.250              0.017     0.983
4835424    80.00                       0.250              0.017     1.108
4835466    60.40                       0.250              0.017     0.983
4835480    79.95                       0.250              0.017     1.983
4835502    66.64                       0.250              0.017     1.233
4835628    75.00                       0.250              0.017     1.858
4836209    80.00                       0.250              0.017     1.858
4836211    75.00                       0.250              0.017     1.858
4836254    95.00                       0.250              0.017     1.108
4836431    63.16                       0.250              0.017     1.733
4837419    80.00                       0.250              0.017     1.108
4837798    94.99                       0.250              0.017     0.983
4853778    76.45                       0.250              0.017     1.358
4853956    75.66                       0.250              0.017     1.733
4854176    79.38                       0.250              0.017     0.983
4856486    70.00                       0.250              0.017     0.983
4856538    53.87                       0.250              0.017     1.108
4856672    70.00                       0.250              0.017     1.233
4856706    75.00                       0.250              0.017     1.483
4856731    69.39                       0.250              0.017     0.983
4856781    90.00                 11    0.250              0.017     1.983
4856785    80.00                       0.250              0.017     1.608
4856790    90.00                       0.250              0.017     1.608
4856796    66.67                       0.250              0.017     1.983
4856827    70.00                       0.250              0.017     0.858
4856839    54.23                       0.250              0.017     0.733
4856858    67.57                       0.250              0.017     1.483
4856869    50.60                       0.250              0.017     1.358
4856880    33.44                       0.250              0.017     1.233
4856890    26.09                       0.250              0.017     1.358
4856895    74.99                       0.250              0.017     1.108
4856908    68.18                       0.250              0.017     1.358
4856986    45.00                       0.250              0.017     1.608
4856997    50.04                       0.250              0.017     1.483
4857011    73.68                       0.250              0.017     1.358
4857022    77.27                       0.250              0.017     0.733
4857035    75.00                       0.250              0.017     1.983
4857056    89.68                 13    0.250              0.017     0.983
4857175    77.45                       0.250              0.017     0.358
4857214    80.00                       0.250              0.017     1.358
4857226    80.00                       0.250              0.017     1.233
4857233    80.00                       0.250              0.017     1.233
4857251    80.00                       0.250              0.017     0.858
4857281    69.98                       0.250              0.017     0.733
4857348    55.56                       0.250              0.017     0.983
4857425    79.87                       0.250              0.017     0.983
4857485    60.61                       0.250              0.017     1.108
4857493    70.00                       0.250              0.017     1.108
4857508    69.40                       0.250              0.017     1.233
4857527    66.06                       0.250              0.017     0.858
4857552    64.52                       0.250              0.017     1.608
4857577    56.52                       0.250              0.017     1.483
4857586    63.33                       0.250              0.017     1.358
4857597    80.00                       0.250              0.017     1.233
4857701    78.99                       0.250              0.017     1.733
4857784    80.00                       0.250              0.017     0.858
4857795    80.00                       0.250              0.017     1.483
4857800    80.00                       0.250              0.017     1.483
4857802    53.85                       0.250              0.017     0.983
4857809    65.45                       0.250              0.017     1.358
4857811    52.63                       0.250              0.017     1.233
4857813    80.00                       0.250              0.017     1.233
4857816    80.00                       0.250              0.017     1.483
4857824    61.65                       0.250              0.017     1.108
4868349    79.63                       0.250              0.017     0.983
4879675   100.00                       0.250              0.017     0.858
4880006    69.33                       0.250              0.017     1.983
4880041    76.67                       0.250              0.017     1.358
4880120    64.97                       0.250              0.017     1.358
4880124    90.00                 11    0.250              0.017     1.983
4880160    58.24                       0.250              0.017     1.108
4880185    90.00                 13    0.250              0.017     1.858
4880206    89.48                 11    0.250              0.017     2.108
4880246    66.64                       0.250              0.017     1.358
4880272    75.00                       0.250              0.017     1.108
4880293    48.00                       0.250              0.017     1.983
4880448    89.89                 33    0.250              0.017     1.608
4880450    80.00                       0.250              0.017     1.358
4880452    90.00                  6    0.250              0.017     1.983
4880458    90.00                 11    0.250              0.017     1.858
4880463    90.00                 11    0.250              0.017     1.233
4880475    75.00                       0.250              0.017     0.983
4880478    80.00                       0.250              0.017     0.983
4880501    60.43                       0.250              0.017     1.608
4880503    80.00                       0.250              0.017     1.358
4880516    90.00                 06    0.250              0.017     1.858
4880542    62.94                       0.250              0.017     2.233
4880551    70.00                       0.250              0.017     1.608
4880552    80.00                       0.250              0.017     1.733
4880558    54.69                       0.250              0.017     1.358
4880559    90.00                 11    0.250              0.017     1.858
4880565    76.36                       0.250              0.017     1.733
4880573    78.68                       0.250              0.017     1.733
4880575    90.00                 11    0.250              0.017     1.983
4880582    70.43                       0.250              0.017     2.108
4880584    89.94                 13    0.250              0.017     2.108
4880594    80.00                       0.250              0.017     1.983
4880596    89.99                 11    0.250              0.017     1.733
4880603    90.00                 11    0.250              0.017     1.608
4880619    90.00                 33    0.250              0.017     1.858
4880622    90.00                 11    0.250              0.017     2.108
4880629    90.00                 11    0.250              0.017     2.108
4880632    90.00                 12    0.250              0.017     1.608
4880651    74.04                       0.250              0.017     0.808
4880664    90.00                 06    0.250              0.017     1.983
4880669    90.00                 11    0.250              0.017     1.483
4880683    75.00                       0.250              0.017     1.733
4880688    89.91                 11    0.250              0.017     2.233
4880695    58.82                       0.250              0.017     1.233
4880697    87.69                 06    0.250              0.017     1.733
4880739    79.52                       0.250              0.017     1.233
4880758    90.00                 06    0.250              0.017     2.108
4880760    80.00                       0.250              0.017     1.358
4880763    70.00                       0.250              0.017     2.108
4880766    88.39                 06    0.250              0.017     1.858
4880774    89.96                       0.250              0.017     1.733
4880780    90.00                 06    0.250              0.017     1.858
4880789    87.91                 13    0.250              0.017     1.733
4880791    83.33                       0.250              0.017     2.233
4880798    90.00                 11    0.250              0.017     2.108
4880811    83.44                 11    0.250              0.017     2.108
4880819    63.11                       0.250              0.017     1.483
4880824    90.00                 13    0.250              0.017     0.983
4880827    80.00                       0.250              0.017     1.983
4880839    81.71                 11    0.250              0.017     2.108
4880848    80.00                       0.250              0.017     1.358
4880849    87.39                 11    0.250              0.017     1.858
4880878    83.87                 13    0.250              0.017     2.983
4880906    80.00                       0.250              0.017     1.358
4880912    90.00                 11    0.250              0.017     1.483
4880926    90.00                 11    0.250              0.017     2.108
4880957    90.00                 11    0.250              0.017     1.733
4880980    90.00                 01    0.250              0.017     1.983
4881003    90.00                 01    0.250              0.017     1.983
4881047    86.03                 13    0.250              0.017     1.983
4881050    79.97                       0.250              0.017     0.733
4881054    90.00                 11    0.250              0.017     2.108
4881092    85.84                 06    0.250              0.017     2.108
4881099    89.68                 13    0.250              0.017     1.983
4881101    90.00                 11    0.250              0.017     1.983
4881103    80.44                 11    0.250              0.017     1.358
4881111    90.00                 06    0.250              0.017     1.733
4881122    42.78                       0.250              0.017     1.983
4881123    73.04                       0.250              0.017     1.733
4881139    75.76                       0.250              0.017     1.858
4881153    61.63                       0.250              0.017     1.358
4881155    73.97                       0.250              0.017     1.983
4881169    64.29                       0.250              0.017     1.483
4881174    80.00                       0.250              0.017     1.358
4881187    85.00                       0.250              0.017     2.108
4881195    70.00                       0.250              0.017     2.108
4881200    79.99                       0.250              0.017     1.483
4881252    80.00                       0.250              0.017     1.858
4881254    80.00                       0.250              0.017     1.483
4881261    95.00                 13    0.250              0.017     2.108
4881266    90.00                 11    0.250              0.017     2.108
4881282    90.00                 13    0.250              0.017     1.983
4881283    80.00                       0.250              0.017     1.483
4881290    90.00                 01    0.250              0.017     1.358
4881295    79.52                       0.250              0.017     1.358
4881296    80.00                       0.250              0.017     1.858
4881315    70.00                       0.250              0.017     1.608
4881317    80.00                       0.250              0.017     1.358
4881387    89.96                       0.250              0.017     1.983
4881422    89.90                 11    0.250              0.017     2.108
4881425    65.00                       0.250              0.017     1.733
4881457    90.00                 11    0.250              0.017     2.108
4881467    67.23                       0.250              0.017     1.233
4881473    79.96                       0.250              0.017     0.983
4881484    90.00                 11    0.250              0.017     2.108
4881487    89.97                 11    0.250              0.017     2.108
4881498    90.00                 11    0.250              0.017     2.108
4881500    80.00                       0.250              0.017     1.233
4881519    90.00                 11    0.250              0.017     2.108
4881527    79.09                       0.250              0.017     1.358
4881540    80.00                       0.250              0.017     2.108
4881568    68.42                       0.250              0.017     1.483
4881590    70.00                       0.250              0.017     2.108
4881604    89.99                 11    0.250              0.017     2.108
4881610    80.00                       0.250              0.017     0.983
4881618    80.00                       0.250              0.017     1.983
4881947    70.00                       0.250              0.017     2.108
4881951    90.00                 11    0.250              0.017     1.733
4881956    90.00                 11    0.250              0.017     1.483
4881964    90.00                       0.250              0.017     2.108
4881970    34.55                       0.250              0.017     1.358
4881975    79.99                       0.250              0.017     0.983
4881977    90.00                       0.250              0.017     2.108
4881981    60.00                       0.250              0.017     1.358
4881987    74.47                       0.250              0.017     1.358
4881989    90.00                 11    0.250              0.017     2.108
4882103    89.99                 11    0.250              0.017     1.858
4882113    89.99                 13    0.250              0.017     1.858
4887614    71.43                       0.250              0.017     1.983
4887638    78.43                       0.250              0.017     1.983
4887672    80.00                       0.250              0.017     2.108
4887708    90.00                 11    0.250              0.017     2.108
4887724    90.00                 11    0.250              0.017     2.108
4887754    68.89                       0.250              0.017     1.358
4887763    65.05                       0.250              0.017     0.983
4887771    59.81                       0.250              0.017     0.983
4887778    90.00                 11    0.250              0.017     2.108
4887795    90.00                 01    0.250              0.017     2.108
4887815    90.00                 17    0.250              0.017     2.108
4887860    63.23                       0.250              0.017     2.108
4900174    85.00                 01    0.250              0.017     1.983
4900191    90.00                 01    0.250              0.017     2.358
4900200    95.00                 11    0.250              0.017     2.108
4900206    90.00                 01    0.250              0.017     2.108
4900287    85.00                 33    0.250              0.017     1.983
4900295    95.00                 13    0.250              0.017     2.108
4902329    95.00                 11    0.250              0.017     1.483
4902422    90.00                 11    0.250              0.017     1.733
4902431    71.43                       0.250              0.017     1.733
4902440    90.00                 06    0.250              0.017     1.733
4902454    73.96                       0.250              0.017     1.108
4902481    90.00                 06    0.250              0.017     1.858
4902486    88.92                 11    0.250              0.017     1.608
4902487    85.00                 11    0.250              0.017     1.108
4902503    85.07                 11    0.250              0.017     1.858
4902511    65.00                       0.250              0.017     1.858
4902520    80.00                       0.250              0.017     1.608
4902521    83.02                 11    0.250              0.017     1.358
4902528    78.44                       0.250              0.017     1.483
4902534    88.73                 13    0.250              0.017     1.733
4902539    80.00                       0.250              0.017     1.358
4902549    70.00                       0.250              0.017     1.358
4902554    77.12                       0.250              0.017     0.983
4902569    35.09                       0.250              0.017     1.233
4902577    90.00                 11    0.250              0.017     1.483
4902604    95.00                 13    0.250              0.017     1.733
4902618    70.00                       0.250              0.017     1.733
4902626    80.00                       0.250              0.017     1.608
4902641    84.95                 11    0.250              0.017     1.233
4902658    85.00                 11    0.250              0.017     1.483
4902661    76.69                       0.250              0.017     1.233
4902666    47.62                       0.250              0.017     1.733
4902668    70.00                       0.250              0.017     1.733
4902681    79.98                       0.250              0.017     1.358
4902690    80.00                       0.250              0.017     1.483
4902696    90.00                 13    0.250              0.017     1.358
4902712    70.00                       0.250              0.017     1.733
4902718    95.00                       0.250              0.017     0.983
4902720    68.72                       0.250              0.017     1.858
4902729    69.45                       0.250              0.017     1.983
4902733    90.00                 13    0.250              0.017     1.983
4902747    90.00                 06    0.250              0.017     1.608
4902759    90.00                 11    0.250              0.017     1.608
4902765    95.00                 13    0.250              0.017     1.733
4902772    83.85                 13    0.250              0.017     1.733
4902776    75.00                       0.250              0.017     0.858
4902791    60.00                       0.250              0.017     1.983
4902802    74.71                       0.250              0.017     1.358
4902810    90.00                 11    0.250              0.017     1.608
4902816    90.00                       0.250              0.017     1.233
4902823    90.00                 11    0.250              0.017     1.608
4902826    80.00                       0.250              0.017     0.733
4902836    80.00                       0.250              0.017     1.358
4902838    59.57                       0.250              0.017     1.358
4902847    93.74                 11    0.250              0.017     1.108
4902849    85.00                 11    0.250              0.017     1.108
4902853    70.00                       0.250              0.017     1.358
4902861    81.70                 13    0.250              0.017     1.983
4902878    65.00                       0.250              0.017     1.233
4902894    90.00                 11    0.250              0.017     1.483
4903059    82.37                 11    0.250              0.017     1.733
4903060    85.00                 13    0.250              0.017     1.233
4903064    85.00                 13    0.250              0.017     2.108
4903067    61.60                       0.250              0.017     1.733
4903073    78.09                       0.250              0.017     1.233
4903080    80.00                       0.250              0.017     1.483
4903091    90.00                 13    0.250              0.017     1.733
4903095    85.00                       0.250              0.017     1.108
4903101    85.00                 06    0.250              0.017     1.233
4903130    90.00                 06    0.250              0.017     1.858
4903140    70.33                       0.250              0.017     1.358
4903143    75.03                       0.250              0.017     1.483
4903145    80.00                       0.250              0.017     1.233
4903146    78.59                       0.250              0.017     1.983
4903154    85.00                 11    0.250              0.017     1.483
4903162    75.00                       0.250              0.017     0.983
4903176    70.00                       0.250              0.017     2.108
4903183    79.97                       0.250              0.017     1.483
4903185    49.33                       0.250              0.017     1.983
4903197    80.00                       0.250              0.017     1.733
4903198    80.00                       0.250              0.017     1.358
4903204    75.00                       0.250              0.017     1.983
4903206    90.00                 11    0.250              0.017     1.733
4903213    89.98                       0.250              0.017     1.733
4903219    80.00                       0.250              0.017     1.233
4903226    89.96                       0.250              0.017     1.733
4903228    89.96                       0.250              0.017     1.358
4903246    95.00                       0.250              0.017     1.108
4903267    70.00                       0.250              0.017     1.358
4903268    65.00                       0.250              0.017     1.733
4903272    85.00                       0.250              0.017     1.358
4903276    80.00                       0.250              0.017     1.733
4903277    90.00                       0.250              0.017     1.733
4903279    90.00                 13    0.250              0.017     1.858
4903283    75.00                       0.250              0.017     0.983
4903285    90.00                       0.250              0.017     1.483
4903296    65.00                       0.250              0.017     1.983
4903313    90.00                 06    0.250              0.017     1.858
4903331    75.00                       0.250              0.017     1.108
4903344    65.00                       0.250              0.017     1.858
4903355    90.00                       0.250              0.017     1.858
4903361    80.00                       0.250              0.017     2.233
4903366    90.00                       0.250              0.017     1.608
4903372    89.99                       0.250              0.017     2.108
4903381    74.94                       0.250              0.017     1.733
4903386    71.66                       0.250              0.017     1.483
4903390    84.97                 13    0.250              0.017     1.608
4903393    80.00                       0.250              0.017     1.733
4903403    89.97                 13    0.250              0.017     1.858
4903409    90.00                 13    0.250              0.017     1.858
4903423    75.00                       0.250              0.017     1.983
4903437    74.50                       0.250              0.017     1.483
4903444    65.00                       0.250              0.017     1.983
4903462    90.00                 11    0.250              0.017     1.983
4903477    90.00                 13    0.250              0.017     1.733
4903485    90.00                 13    0.250              0.017     1.983
4903494    80.00                       0.250              0.017     1.483
4903496    48.65                       0.250              0.017     0.983
4903510    75.00                       0.250              0.017     1.233
4903520    90.00                 11    0.250              0.017     1.733
4903527    90.00                 06    0.250              0.017     2.108
4903541    90.00                 13    0.250              0.017     1.858
4903609    75.70                       0.250              0.017     1.358
4903622    75.00                       0.250              0.017     1.608
4903627    70.00                       0.250              0.017     1.733
4903635    70.00                       0.250              0.017     0.983
4903639    80.00                       0.250              0.017     1.108
4903650    90.00                 17    0.250              0.017     1.858
4903660    62.17                       0.250              0.017     1.983
4903661    46.75                       0.250              0.017     1.233
4903671    80.00                       0.250              0.017     1.858
4903672    89.83                 13    0.250              0.017     1.733
4903716    80.00                       0.250              0.017     1.608
4903719    65.00                       0.250              0.017     1.358
4903730    85.00                 11    0.250              0.017     1.983
4903739    70.00                       0.250              0.017     1.233
4903746    90.00                 13    0.250              0.017     1.483
4903757    65.00                       0.250              0.017     1.858
4903762    63.39                       0.250              0.017     1.108
4903764    74.80                       0.250              0.017     1.358
4903773    90.00                 13    0.250              0.017     1.358
4903793    94.98                 11    0.250              0.017     1.358
4903806    80.00                       0.250              0.017     0.733
4903808    89.86                 13    0.250              0.017     1.483
4903814    90.00                 11    0.250              0.017     1.483
4903819    70.83                       0.250              0.017     1.233
4903842    57.68                       0.250              0.017     1.358
4903861    80.00                       0.250              0.017     1.608
4903875    75.00                       0.250              0.017     0.483
4903882    63.58                       0.250              0.017     1.108
4903883    79.83                       0.250              0.017     1.358
4903895    64.98                       0.250              0.017     1.858
4903897    70.00                       0.250              0.017     1.358
4903898    50.00                       0.250              0.017     1.608
4903905    65.00                       0.250              0.017     1.858
4903906    90.00                 06    0.250              0.017     1.483
4903914    70.00                       0.250              0.017     1.358
4903916    90.00                 13    0.250              0.017     1.858
4903919    88.27                 06    0.250              0.017     1.483
4903920    65.38                       0.250              0.017     1.733
4903927    94.97                 06    0.250              0.017     1.733
4903929    93.71                 13    0.250              0.017     1.233
4903933    89.99                 13    0.250              0.017     1.733
4903936    85.00                 13    0.250              0.017     1.233
4903942    42.26                       0.250              0.017     1.733
4903943    75.00                       0.250              0.017     1.108
4903948    90.00                 06    0.250              0.017     1.608
4903953    75.00                       0.250              0.017     1.483
4903957    77.46                       0.250              0.017     1.858
4903960    83.53                 11    0.250              0.017     1.858
4903962    70.00                       0.250              0.017     1.733
4903964    55.97                       0.250              0.017     1.358
4903968    75.00                       0.250              0.017     1.108
4903976    80.00                       0.250              0.017     1.233
4903989    80.00                       0.250              0.017     1.108
4903992    74.97                       0.250              0.017     1.108
4903993    79.97                       0.250              0.017     1.608
4904003    70.00                       0.250              0.017     1.983
4904010    74.97                       0.250              0.017     1.108
4904019    75.00                       0.250              0.017     1.733
4904021    70.00                       0.250              0.017     1.483
4904028    90.00                 13    0.250              0.017     1.233
4904053    67.24                       0.250              0.017     1.608
4904059    85.00                 11    0.250              0.017     1.358
4904069    70.00                       0.250              0.017     1.483
4904077    52.94                       0.250              0.017     1.608
4904078    84.39                 06    0.250              0.017     1.483
4904093    80.00                       0.250              0.017     1.608
4904104    80.00                       0.250              0.017     1.608
4904109    70.00                       0.250              0.017     1.858
4904122    90.00                 13    0.250              0.017     1.733
4904138    80.00                       0.250              0.017     1.483
4904142    75.00                       0.250              0.017     1.733
4904154    95.00                 11    0.250              0.017     1.483
4904159    85.00                 13    0.250              0.017     1.108
4904178    60.00                       0.250              0.017     1.233
4904230    89.25                 13    0.250              0.017     1.983
4904244    85.00                 11    0.250              0.017     1.358
4904505    80.00                       0.250              0.017     1.858
4904510    90.00                 13    0.250              0.017     1.858
4904516    89.80                 13    0.250              0.017     1.233
4904524    75.00                       0.250              0.017     0.733
4904532    90.00                 17    0.250              0.017     0.858
4904565    94.97                 13    0.250              0.017     1.733
4904572    70.00                       0.250              0.017     1.108
4904574    90.00                 11    0.250              0.017     1.358
4904605    70.00                       0.250              0.017     1.108
4904610    90.00                 13    0.250              0.017     0.858
4904614    32.54                       0.250              0.017     1.608
4904625    70.00                       0.250              0.017     1.608
4904639    59.05                       0.250              0.017     1.233
4904648    88.24                 06    0.250              0.017     1.483
4904658    78.95                       0.250              0.017     1.233
4904664    90.00                 17    0.250              0.017     1.608
4904677    90.00                 13    0.250              0.017     1.733
4904681    74.79                       0.250              0.017     1.483
4904685    90.00                 13    0.250              0.017     1.858
4904687    90.00                 06    0.250              0.017     1.858
4904692    90.00                 13    0.250              0.017     1.733
4904699    90.00                 13    0.250              0.017     1.858
4904701    65.00                       0.250              0.017     1.733
4904706    90.00                 13    0.250              0.017     1.858
4904712    75.00                       0.250              0.017     1.483
4904715    57.45                       0.250              0.017     1.733
4904725    80.00                       0.250              0.017     1.108
4904727    77.58                       0.250              0.017     1.108
4904731    90.00                 13    0.250              0.017     1.733
4904762    84.07                 11    0.250              0.017     0.983
4904769    90.00                 13    0.250              0.017     1.608
4904777    90.00                       0.250              0.017     1.358
4904784    90.00                 33    0.250              0.017     1.483
4904792    90.00                 13    0.250              0.017     1.733
4904797    90.00                 06    0.250              0.017     1.733
4904798    52.86                       0.250              0.017     1.233
4904801    88.89                 13    0.250              0.017     1.483
4904808    80.00                       0.250              0.017     1.483
4904810    75.00                       0.250              0.017     1.358
4904817    78.78                       0.250              0.017     1.358
4904831    80.00                       0.250              0.017     1.358
4904836    80.00                       0.250              0.017     0.983
4904838    88.24                 13    0.250              0.017     1.233
4904842    76.47                       0.250              0.017     0.858
4904848    75.00                       0.250              0.017     1.608
4904859    80.00                       0.250              0.017     1.108
4904860    88.37                 13    0.250              0.017     1.733
4904864    90.00                 13    0.250              0.017     1.358
4904866    85.00                 13    0.250              0.017     1.358
4904867    54.65                       0.250              0.017     1.983
4904872    85.00                 13    0.250              0.017     1.358
4904874    70.00                       0.250              0.017     1.233
4904875    77.58                       0.250              0.017     1.733
4904881    78.43                       0.250              0.017     1.358
4904882    80.00                       0.250              0.017     1.233
4904887    90.00                 06    0.250              0.017     1.358
4904888    80.00                       0.250              0.017     1.483
4904892    90.00                 11    0.250              0.017     1.608
4904900    80.00                       0.250              0.017     1.483
4904902    90.00                 13    0.250              0.017     1.358
4904903    90.00                 13    0.250              0.017     1.858
4904909    75.00                       0.250              0.017     1.233
4904911    61.23                       0.250              0.017     1.358
4904914    75.94                       0.250              0.017     0.858
4904919    90.00                 06    0.250              0.017     1.483
4904924    75.69                       0.250              0.017     1.358
4904931    80.00                       0.250              0.017     1.233
4904932    75.00                       0.250              0.017     1.358
4904941    90.00                 13    0.250              0.017     1.483
4904946    75.00                       0.250              0.017     1.858
4904955    75.00                       0.250              0.017     1.858
4904957    83.43                 11    0.250              0.017     1.233
4904961    90.00                 13    0.250              0.017     1.608
4904963    45.77                       0.250              0.017     1.233
4904966    55.77                       0.250              0.017     1.483
4904971    80.00                       0.250              0.017     1.233
4904973    90.00                 13    0.250              0.017     1.608
4904982    80.00                       0.250              0.017     1.608
4904985    66.67                       0.250              0.017     0.983
4904995    90.00                 33    0.250              0.017     1.483
4904998    44.14                       0.250              0.017     0.983
4905004    90.00                 11    0.250              0.017     1.733
4905008    90.00                 06    0.250              0.017     1.233
4905012    89.90                 13    0.250              0.017     1.108
4905020    90.00                 13    0.250              0.017     1.608
4905021    80.00                       0.250              0.017     0.983
4905022    80.79                 13    0.250              0.017     1.233
4905025    90.00                 13    0.250              0.017     1.983
4905028    80.00                       0.250              0.017     1.733
4905033    90.00                 13    0.250              0.017     1.608
4905036    80.00                       0.250              0.017     1.108
4905039    90.00                 13    0.250              0.017     1.608
4905040    82.88                 13    0.250              0.017     1.483
4905042    75.00                       0.250              0.017     1.483
4905049    74.91                       0.250              0.017     1.983
4905051    90.00                 13    0.250              0.017     1.858
4905052    90.00                 06    0.250              0.017     1.358
4905053    79.98                       0.250              0.017     1.233
4905062    90.00                 13    0.250              0.017     1.733
4905066    89.80                 11    0.250              0.017     1.483
4905078    90.00                 13    0.250              0.017     1.858
4905080    90.00                 11    0.250              0.017     1.358
4905088    84.87                 01    0.250              0.017     1.983
4905090    89.97                 06    0.250              0.017     1.733
4905122    75.00                       0.250              0.017     1.608
4905127    90.00                 13    0.250              0.017     1.358
4905129    80.00                       0.250              0.017     1.108
4905138    65.00                       0.250              0.017     1.858
4905142    65.00                       0.250              0.017     1.858
4905145    90.00                 13    0.250              0.017     1.483
4905149    74.98                       0.250              0.017     1.483
4905158    90.00                 17    0.250              0.017     1.608
4905165    90.00                 13    0.250              0.017     1.358
4905169    90.00                 13    0.250              0.017     1.608
4905174    51.13                       0.250              0.017     1.108
4905175    90.00                 11    0.250              0.017     1.733
4905185    89.39                 11    0.250              0.017     0.733
4905189    65.00                       0.250              0.017     1.483
4905197    80.00                       0.250              0.017     1.608
4905208    89.99                 13    0.250              0.017     1.608
4905209    90.00                 13    0.250              0.017     1.858
4905230    85.00                 13    0.250              0.017     1.483
4905239    89.90                 13    0.250              0.017     1.858
4905248    54.42                       0.250              0.017     0.983
4905249    79.53                       0.250              0.017     1.733
4905251    90.00                 11    0.250              0.017     2.233
4905256    89.47                 11    0.250              0.017     1.233
4905262    78.34                       0.250              0.017     0.858
4905265    90.00                 06    0.250              0.017     1.858
4905266    89.90                 11    0.250              0.017     1.858
4905267    90.00                 06    0.250              0.017     2.233
4905269    80.00                       0.250              0.017     1.608
4905270    64.83                       0.250              0.017     1.233
4905274    90.00                 06    0.250              0.017     1.858
4905280    90.00                 06    0.250              0.017     1.483
4905282    89.99                 11    0.250              0.017     1.733
4905284    90.00                 13    0.250              0.017     1.858
4905285    90.00                 13    0.250              0.017     1.483
4905286    75.00                       0.250              0.017     1.233
4905287    90.00                 13    0.250              0.017     1.733
4905288    80.00                       0.250              0.017     2.108
4905308    80.00                       0.250              0.017     1.233
4905310    89.39                 13    0.250              0.017     1.858
4905312    90.00                 13    0.250              0.017     1.733
4905313    90.00                 13    0.250              0.017     1.983
4905314    80.00                       0.250              0.017     1.608
4905321    85.00                 13    0.250              0.017     1.483
4905324    70.00                       0.250              0.017     1.733
4905325    90.00                 11    0.250              0.017     1.483
4905330    70.00                       0.250              0.017     1.608
4905332    83.31                 13    0.250              0.017     1.608
4905333    90.00                 11    0.250              0.017     1.858
4905338    88.46                 06    0.250              0.017     2.108
4905342    80.00                       0.250              0.017     1.108
4905343    58.89                       0.250              0.017     1.608
4905344    85.00                 11    0.250              0.017     1.358
4905353    78.53                       0.250              0.017     1.233
4905356    80.00                       0.250              0.017     1.483
4905357    90.00                 13    0.250              0.017     1.483
4905361    80.00                       0.250              0.017     1.858
4905366    74.85                       0.250              0.017     1.983
4905368    78.93                       0.250              0.017     1.733
4905370    90.00                 13    0.250              0.017     2.108
4905371    90.00                 13    0.250              0.017     1.858
4905376    89.95                 13    0.250              0.017     1.733
4905378    85.00                 11    0.250              0.017     0.983
4905380    90.00                 11    0.250              0.017     1.608
4905385    80.00                       0.250              0.017     1.233
4905387    88.15                 13    0.250              0.017     1.608
4905389    89.96                 06    0.250              0.017     1.608
4905395    89.02                 06    0.250              0.017     1.733
4905396    90.00                 13    0.250              0.017     1.483
4905397    80.00                       0.250              0.017     1.108
4905400    70.00                       0.250              0.017     2.108
4905405    72.41                       0.250              0.017     1.983
4905409    65.00                       0.250              0.017     1.608
4905411    90.00                 13    0.250              0.017     1.858
4905413    54.76                       0.250              0.017     1.233
4905414    80.00                       0.250              0.017     1.608
4905415    90.00                 13    0.250              0.017     1.608
4905421    90.00                 17    0.250              0.017     1.733
4905422    88.50                 13    0.250              0.017     1.983
4905427    78.30                       0.250              0.017     1.983
4905431    90.00                 13    0.250              0.017     1.483
4905434    80.00                       0.250              0.017     1.233
4905438    90.00                 17    0.250              0.017     1.733
4905441    89.98                 13    0.250              0.017     2.108
4905443    80.00                       0.250              0.017     1.733
4905446    83.64                 11    0.250              0.017     1.233
4905448    90.00                 11    0.250              0.017     1.983
4905450    64.17                       0.250              0.017     1.608
4905452    90.00                 13    0.250              0.017     1.608
4905458    90.00                 11    0.250              0.017     1.733
4905459    53.76                       0.250              0.017     1.358
4905462    84.96                 13    0.250              0.017     1.608
4905474    85.00                 11    0.250              0.017     0.983
4905476    90.00                 13    0.250              0.017     1.483
4905477    50.95                       0.250              0.017     1.733
4905478    47.45                       0.250              0.017     1.983
4905481    90.00                       0.250              0.017     1.733
4905482    90.00                 11    0.250              0.017     1.858
4905484    80.00                       0.250              0.017     1.483
4905491    80.00                       0.250              0.017     1.483
4905492    74.97                       0.250              0.017     1.608
4905497    80.00                       0.250              0.017     1.733
4905500    85.00                 11    0.250              0.017     1.608
4905506    71.43                       0.250              0.017     1.358
4905507    50.00                       0.250              0.017     1.233
4905508    70.00                       0.250              0.017     1.233
4905512    80.00                       0.250              0.017     0.483
4905515    90.00                 13    0.250              0.017     1.733
4905526    90.00                 13    0.250              0.017     1.483
4905532    80.00                       0.250              0.017     1.358
4905534    90.00                 13    0.250              0.017     1.483
4905538    67.46                       0.250              0.017     1.608
4905540    80.00                       0.250              0.017     1.108
4905545    80.00                       0.250              0.017     1.233
4905546    89.79                 13    0.250              0.017     1.608
4905547    80.00                       0.250              0.017     1.483
4905553    80.00                       0.250              0.017     1.483
4905557    68.18                       0.250              0.017     1.733
4905558    80.00                       0.250              0.017     1.233
4905559    70.00                       0.250              0.017     1.358
4905560    64.98                       0.250              0.017     1.233
4905567    79.98                       0.250              0.017     1.233
4905570    70.00                       0.250              0.017     1.483
4905572    65.00                       0.250              0.017     1.608
4905573    90.00                 11    0.250              0.017     1.733
4905577    90.00                 06    0.250              0.017     1.733
4905587    95.00                 11    0.250              0.017     1.358
4905588    88.00                 13    0.250              0.017     1.358
4905591    80.00                       0.250              0.017     1.358
4905592    80.00                       0.250              0.017     0.983
4905594    90.00                 17    0.250              0.017     1.858
4905596    90.00                 13    0.250              0.017     1.858
4905598    80.00                       0.250              0.017     1.233
4905599    64.91                       0.250              0.017     1.608
4905602    61.54                       0.250              0.017     1.858
4905607    90.00                 13    0.250              0.017     2.233
4905608    85.00                 11    0.250              0.017     1.358
4905609    90.00                 13    0.250              0.017     1.858
4905612    75.00                       0.250              0.017     1.608
4905627    90.00                 13    0.250              0.017     1.983
4905629    90.00                 11    0.250              0.017     1.358
4905637    90.00                 11    0.250              0.017     1.733
4905638    90.00                 11    0.250              0.017     1.858
4905647    70.00                       0.250              0.017     1.233
4905650    80.00                       0.250              0.017     1.733
4905655    70.00                       0.250              0.017     1.858
4905658    60.00                       0.250              0.017     1.108
4905664    80.00                       0.250              0.017     1.233
4905667    90.00                 13    0.250              0.017     2.233
4905669    80.00                       0.250              0.017     2.108
4905673    90.00                 13    0.250              0.017     1.858
4905676    80.00                       0.250              0.017     1.858
4905677    79.06                       0.250              0.017     0.858
4905678    77.14                       0.250              0.017     1.608
4905679    85.00                 11    0.250              0.017     1.358
4905681    90.00                 13    0.250              0.017     1.858
4905686    91.49                 11    0.250              0.017     1.608
4905687    75.00                       0.250              0.017     1.358
4905688    75.00                       0.250              0.017     1.608
4905689    83.33                 11    0.250              0.017     1.358
4905693    90.00                 11    0.250              0.017     1.358
4905695    64.97                       0.250              0.017     1.733
4905696    44.23                       0.250              0.017     0.733
4905697    84.93                 13    0.250              0.017     1.608
4905698    58.57                       0.250              0.017     2.233
4905702    80.00                       0.250              0.017     1.733
4905703    75.00                       0.250              0.017     1.983
4905708    54.35                       0.250              0.017     1.233
4905711    80.00                       0.250              0.017     1.733
4905716    80.00                       0.250              0.017     1.358
4905718    74.99                       0.250              0.017     1.233
4905722    81.08                 13    0.250              0.017     1.483
4905729    75.00                       0.250              0.017     1.608
4905737    90.00                 13    0.250              0.017     1.733
4905738    90.00                 06    0.250              0.017     1.733
4905739    76.20                       0.250              0.017     1.108
4905747    80.00                       0.250              0.017     0.983
4905749    75.00                       0.250              0.017     2.108
4905754    90.00                 11    0.250              0.017     1.608
4905758    90.00                 13    0.250              0.017     1.733
4905760    89.98                 13    0.250              0.017     1.733
4905763    67.35                       0.250              0.017     1.233
4905785    84.98                 13    0.250              0.017     1.733
4905795    90.00                 13    0.250              0.017     1.358
4905801    75.00                       0.250              0.017     1.858
4905809    66.67                       0.250              0.017     1.733
4905824    90.00                 13    0.250              0.017     1.483
4905835    70.00                       0.250              0.017     1.233
4905846    70.00                       0.250              0.017     1.233
4905852    70.00                       0.250              0.017     1.233
4905856    80.00                       0.250              0.017     1.858
4905861    62.17                       0.250              0.017     1.108
4905871    70.00                       0.250              0.017     1.608
4906073    85.00                 13    0.250              0.017     1.483
4906076    90.00                 13    0.250              0.017     1.608
4906090    90.00                 13    0.250              0.017     1.983
4906113    90.00                 13    0.250              0.017     1.483
4906115    74.48                       0.250              0.017     0.858
4906120    75.00                       0.250              0.017     1.733
4906124    74.93                       0.250              0.017     1.358
4906135    37.14                       0.250              0.017     1.858
4906145    80.00                       0.250              0.017     1.358
4906150    68.26                       0.250              0.017     1.483
4906154    80.00                       0.250              0.017     1.233
4906156    90.00                       0.250              0.017     1.858
4906163    89.99                 13    0.250              0.017     0.983
4906170    89.38                 13    0.250              0.017     1.733
4906172    90.00                  6    0.250              0.017     1.108
4906175    65.00                       0.250              0.017     1.483
4906176    80.00                       0.250              0.017     1.233
4906189    79.98                       0.250              0.017     0.983
4906192    90.00                 13    0.250              0.017     1.608
4906197    89.99                       0.250              0.017     1.483
4906203    44.61                       0.250              0.017     1.483
4906209    62.39                       0.250              0.017     1.483
4906212    75.00                       0.250              0.017     1.358
4906215    80.00                       0.250              0.017     1.733
4906220    65.00                       0.250              0.017     1.108
4906223    95.00                 11    0.250              0.017     0.483
4906225    70.20                       0.250              0.017     1.358
4906231    41.88                       0.250              0.017     1.358
4906232    70.00                       0.250              0.017     1.108
4906242    75.00                       0.250              0.017     1.108
4906266    70.00                       0.250              0.017     1.483
4906291    75.00                       0.250              0.017     1.483
4906300    90.00                 11    0.250              0.017     1.983
4906305    95.00                 11    0.250              0.017     1.108
4906313    47.44                       0.250              0.017     1.733
4906316    95.00                  6    0.250              0.017     1.233
4906322    80.00                       0.250              0.017     1.483
4906327    95.00                 13    0.250              0.017     1.358
4906328    94.12                 13    0.250              0.017     1.608
4906336    60.24                       0.250              0.017     1.108
4906338    90.00                 13    0.250              0.017     1.483
4906347    80.00                       0.250              0.017     1.358
4906352    80.00                       0.250              0.017     1.358
4906357    70.00                       0.250              0.017     0.983
4906372    73.78                       0.250              0.017     1.608
4906375    77.86                       0.250              0.017     1.358
4906382    75.00                       0.250              0.017     1.233
4906409    75.00                       0.250              0.017     1.733
4906414    65.00                       0.250              0.017     1.233
4906417    85.00                       0.250              0.017     1.733
4906430    60.61                       0.250              0.017     1.483
4906431    65.00                       0.250              0.017     2.233
4906436    90.00                 13    0.250              0.017     2.108
4906441    89.99                 17    0.250              0.017     1.233
4906443    90.00                 13    0.250              0.017     2.233
4906447    70.83                       0.250              0.017     1.358
4906448    70.00                       0.250              0.017     0.858
4906456    90.00                       0.250              0.017     1.233
4906465    50.00                       0.250              0.017     1.483
4906468    89.96                       0.250              0.017     1.608
4906474    80.00                       0.250              0.017     1.483
4906476    89.96                 11    0.250              0.017     1.608
4906485    70.00                       0.250              0.017     1.483
4906497    90.00                       0.250              0.017     1.358
4906498    64.92                       0.250              0.017     1.858
4906505    85.00                 11    0.250              0.017     1.733
4906507    90.00                 13    0.250              0.017     1.483
4906510    53.25                       0.250              0.017     1.233
4906511    84.32                 13    0.250              0.017     1.358
4906513    80.00                       0.250              0.017     1.358
4906515    90.00                 13    0.250              0.017     1.608
4906524    76.92                       0.250              0.017     0.858
4906528    65.18                       0.250              0.017     1.233
4906531    79.80                       0.250              0.017     1.733
4906532    83.74                 13    0.250              0.017     1.233
4906539    73.57                       0.250              0.017     1.483
4906544    65.00                       0.250              0.017     1.108
4906552    70.20                       0.250              0.017     1.608
4906562    80.00                       0.250              0.017     1.483
4906570    58.44                       0.250              0.017     1.483
4906588    67.27                       0.250              0.017     1.358
4906592    59.12                       0.250              0.017     1.608
4906598    80.00                       0.250              0.017     1.358
4906603    78.43                       0.250              0.017     1.483
4906618    88.36                  6    0.250              0.017     1.858
4906627    80.00                       0.250              0.017     1.108
4906631    75.00                       0.250              0.017     1.233
4906639    80.00                       0.250              0.017     0.983
4906645    78.21                       0.250              0.017     0.608
4906655    89.42                 13    0.250              0.017     1.983
4906796    90.00                  6    0.250              0.017     1.358

COUNT:                        839
WAC:                  7.991901711
WAM:                  354.2301989
WALTV:                78.00931766


(i)       (xvii)                              (xviii)
-----     -----------                         -----------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER    SERVICER                            SELLER
--------  ----------------------------------------------------------------------
4805799   MERRILL LYNCH CREDIT CORP           MERRILL LYNCH CREDIT CORP
4834649   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4834703   HOMESIDE LENDING                    HOMESIDE LENDING
4834756   HOMESIDE LENDING                    HOMESIDE LENDING
4834757   HOMESIDE LENDING                    HOMESIDE LENDING
4834765   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4834786   HOMESIDE LENDING                    HOMESIDE LENDING
4834805   HOMESIDE LENDING                    HOMESIDE LENDING
4834828   HOMESIDE LENDING                    HOMESIDE LENDING
4834829   HOMESIDE LENDING                    HOMESIDE LENDING
4834838   HOMESIDE LENDING                    HOMESIDE LENDING
4834849   HOMESIDE LENDING                    HOMESIDE LENDING
4834856   HOMESIDE LENDING                    HOMESIDE LENDING
4834858   HOMESIDE LENDING                    HOMESIDE LENDING
4834892   HOMESIDE LENDING                    HOMESIDE LENDING
4834903   HOMESIDE LENDING                    HOMESIDE LENDING
4835004   HOMESIDE LENDING                    HOMESIDE LENDING
4835014   HOMESIDE LENDING                    HOMESIDE LENDING
4835020   HOMESIDE LENDING                    HOMESIDE LENDING
4835026   HOMESIDE LENDING                    HOMESIDE LENDING
4835027   HOMESIDE LENDING                    HOMESIDE LENDING
4835051   HOMESIDE LENDING                    HOMESIDE LENDING
4835059   HOMESIDE LENDING                    HOMESIDE LENDING
4835069   HOMESIDE LENDING                    HOMESIDE LENDING
4835078   HOMESIDE LENDING                    HOMESIDE LENDING
4835085   HOMESIDE LENDING                    HOMESIDE LENDING
4835094   HOMESIDE LENDING                    HOMESIDE LENDING
4835099   HOMESIDE LENDING                    HOMESIDE LENDING
4835113   HOMESIDE LENDING                    HOMESIDE LENDING
4835133   HOMESIDE LENDING                    HOMESIDE LENDING
4835160   HOMESIDE LENDING                    HOMESIDE LENDING
4835170   HOMESIDE LENDING                    HOMESIDE LENDING
4835186   HOMESIDE LENDING                    HOMESIDE LENDING
4835188   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4835200   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4835214   HOMESIDE LENDING                    HOMESIDE LENDING
4835222   HOMESIDE LENDING                    HOMESIDE LENDING
4835230   HOMESIDE LENDING                    HOMESIDE LENDING
4835241   HOMESIDE LENDING                    HOMESIDE LENDING
4835311   HOMESIDE LENDING                    HOMESIDE LENDING
4835319   HOMESIDE LENDING                    HOMESIDE LENDING
4835324   HOMESIDE LENDING                    HOMESIDE LENDING
4835354   HOMESIDE LENDING                    HOMESIDE LENDING
4835359   HOMESIDE LENDING                    HOMESIDE LENDING
4835363   HOMESIDE LENDING                    HOMESIDE LENDING
4835364   HOMESIDE LENDING                    HOMESIDE LENDING
4835378   HOMESIDE LENDING                    HOMESIDE LENDING
4835381   HOMESIDE LENDING                    HOMESIDE LENDING
4835389   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4835408   HOMESIDE LENDING                    HOMESIDE LENDING
4835424   HOMESIDE LENDING                    HOMESIDE LENDING
4835466   HOMESIDE LENDING                    HOMESIDE LENDING
4835480   HOMESIDE LENDING                    HOMESIDE LENDING
4835502   HOMESIDE LENDING                    HOMESIDE LENDING
4835628   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4836209   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4836211   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4836254   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4836431   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4837419   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4837798   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4853778   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4853956   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4854176   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4856486   HOMESIDE LENDING                    HOMESIDE LENDING
4856538   HOMESIDE LENDING                    HOMESIDE LENDING
4856672   HOMESIDE LENDING                    HOMESIDE LENDING
4856706   HOMESIDE LENDING                    HOMESIDE LENDING
4856731   HOMESIDE LENDING                    HOMESIDE LENDING
4856781   HOMESIDE LENDING                    HOMESIDE LENDING
4856785   HOMESIDE LENDING                    HOMESIDE LENDING
4856790   HOMESIDE LENDING                    HOMESIDE LENDING
4856796   HOMESIDE LENDING                    HOMESIDE LENDING
4856827   HOMESIDE LENDING                    HOMESIDE LENDING
4856839   HOMESIDE LENDING                    HOMESIDE LENDING
4856858   HOMESIDE LENDING                    HOMESIDE LENDING
4856869   HOMESIDE LENDING                    HOMESIDE LENDING
4856880   HOMESIDE LENDING                    HOMESIDE LENDING
4856890   HOMESIDE LENDING                    HOMESIDE LENDING
4856895   HOMESIDE LENDING                    HOMESIDE LENDING
4856908   HOMESIDE LENDING                    HOMESIDE LENDING
4856986   HOMESIDE LENDING                    HOMESIDE LENDING
4856997   HOMESIDE LENDING                    HOMESIDE LENDING
4857011   HOMESIDE LENDING                    HOMESIDE LENDING
4857022   HOMESIDE LENDING                    HOMESIDE LENDING
4857035   HOMESIDE LENDING                    HOMESIDE LENDING
4857056   HOMESIDE LENDING                    HOMESIDE LENDING
4857175   HOMESIDE LENDING                    HOMESIDE LENDING
4857214   HOMESIDE LENDING                    HOMESIDE LENDING
4857226   HOMESIDE LENDING                    HOMESIDE LENDING
4857233   HOMESIDE LENDING                    HOMESIDE LENDING
4857251   HOMESIDE LENDING                    HOMESIDE LENDING
4857281   HOMESIDE LENDING                    HOMESIDE LENDING
4857348   HOMESIDE LENDING                    HOMESIDE LENDING
4857425   HOMESIDE LENDING                    HOMESIDE LENDING
4857485   HOMESIDE LENDING                    HOMESIDE LENDING
4857493   HOMESIDE LENDING                    HOMESIDE LENDING
4857508   HOMESIDE LENDING                    HOMESIDE LENDING
4857527   HOMESIDE LENDING                    HOMESIDE LENDING
4857552   HOMESIDE LENDING                    HOMESIDE LENDING
4857577   HOMESIDE LENDING                    HOMESIDE LENDING
4857586   HOMESIDE LENDING                    HOMESIDE LENDING
4857597   HOMESIDE LENDING                    HOMESIDE LENDING
4857701   HOMESIDE LENDING                    HOMESIDE LENDING
4857784   HOMESIDE LENDING                    HOMESIDE LENDING
4857795   HOMESIDE LENDING                    HOMESIDE LENDING
4857800   HOMESIDE LENDING                    HOMESIDE LENDING
4857802   HOMESIDE LENDING                    HOMESIDE LENDING
4857809   HOMESIDE LENDING                    HOMESIDE LENDING
4857811   HOMESIDE LENDING                    HOMESIDE LENDING
4857813   HOMESIDE LENDING                    HOMESIDE LENDING
4857816   HOMESIDE LENDING                    HOMESIDE LENDING
4857824   HOMESIDE LENDING                    HOMESIDE LENDING
4868349   HOMESIDE LENDING                    HOMESIDE LENDING
4879675   MERRILL LYNCH CREDIT CORP           MERRILL LYNCH CREDIT CORP
4880006   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880041   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880120   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880124   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880160   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880185   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880206   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880246   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880272   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880293   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880448   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880450   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880452   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880458   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880463   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880475   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880478   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880501   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880503   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880516   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880542   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880551   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880552   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880558   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880559   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880565   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880573   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880575   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880582   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880584   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880594   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880596   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880603   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880619   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880622   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880629   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880632   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880651   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880664   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880669   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880683   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880688   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880695   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880697   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880739   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880758   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880760   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880763   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880766   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880774   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880780   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880789   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880791   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880798   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880811   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880819   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880824   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880827   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880839   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880848   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880849   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880878   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880906   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880912   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880926   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880957   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4880980   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881003   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881047   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881050   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881054   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881092   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881099   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881101   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881103   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881111   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881122   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881123   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881139   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881153   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881155   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881169   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881174   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881187   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881195   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881200   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881252   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881254   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881261   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881266   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881282   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881283   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881290   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881295   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881296   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881315   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881317   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881387   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881422   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881425   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881457   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881467   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881473   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881484   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881487   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881498   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881500   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881519   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881527   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881540   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881568   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881590   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881604   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881610   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881618   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881947   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881951   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881956   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881964   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881970   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881975   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881977   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881981   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881987   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4881989   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4882103   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4882113   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887614   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887638   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887672   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887708   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887724   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887754   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887763   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887771   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887778   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887795   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887815   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4887860   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4900174   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4900191   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4900200   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4900206   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4900287   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4900295   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4902329   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902422   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902431   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902440   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902454   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902481   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902486   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902487   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902503   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902511   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902520   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902521   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902528   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902534   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902539   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902549   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902554   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902569   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902577   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902604   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902618   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902626   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902641   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902658   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902661   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902666   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902668   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902681   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902690   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902696   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902712   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902718   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902720   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902729   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902733   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902747   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902759   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902765   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902772   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902776   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902791   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902802   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902810   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902816   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902823   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902826   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902836   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902838   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902847   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902849   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902853   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902861   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902878   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4902894   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903059   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903060   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903064   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903067   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903073   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903080   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903091   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903095   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903101   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903130   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903140   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903143   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903145   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903146   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903154   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903162   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903176   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903183   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903185   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903197   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903198   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903204   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903206   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903213   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903219   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903226   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903228   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903246   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903267   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903268   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903272   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903276   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903277   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903279   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903283   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903285   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903296   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903313   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903331   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903344   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903355   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903361   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903366   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903372   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903381   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903386   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903390   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903393   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903403   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903409   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903423   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903437   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903444   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903462   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903477   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903485   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903494   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903496   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903510   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903520   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903527   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903541   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903609   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903622   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903627   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903635   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903639   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903650   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903660   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903661   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903671   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903672   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903716   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903719   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903730   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903739   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903746   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903757   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903762   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903764   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903773   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903793   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903806   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903808   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903814   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903819   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903842   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903861   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903875   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903882   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903883   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903895   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903897   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903898   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903905   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903906   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903914   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903916   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903919   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903920   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903927   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903929   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903933   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903936   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903942   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903943   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903948   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903953   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903957   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903960   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903962   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903964   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903968   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903976   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903989   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903992   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4903993   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904003   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904010   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904019   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904021   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904028   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904053   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904059   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904069   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904077   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904078   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904093   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904104   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904109   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904122   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904138   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904142   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904154   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904159   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904178   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904230   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904244   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904505   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904510   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904516   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904524   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904532   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904565   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904572   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904574   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904605   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904610   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904614   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904625   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904639   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904648   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904658   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904664   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904677   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904681   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904685   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904687   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904692   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904699   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904701   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904706   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904712   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904715   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904725   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904727   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904731   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904762   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904769   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904777   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904784   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904792   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904797   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904798   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904801   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904808   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904810   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904817   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904831   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904836   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904838   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904842   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904848   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904859   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904860   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904864   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904866   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904867   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904872   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904874   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904875   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904881   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904882   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904887   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904888   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904892   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904900   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904902   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904903   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904909   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904911   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904914   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904919   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904924   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904931   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904932   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904941   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904946   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904955   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904957   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904961   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904963   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904966   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904971   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904973   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904982   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904985   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904995   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4904998   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905004   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905008   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905012   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905020   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905021   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905022   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905025   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905028   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905033   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905036   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905039   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905040   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905042   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905049   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905051   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905052   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905053   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905062   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905066   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905078   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905080   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905088   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905090   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905122   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905127   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905129   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905138   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905142   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905145   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905149   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905158   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905165   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905169   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905174   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905175   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905185   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905189   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905197   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905208   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905209   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905230   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905239   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905248   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905249   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905251   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905256   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905262   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905265   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905266   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905267   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905269   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905270   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905274   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905280   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905282   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905284   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905285   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905286   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905287   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905288   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905308   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905310   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905312   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905313   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905314   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905321   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905324   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905325   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905330   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905332   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905333   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905338   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905342   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905343   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905344   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905353   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905356   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905357   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905361   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905366   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905368   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905370   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905371   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905376   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905378   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905380   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905385   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905387   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905389   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905395   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905396   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905397   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905400   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905405   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905409   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905411   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905413   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905414   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905415   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905421   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905422   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905427   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905431   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905434   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905438   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905441   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905443   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905446   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905448   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905450   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905452   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905458   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905459   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905462   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905474   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905476   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905477   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905478   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905481   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905482   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905484   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905491   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905492   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905497   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905500   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905506   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905507   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905508   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905512   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905515   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905526   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905532   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905534   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905538   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905540   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905545   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905546   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905547   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905553   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905557   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905558   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905559   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905560   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905567   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905570   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905572   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905573   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905577   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905587   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905588   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905591   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905592   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905594   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905596   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905598   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905599   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905602   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905607   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905608   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905609   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905612   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905627   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905629   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905637   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905638   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905647   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905650   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905655   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905658   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905664   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905667   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905669   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905673   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905676   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905677   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905678   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905679   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905681   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905686   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905687   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905688   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905689   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905693   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905695   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905696   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905697   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905698   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905702   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905703   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905708   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905711   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905716   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905718   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905722   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905729   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905737   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905738   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905739   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905747   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905749   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905754   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905758   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905760   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905763   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905785   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905795   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905801   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905809   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905824   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905835   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905846   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905852   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905856   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905861   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4905871   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906073   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906076   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906090   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906113   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906115   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906120   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906124   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906135   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906145   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906150   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906154   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906156   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906163   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906170   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906172   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906175   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906176   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906189   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906192   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906197   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906203   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906209   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906212   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906215   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906220   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906223   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906225   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906231   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906232   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906242   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906266   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906291   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906300   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906305   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906313   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906316   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906322   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906327   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906328   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906336   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906338   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906347   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906352   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906357   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906372   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906375   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906382   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906409   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906414   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906417   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906430   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906431   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906436   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906441   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906443   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906447   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906448   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906456   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906465   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906468   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906474   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906476   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906485   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906497   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906498   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906505   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906507   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906510   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906511   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906513   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906515   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906524   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906528   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906531   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906532   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906539   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906544   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906552   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906562   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906570   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906588   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906592   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906598   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906603   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906618   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906627   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906631   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906639   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906645   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906655   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4906796   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS



COUNT:                        839
WAC:                  7.991901711
WAM:                  354.2301989
WALTV:                78.00931766s






                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information
----------------

      Name of Mortgagor:                  _____________________________

      Servicer
      Loan No.:                           _____________________________

Custodian/Trust Administrator
-----------------------------

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________
      Custodian/Trustee
      Mortgage File No.:                  _____________________________

Seller
------

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________

      Certificates:                       Mortgage Asset-Backed Pass-Through
                                          Certificates, Series 1998-3

     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 25, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, United States Trust Company of New York, as Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ________________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _______________________   as   instrument   no.
      ________________  in  the  County  Recorder's  Office  of  the  County  of
      ______________________,     State    of     _______________________     in
      book/reel/docket  ______________________ of official records at page/image
      __________________.

( )   Deed  of  Trust  recorded  on  ______________________  as  instrument  no.
      ___________________  in the  County  Recorder's  Office  of the  County of
      _____________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( ) Assignment of Mortgage or Deed of Trust to the Trust Administrator, recorded on ________________________________ as instrument no.
      ________________  in  the  County  Recorder's  Office  of  the  County  of
      ________________________,     State    of     _____________________     in
      book/reel/docket  ______________________ of official records at page/image
      ___________________.

( )   Other   documents,   including   any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( )  ________________________________________________

      ( )  ________________________________________________

      ( )  ________________________________________________

      ( )  ________________________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                    By:  __________________________

                                    Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                              AFFIDAVIT   PURSUANT   TO  SECTION
                                              860E(e)(4)    OF   THE    INTERNAL
                                              REVENUE CODE OF 1986,  AS AMENDED,
                                              AND FOR NON-ERISA INVESTORS

STATE OF              )
                      ) ss:
COUNTY OF             )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of _________] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [_______].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3, Class [I-A-R][I-A-LR] Certificate (the "Class [I-A-R][I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R][I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R][I-A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [I-A-R][I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R][I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R][I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R][I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [I-A-R][I-A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of __, 19__.

                                    [Name of Purchaser]


                                    By:__________________________
                                       [Name of Officer]
                                       [Title of Officer]

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this __ day of ____, 19__.


_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I



          [Letter from Transferor of Class [I-A-R][I-A-LR] Certificate]



                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

            Re:   Norwest Integrated Structured Assets, Inc.,
                  Series 1998-3, Class [I-A-R][I-A-LR]
                  -------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]

                                                ____________________________

                                    EXHIBIT J

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1998-3
                   CLASS [II-A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                          _________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3, Class [II-A-PO][B-4][B-5][B-6] Certificates (the "Class [II-A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $________________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 25, 1998 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [II-A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b) The Purchaser is acquiring the Class [II-A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [II-A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [II-A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [II-A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [II-A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [II-A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [II-A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [II-A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [II-A-PO][B-4][B-5][B-6] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
     there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and
     (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
     Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [II-A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [II-A-PO][B-4][B-5][B-6] Certificates.

          (a) The Purchaser understands that the Class [II-A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [II-A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [II-A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [II-A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [II-A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]

                                    By: _______________________________

                                    Its: ______________________________

                                    EXHIBIT K

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1998-3
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER



                                          ________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 25, 1998 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

          Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]

                                   By: ______________________________

                                   Its: _____________________________

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

               North American Mortgage Company Servicing Agreement

                      Homeside Lending Servicing Agreement

                   Banc One Mortgage Corp. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                         Bank United Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                  First Union National Bank Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ________, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     ________________________ is the holder of the entire interest in Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

     _____________________________   intends  to  resell  all  of  the  Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by Fitch, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing

Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)
(i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1998-3. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD  21703

                  Attention: Vice President, Master Servicing
                  Phone:     301-696-7800
                  Fax:       301-815-6365

            (b)   in the case of the Purchaser,

                  _______________________________

                  _______________________________

                  _______________________________

                  _______________________________

                  Attention: ____________________



     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the

Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          Norwest Bank Minnesota, National
                                          Association

                                          By: _____________________________
                                          Name: ___________________________
                                          Title: __________________________

                                          By: _____________________________
                                          Name: ___________________________
                                          Title: __________________________